SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Revised Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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SUPERIOR INDUSTRIES INTERNATIONAL, INC.

March 27, 2015

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Superior Industries International, Inc. (the “Annual Meeting”), which will be held at The Westin Hotel, 1500 Town Center, Southfield, Michigan 48075 on Tuesday, May 5, 2015, at 9:30 a.m. Eastern Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of 2015 Annual Meeting of Shareholders and the accompanying Proxy Statement. You should also have received a WHITE proxy card or voting instructions form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors.

You should know that GAMCO Asset Management Inc., a subsidiary of GAMCO Investors, Inc. (“GAMCO”) has proposed three alternative nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. Your Board of Directors unanimously opposes the election of GAMCO’s nominees for election at the Annual Meeting. Your Board of Directors is deeply committed to Superior, its shareholders and the creation and enhancement of shareholder value. In the Board of Directors’ opinion, the election of GAMCO’s nominees for election at the Annual Meeting is not in the best interests of Superior and its shareholders. We strongly urge you to not return, and simply throw away, the BLUE proxy card sent to you by GAMCO and vote for our Board of Director nominees and on the other matters to be voted on at the Annual Meeting using the enclosed WHITE proxy card.

Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completed, dating, signing and returning the enclosed WHITE proxy card, as described in the enclosed Proxy Statement and proxy card. We strongly urge you to read the accompanying Proxy Statement carefully and vote FOR the election of each of the nominees nominated by our Board of Directors by promptly submitting the enclosed WHITE proxy card or voting instruction form. If you have previously submitted a BLUE proxy card sent by GAMCO, its affiliates or another party, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted.

Thank you for your ongoing support of, and continued interest in, Superior.

/s/ Donald J. Stebbins
Donald J. Stebbins
President and Chief Executive Officer

This proxy statement is dated March 27, 2015 and is first being distributed to stockholders on or about March 30, 2015.

YOUR VOTE IS IMPORTANT

Please complete, date and sign your WHITE proxy card and return it promptly in the enclosed postage-paid envelope or vote over the telephone or via the Internet by following the instructions on the enclosed WHITE proxy card, whether or not you plan to attend the Annual Meeting. If you own shares in a brokerage account, your broker cannot vote your shares on any of the proposals, unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a stockholder and vote on all proposals.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885
Email: proxy@mackenziepartners.com

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
24800 Denso Drive, Suite 225
Southfield, Michigan 48033

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 5, 2015

NOTICE IS GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Superior Industries International, Inc. (“Superior” or the “Company”), will be held at The Westin Hotel, 1500 Town Center, Southfield, Michigan 48075, on Tuesday, May 5, 2015, at 9:30 a.m. Eastern Time for the following purposes:

(1) To elect the following seven nominees to the Board of Directors: Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga;

(2) To approve, in a non-binding advisory vote, executive compensation;

(3) To approve the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary;

(4) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2015; and

(5) To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof is March 9, 2015 (the “Record Date”). Your vote is important.

SUPERIOR HAS RECEIVED A NOTICE FROM GAMCO ASSET MANAGEMENT INC. (“GAMCO”), A SUBSIDIARY OF GAMCO INVESTORS, INC. REGARDING ITS INTENT TO NOMINATE THREE ALTERNATIVE NOMINEES FOR ELECTION AT THE ANNUAL MEETING IN OPPOSITION TO THE NOMINEES RECOMMENDED BY OUR BOARD OF DIRECTORS. YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE ELECTION OF GAMCO’S NOMINEES FOR ELECTION AT THE ANNUAL MEETING, AND RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES NAMED IN THE ENCLOSED PROXY STATEMENT AND ON THE ENCLOSED WHITE PROXY CARD. YOUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN THE BLUE PROXY CARD(S) THAT YOU MAY RECEIVE FROM GAMCO, ITS AFFILIATES OR ANY OTHER PARTY. TO VOTE FOR ALL OF THE SUPERIOR BOARD OF DIRECTORS’ NOMINEES, YOU MUST VOTE AND RETURN THE WHITE PROXY CARD. IF YOU PREVIOUSLY SIGNED A BLUE PROXY CARD SENT TO YOU BY GAMCO, ITS AFFILIATES OR ANY OTHER PARTY IN RESPECT OF THE ANNUAL MEETING, YOU CAN REVOKE IT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD.

You may vote “FOR” the Board of Directors’ nominees by telephone or Internet by following the instructions included on the WHITE proxy card included with your materials or by completing, signing, dating, and returning the enclosed WHITE proxy card prior to the Annual Meeting.

The Company’s Annual Report to Shareholders for the year ended December 28, 2014 is enclosed with this Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING, DATING, SIGNING AND RETURNING THE WHITE PROXY CARD, OVER THE TELEPHONE OR VIA THE INTERNET, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT A WHITE PROXY CARD. If you have previously submitted a blue proxy card sent by GAMCO, its affiliates or another party, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted.

If you have any questions about the attached Proxy Statement or require assistance in voting your shares on the WHITE proxy card or voting instruction form, or need additional copies of Superior’s proxy materials, please contact our proxy solicitor assisting us with the Annual Meeting toll free at 1-800-322-2885.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Kerry A. Shiba

Kerry A. Shiba Secretary

Southfield, Michigan
March 27, 2015

i

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
24800 Denso Drive, Suite 225
Southfield, Michigan 48033

PROXY STATEMENT
FOR
2015 ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Superior Industries International, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 9:30 a.m. Eastern Time on Tuesday May 5, 2015, at The Westin Hotel, 1500 Town Center, Southfield, Michigan 48075, and at any adjournments or postponements of the Annual Meeting. These proxy materials, including the accompanying form of WHITE proxy card and our annual report on Form 10-K for the fiscal year ended December 28, 2014, were first sent on or about March 30, 2015 to shareholders entitled to vote at the Annual Meeting. These proxy materials also are available on the internet at: www.ViewOurMaterial.com/sup.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed WHITE proxy card because the Board of Directors the Company is soliciting your proxy to vote at the Annual Meeting to be held on Tuesday, May 5, 2015, at 9:30 a.m. Eastern Time, and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

•

To elect the following seven nominees to the Board of Directors: Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga (Proposal No. 1);

•	To approve, in a non-binding advisory vote, executive compensation (Proposal No. 2);
•	To approve the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary (Proposal No. 3);
•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2015 (Proposal No. 4); and
•	To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

What are the Board of Directors’ voting recommendations?

The Board of Directors recommends that you vote your shares:

•	“FOR” all nominees to the Board of Directors (Proposal No. 1) named in this proxy statement and the WHITE proxy card;
•	“FOR” the approval of Superior’s executive compensation (Proposal No. 2);
•	“FOR” the approval of the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary (Proposal No. 3); and
•	“FOR” ratification of the appointment of Deloitte & Touche LLP as Superior’s independent registered public accounting firm for the fiscal year ending December 27, 2015 (Proposal No. 4).

Will other candidates be nominated for election as directors at the 2015 Annual Meeting in opposition to the Board of Directors’ nominees?

Yes. GAMCO, a stockholder of the Company, has notified us that it intends to nominate three persons for election as directors to the Board of Directors at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. The Board of Directors does NOT endorse any nominee of GAMCO and unanimously recommends that you vote FOR ALL of the nominees proposed by Superior’s Board by using the WHITE proxy card accompanying this proxy statement. The Board of Directors is deeply committed to Superior, its shareholders and the creation and enhancement of shareholder value. The Board of Directors believes that the election of GAMCO’s nominees at the Annual Meeting is not in the best interests of Superior and its shareholders. If GAMCO proceeds with its proposed director nominees, you may receive proxy materials from GAMCO. Superior is not responsible for the accuracy of any information contained in any proxy solicitation materials used by GAMCO or any other statements that it may otherwise make. If you have any questions or require any assistance with voting your shares, please contact Mackenzie Partners, Inc., toll free at (800) 322-2885.

What should I do if I receive a BLUE proxy card from GAMCO?

Director nominations made by any party other than Superior are NOT endorsed by the Board of Directors. The Board of Directors recommends that you DO NOT sign or return the BLUE proxy card that may be sent to you by GAMCO or another party. Voting against these other nominees on the BLUE proxy card that they send you is NOT the same as voting for the Board of Directors’ nominees. If you submit a proxy card other than the WHITE proxy card, you may revoke that proxy by voting your proxy “FOR” the Board of Directors’ nominees by telephone or the Internet by following the instructions on the WHITE proxy card or by completing, signing, dating, and returning the enclosed WHITE proxy card prior to the Annual Meeting.

Only the latest validly executed proxy that you submit will be counted.

What should I do if I receive more than one WHITE proxy card or other set of proxy materials from the Company?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. Please sign, date and return all WHITE proxy cards you receive from the Company. If you choose to vote by phone or by Internet, please vote once for each WHITE proxy card you receive. Only your latest dated proxy for each account will be voted. If GAMCO proceeds with its previously announced alternative director nominations, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by our Board of Directors then you should only submit WHITE proxy cards. In addition, you may receive proxy solicitation materials from GAMCO, including an opposition proxy statement and a proxy card. The Board of Directors recommends that you disregard any proxy card you receive from GAMCO and return the enclosed WHITE proxy card.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Superior has adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, Superior delivers one set proxy materials to multiple shareholders who share the same address unless Superior has received contrary instructions from one or more of the shareholders. This procedure potentially means extra convenience for shareholders and reduces Superior’s printing and mailing costs as well as the environmental impact of its Annual Meetings. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, Superior will deliver promptly a separate copy of the proxy statement and annual report to any shareholder at a shared address to which Superior delivered a single copy of the proxy materials. If you are a shareholder who shares an address with another shareholder and would like only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or notify us if you are the shareholder of records.

To receive free of charge a separate copy of the proxy materials, shareholders may contact Superior’s Secretary at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033 or 248-352-3700.

Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

Superior’s proxy materials also are available at www.ViewOurMaterial.com/sup. This website address is included for reference only. The information contained on this website is not incorporated by reference into this Proxy Statement.

Who is entitled to vote?

To be able to vote, you must have been a shareholder on March 9, 2015, the Record Date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,944,247 shares of Superior common stock were issued and outstanding.

How many votes do I have?

Each holder of record of Superior common stock will be entitled to one vote on each matter for each share of common stock held on the Record Date.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with Superior’s transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by Superior.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

If I am a shareholder of record of Superior’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•

In person. You may vote in person at the Annual Meeting by requesting a ballot from an usher when you arrive. You must bring valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions included on the WHITE proxy card included with your materials.
•	By Telephone. You may vote by proxy by calling the toll free number found on the WHITE proxy card included with your materials.
•	By Mail. You may vote by proxy by filling out the WHITE proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are two ways to vote:

•

In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification such as a driver’s license or passport and proof that the organization that holds your shares held such shares on the Record Date. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•

By Proxy. If you are a beneficial owner of shares held in street name, this Proxy Statement and accompanying materials have been forwarded to you by the organization that holds your shares. Such organization will vote your shares in accordance with your instructions using the methods set forth in the information provided to you by such organization. If, as expected, GAMCO files definitive proxy materials to contest the election of the Company’s director nominees and mails such materials to you, then brokers will not be permitted to vote your shares with respect to any proposals at the Annual Meeting without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. See “What is a broker non-vote?” below.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Accordingly, shares representing votes must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors; or
•	Sign and return a WHITE proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and, in accordance with applicable law, as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

Typically, “non-routine” matters include the election of directors (Proposal No. 1), the non-binding advisory vote on executive compensation (Proposal No. 2) and the approval of the

Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary (Proposal No. 3) and “routine” matters include ratification of the appointment of independent auditors (Proposal No. 4). If GAMCO files definitive proxy materials to contest the election of the Company’s director nominees, then, under applicable exchange rules, all of the proposals in this proxy statement will be non-routine matters for those shareholders who receive proxy materials from GAMCO, and therefore, brokers will not be permitted to exercise discretionary authority with respect to such shares regarding any of the proposals to be voted on at the Annual Meeting. We strongly encourage you to give your broker your voting instructions.

What is a broker non-vote?

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on the election of directors and on other certain non-routine matters, and accordingly may not vote on such matters absent instructions from the beneficial holder. If you hold your shares in “street name” or through a broker it is important that you give your broker your voting instructions.

If, as expected, GAMCO files definitive proxy materials to contest the election of the Company’s director nominees, then brokers representing shares that have received materials from GAMCO will not be permitted to vote such shares with respect to any proposals at the Annual Meeting without instructions as to how to vote. We strongly encourage you to instruct your broker how to vote your shares using the voting instruction form provided by your broker. The WHITE voting instruction forms provided by your bank, broker or other nominee will also include information about how to submit your proxy over the Internet or telephonically, if such options are available. Please return your completed WHITE proxy card or voting instruction form to your broker and contact the person responsible for your account or submit your proxy by internet or telephone so that your vote can be counted.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

With respect to the election of directors (Proposal No. 1), under plurality voting, broker non-votes and abstentions would have no effect on the election of directors.

With respect to each of the other proposals (Proposals No. 2, No. 3 and No. 4), (i) broker non-votes and abstentions will not affect the outcome requiring an affirmative vote of a majority of the shares represented and voting at the Annual Meeting, however, (ii) broker non-votes and abstentions will have the effect of a vote against the proposal with respect to the additional requirement that shares voting affirmatively also constitute at least a majority of the required quorum.

In order to minimize the number of broker non-votes, Superior encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the voting instruction form.

What is the voting requirement to approve each of the proposals?

With respect to Proposal No. 1, the election of directors is determined by plurality voting meaning that the seven persons receiving the largest number of “yes” votes will be elected as directors. Under California law, since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have no effect on the election of directors. Proxies may not be voted for more than the seven directors and shareholders may not cumulate votes in the election of directors.

In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for”

such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee and the Board of Directors must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board of Directors’ decision and decision-making process. In a contested election, which will be the case if the nomination of any of the nominees proposed by GAMCO is properly presented at the Annual Meeting, should any of the Company nominees fail to receive the vote required to be elected, the term of his or her service as a director will end on the date the voting results are determined pursuant to California law.

Approval of Proposals No. 2, No. 3 and No. 4 requires (i) the affirmative vote of a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Superior’s Secretary at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033 prior to the Annual Meeting.

If you vote using the BLUE proxy card sent to you by GAMCO, you can subsequently revoke it by signing, dating and returning the enclosed WHITE proxy card or voting instruction form in the postage-paid envelope provided or by submitting your proxy by telephone or by Internet by following the instructions on the WHITE proxy card or voting instruction form. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

Who will serve as the inspector of election?

IVS Associates, Inc., will serve as the inspector of election.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. Superior will publish the final voting results in a Current Report on Form 8-K, which Superior is required to file with the SEC within four business days following the Annual Meeting.

Who is paying the costs of this proxy solicitation?

Superior is paying the costs of the solicitation of proxies. Superior has retained MacKenzie Partners, Inc. to assist in obtaining proxies by mail, facsimile, telephone or email from brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay such firm a fee of approximately $100,000, plus out-of-pocket expenses. MacKenzie Partners, Inc. may be contacted at (800) 322-2885. Superior may also reimburse brokerage firms, banks, broker-dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners. In addition, certain of Superior’s directors, officers and regular employees, without additional compensation, may solicit proxies on Superior’s behalf in person, by telephone, by fax or by electronic mail. See “Proxy Solicitation and Costs” in this proxy statement for further information.

How can I attend the Annual Meeting?

Only shareholders as of the Record Date are entitled to attend the Annual Meeting. Each shareholder must present valid picture identification such as a driver’s license or passport and provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2016 Annual Meeting of shareholders?

Requirements for Shareholder Proposals to Be Considered for Inclusion in Superior’s Proxy Materials. Proposals that a shareholder intends to present at the 2016 Annual Meeting of shareholders and wishes to be considered for inclusion in Superior’s proxy statement and form of proxy relating to the 2016 Annual Meeting of shareholders must be received no later than December 1, 2015 (the date that is 120 calendar days before the one year anniversary date of Superior’s proxy statement was released to shareholders for this Annual Meeting). However, if the 2016 Annual Meeting date has changed more than 30 days from this year’s meeting, then the deadline is a reasonable time before we begin to print and send out proxy materials. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to Superior’s Secretary by mail at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033.

Requirements for Other Shareholder Proposals to Be Brought Before the 2016 Annual Meeting of Shareholders and Director Nominations. Our Amended and Restated Bylaws (the “Bylaws”) provide that any shareholder proposals (other than those made under Rule 14a-8 of the Exchange Act) and any nomination of one or more persons for election as a director be made not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting. Accordingly, in order for a shareholder proposal or director nomination to be considered at the 2016 Annual Meeting, a written notice of the proposal or the nomination must be received by the Secretary of Superior no later than February 5, 2016 (assuming that the 2016 Annual Meeting is held on May 5, 2016, the anniversary of the 2015 Annual Meeting). However, if the date of the 2016 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the 2015 Annual Meeting, then, for notice by the shareholder to be timely, it must be received by the Secretary of Superior not earlier than the 120th day prior to the date of the 2016 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2016 Annual Meeting, or (ii) the tenth day following the day on which public announcement of the date of the 2016 Annual Meeting is first made. In order for shareholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the shareholders at the 2016 Annual Meeting to be considered “timely” for purposes of SEC Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Secretary of Superior no later than February 5, 2016. The notice must set forth the information required by the Bylaws with respect to each director nomination and shareholder proposal that the shareholder intends to present at the 2016 Annual Meeting. The proxy solicited by the Board of Directors for the 2016 Annual Meeting will confer discretionary voting authority with respect to any proposal presented by a shareholder at that meeting for which Superior has not been provided with timely notice, or, even if there is timely notice, the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. Notices must be delivered to Superior’s Secretary by mail at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

The size of the Board of Directors is currently eight members with the size of the Board of Directors being reduced to seven members effective at the Annual Meeting. Therefore, upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has nominated the seven individuals listed below to stand for election to the Board of Directors at the Annual Meeting for a one-year term ending at the annual meeting of stockholders in 2016 or until their successors, if any, are elected or appointed. Our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Bylaws provide for the annual election of directors. Previously, the Company had a classified Board of Directors. The classification of the Board of Directors will be eliminated with the election of directors at the Annual Meeting.

If, as expected, the election is a contested election, each director nominee must receive the affirmative vote of a plurality of the votes cast to be elected. Proxies cannot be voted for a greater number of persons than the nominees named. The names of persons who are nominees for director and their current positions and offices with Superior are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed.

All nominees have consented to be named in this proxy statement and to serve as directors, if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the election of a substitute nominee(s) proposed by the Nominating and Corporate Governance Committee of the Board of Directors. If any such substitute nominee(s) are designated, we will file an amended proxy statement and WHITE proxy card that identifies the substitute nominee(s) and provide information required by the rules of the Securities and Exchange Commission. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

Director Nominees

Each of the nominees for director has been nominated for election by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee and has consented to serve if elected. When a member of the Nominating and Corporate Governance Committee is under consideration for nomination, the nominee typically recuses himself or herself from the discussion and abstains from the voting on the recommendation.

Nominees	Age	Positions
Margaret S. Dano(1)(3)	55	Director
Jack A. Hockema(1)(3)	68	Director
Paul J. Humphries(1)(2)	60	Director
James S. McElya(2)(3)	67	Director
Timothy C. McQuay(1)(2)	63	Director
Donald J. Stebbins	57	President and Chief Executive Officer, Director
Francisco S. Uranga(2)(3)	51	Director

(1)	Member of Audit Committee
(2)	Member of Compensation and Benefits Committee
(3)	Member of Nominating and Corporate Governance Committee

Business Experience and Qualifications of Nominees

Margaret S. Dano has been a member of our Board of Directors since 2007, has been our Lead Director since 2010, and has served as our Chairman since March 31, 2014. Ms. Dano brings to this position over 30 years of experience in large, industry leading companies. Ms. Dano was Vice

President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International, Inc. (NYSE: HON) (“Honeywell”), from June 2002 until her retirement from that position in 2005. From April 2002 to June 2002, she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. She was Vice President, Supply Chain, Office Products of Avery Dennison Corporation (NYSE: AVE) (“Avery Dennison”) from January 1999 to April 2002, and was Avery Dennison’s Vice President, Corporate Manufacturing and Engineering from 1997 to 1999. Previously, she was Vice President, Operations Accessories, North America, of Black & Decker Corporation (NASDAQ: SWK), and she served as a Program Manager, Product Manager and Plant Manager for General Electric Corporation (NYSE: GE) for a five-year period in the early 1990s. Ms. Dano received a B.S.M.E. in mechanical-electrical engineering from the General Motors Institute of Technology and Management. She is currently the Lead Director and a member of the Compensation Committee for Industrial Container Services, Inc. and a member of the Audit, Compensation and Governance committees of Douglas Dynamics, Inc. (NYSE: PLOW). She has served on the board of directors and audit, compensation and governance committees of Fleetwood Enterprises, and the board of directors as Lead Director and Chair of the compensation committee for Anthony International. Ms. Dano brings expertise in strategic planning, product management, start-up and global operations, and cost and quality improvements to our Board of Directors. Additionally, Ms. Dano brings the Superior Board of Directors substantial experience in analyzing and integrating acquisitions into existing business units in addition to her expertise and qualifications as a long-standing director of Superior. Ms. Dano chairs our Nominating and Corporate Governance Committee and serves on our Audit Committee.

Jack A. Hockema has been a member of our Board of Directors since 2014. Mr. Hockema is the Chairman, President and Chief Executive Officer of Kaiser Aluminum Corporation (NASDAQ: KALU) (“Kaiser”), a leading producer of semi-fabricated specialty aluminum products. He previously served as Executive Vice President of Kaiser Aluminum and President of the Kaiser Fabricated Products division from January 2000 to October 2001, and Executive Vice President of Kaiser from May 2000 to October 2001. He served as Vice President of Kaiser from May 1997 to May 2000. Mr. Hockema was President of Kaiser Engineered Products from March 1997 to January 2000. He served as President of Kaiser Extruded Products and Engineered Components from September 1996 to March 1997. Mr. Hockema served as a consultant to Kaiser and acting President of Kaiser Engineered Components from September 1995 to September 1996. Mr. Hockema was an employee of Kaiser from 1977 to 1982, working at our Trentwood facility in Spokane, Washington, and serving as plant manager of our former Union City, California can plant and as operations manager for Kaiser Extruded Products. In 1982, Mr. Hockema left Kaiser to become Vice President and General Manager of Bohn Extruded Products, a division of Gulf+Western, and later served as Group Vice President of American Brass Specialty Products until June 1992. From June 1992 to September 1996, Mr. Hockema provided consulting and investment advisory services to individuals and companies in the metals industry. Mr. Hockema served on the board of directors of Clearwater Paper Corp. from December 2008 to June 2009. He holds a M.S. in Management and a B.A. in Civil Engineering, both from Purdue University. Mr. Hockema brings considerable and valuable talent to our Board of Directors that he has developed throughout his career, including as Chairman and CEO of a public company. In particular, Mr. Hockema contributes important expertise to the Board of Directors, including automotive and aluminum industry knowledge, metals fabrication and operations experience, strategic planning and financial acumen. Mr. Hockema also has extensive experience in mergers and acquisitions as well as capital markets transactions. Mr. Hockema serves on our Audit Committee and our Nominating and Governance Committee.

Paul J. Humphries has been a member of our Board of Directors since 2014. Mr. Humphries is the President of High Reliability Solutions a business group at Flextronics International Ltd. (NASDAQ: FLEX) (“Flextronics”), a global end-to-end supply chain solutions company that serves the energy, medical, automotive and aerospace and defense markets, a position he has held since 2011. From 2006 to 2011, Mr. Humphries served as Executive Vice President of Human Resources at Flextronics. In that capacity, he led Flextronics’ global human resources organization, programs and related functions including global loss prevention, environmental compliance and management systems. Mr. Humphries joined Flextronics with the acquisition of Chatham Technologies

Incorporated in April 2000. While at Chatham Technologies, he served as Senior Vice President of Global Operations. Prior to that, Mr. Humphries held several senior management positions at Allied Signal, Inc. (NYSE: ALD) and its successor Honeywell Inc. (NYSE: HON), BorgWarner Inc. (NYSE: BWA) and Ford Motor Company (NYSE: F). Mr. Humphries has a B.A. in applied social studies from Lanchester Polytechnic (now Coventry University) and post-graduate certification in human resources management from West Glamorgan Institute of Higher Education. Mr. Humphries has extensive experience in the automotive supplier industry and senior level management experience with multinational public companies, bringing valuable expertise in strategy, growth, human resources and global operations to the Board of Directors. Further, Mr. Humphries has extensive experience in planning, implementing and integrating mergers and acquisitions. Mr. Humphries serves on our Audit Committee and the Compensation and Benefits Committee.

James S. McElya has been a member of our Board of Directors since December 2013. Mr. McElya is currently chairman of the board of directors of Affinia Group Intermediate Holdings Inc. Until 2013, Mr. McElya was chairman of the board of directors and, until 2012, chief executive officer of Cooper Standard Holdings Inc. Previously, he had served as president of Cooper-Standard Automotive (NYSE: CSA) (“Cooper Standard”), the principal operating company of Cooper Standard Holdings, and as corporate vice president of Cooper Tire & Rubber Company, the parent company of Cooper Standard, until 2004. Mr. McElya has also served as President of Siebe Automotive Worldwide and over a 22-year period held various senior management positions with Handy & Harman. Mr. McElya is a past chairman of the Motor Equipment Manufacturers Association (MEMA) and a past chairman of the board of directors of the Original Equipment Supplier Association (OESA). Mr. McElya brings to the Board of Directors his expertise in the automotive industry as well as leadership experience, including his services as the chief executive officer of a public company. Mr. McElya also provides substantial experience with mergers and acquisitions in the automotive industry. He contributes leadership and strategy experience combined with operation and management expertise. Mr. McElya chairs our Compensation and Benefits Committee and serves on our Nominating and Governance Committee.

Timothy C. McQuay has been a member of our Board of Directors of Directors since 2011. Mr. McQuay brings with him nearly 33 years of financial advisory experience to the Board of Directors. He has served as Managing Director, Investment Banking with Noble Financial Capital Markets, an investment banking firm, since November 2011. Previously, he served as Managing Director, Investment Banking with B. Riley & Co., an investment banking firm, from September 2008 to November 2011. From August 1997 to December 2007, he served as Managing Director–Investment Banking at A.G. Edwards & Sons, Inc. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co. and from October 1994 to August 1997 he also served as Managing Director of Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a New York Stock Exchange listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director of Merchant Banking with Union Bank. Mr. McQuay received an A.B. degree in economics from Princeton University and a M.B.A. degree in finance from the University of California at Los Angeles. He also serves as the Chairman of the board of directors of Perseon Corp. Mr. McQuay’s qualifications to serve on the Board of Directors include, among others, his extensive business and financial experience and his public company board experience, which includes extensive experience on compensation and audit committees. Further, Mr. McQuay provides the Board of Directors with a deep knowledge of the capital markets and significant investment banking experience. Mr. McQuay also brings to the Board of Directors valuable insight into corporate strategy and risk management that he has gained from his 33 years of experience in the investment banking and financial services industries. Mr. McQuay chairs our Audit Committee and serves on our Compensation and Benefits Committee.

Donald J. Stebbins has been a member of our Board of Directors since May 5, 2014. Mr. Stebbins also was appointed as the Company’s President and Chief Executive Officer effective May 5, 2014. He was previously Chairman, President and Chief Executive Officer of Visteon Corporation (NYSE: VC) (“Visteon”), a global supplier of automotive systems, modules and components to global automotive original equipment manufacturers, from December 1, 2008 through

August 2012. Mr. Stebbins was a member of the board of directors of Visteon from December 2006 through August 2012. Prior to that, Mr. Stebbins was Visteon’s President and Chief Executive Officer from June 2008 through November 2008, and its President and Chief Operating Officer from May 2005 through May 2008. After leaving Visteon in 2012, Mr. Stebbins provided consulting services for several private equity firms. Before joining Visteon, Mr. Stebbins served as President and Chief Operating Officer of operations in Europe, Asia and Africa for Lear Corporation (NYSE: LEA) (“Lear”), a supplier of automotive seating and electrical distribution systems, since August 2004, President and Chief Operating Officer of Lear’s operations in the Americas since September 2001, and prior to that as Lear’s Chief Financial Officer. Mr. Stebbins is also a director of WABCO Holdings (NYSE: WBC) and Snap-On Incorporated (NYSE:SNA). Mr. Stebbins has an M.B.A. from the University of Michigan and a B.S. in Finance from Miami University. Mr. Stebbins has more than 28 years of leadership experience in global operations and finance, including over 19 years of experience in the automotive supplier industry. Mr. Stebbins was appointed to the Board of Directors of the Company based on the entirety of his experience and skills, including in particular his significant experience in the automotive industry, as well as his knowledge of the Company as Chief Executive Officer. This experience includes the operational and financial analysis of operating units as well as managing all aspects of significant merger and acquisition and financial transactions.

Francisco S. Uranga has been a member of our Board of Directors since 2007. Mr. Uranga is Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn Electronics, Inc., the largest electronic manufacturing services company in the world, a position he has held since 2005. In this position Mr. Uranga is responsible in Latin America for government relations, regulatory affairs, incentives, tax and duties, legal, customs, immigration, and land and construction issues. From 1998 to 2004, he served as Secretary of Industrial Development for the state government of Chihuahua, Mexico. Previously, Mr. Uranga was Deputy Chief of Staff and then Chief of Staff for Mexican Commerce and Trade Secretary Herminio Blanco, where he actively participated in implementing the North American Free Trade Agreement and in negotiating key agreements for the Mexican government as part of the country’s trade liberalization. Earlier, Mr. Uranga was Sales and Marketing Manager for American Industries International Corporation. He earned a B.B.A. in Marketing from the University of Texas at El Paso and a Diploma in English as a Second Language from Brigham Young University. Since July 2012, Mr. Uranga has served on the board of directors of Corporación Inmobiliaria Vesta, a public company traded on the Mexican Stock Exchange. Given the Company’s significant operations in Mexico, Mr. Uranga’s expertise in developing and managing operations in that country is a valuable contribution to the Board of Directors. Mr. Uranga serves on both the Compensation and Benefits Committee and Nominating and Corporate Governance Committee.

Vote Required

The election of directors is determined by plurality voting meaning that the seven persons receiving the largest number of “yes” votes will be elected as directors. You may vote in favor of any or all of the nominees or you may withhold your vote as to any or all of the nominees. Also refer to “What is the voting requirement to approve each proposal?” above for a discussion of the Company’s policy in its Corporate Governance Guidelines for election of directors. If the nomination of any of the nominees GAMCO proposed is properly brought before the Annual Meeting, as expected, the number of nominees for director will exceed the number of directors to be elected. Consequently, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected as directors. Proxies may not be voted for more than the seven directors and shareholders may not cumulate votes in the election of directors. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

We believe each of our seven director nominees have the professional and leadership experience, industry knowledge, commitment, diversity of skills and ability to work in a collaborative manner necessary to execute our strategic plans. The Board of Directors does not believe the nominees proposed by GAMCO add any relevant automotive public company or operational industry skills to the Board of Directors, which recently has been modified with two new members. We believe the election of the Company’s seven nominees named in Proposal No. 1 and on the enclosed WHITE proxy card best position the Company to deliver value to and represent the interests of all Company shareholders.

The Board of Directors unanimously recommends a vote “FOR” its seven nominees for election as Director on the enclosed WHITE proxy card, and urges you NOT to sign or return the BLUE proxy card(s) that you may receive from GAMCO, its affiliates or any other party.

Other Current Directors

Philip Colburn’s term expires at this Annual Meeting and he is retiring from the Board and will not be standing for re-election at the Annual Meeting. In connection therewith, the Board of Directors has reduced the size of the Board of Directors by resolution from eight members to seven members effective with the Annual Meeting. The Board of Directors thanks Mr. Colburn for his service to the Company.

Notice of Other Possible Nominees

On February 3, 2015, we received a letter from one of our shareholders, GAMCO, expressing its intention to nominate Walter M. Schenker, Philip Blazek, and Glenn Angiolillo for election as directors at the Annual Meeting. The nominations by GAMCO were made in compliance with the nomination procedures set forth in the Bylaws.

While the Board of Directors believes that the Company’s nominees—Ms. Dano and Messrs. Stebbins, Hockema, Humphries, McElya, McQuay and Uranga—represent an extremely experienced slate of nominees the Board has reached out to the GAMCO nominees with requests to complete a standard director’s and officer’s questionnaire and participate in an interview with members of the Board of Directors. We believe our director nominees have other important attributes necessary for an effective Board of Directors and to lead Superior into the future, including: diverse backgrounds and experiences, qualifications and expertise relevant to our strategies and operations, high personal and professional integrity, demonstrated ability to work in a collaborative manner and the ability to devote significant time to our Board and a strong commitment to representing the interests of all of our stockholders. In the event any or all of the GAMCO nominees submit to an interview with members of the Board of Directors, the Board of Directors will take into consideration the results of such interviews and will re-evaluate its recommendations regarding director nominees as appropriate. Any change in recommendation will be communicated to Superior’s shareholders.

If GAMCO proceeds with the solicitation of proxies or nominates Messrs. Blazek, Angiolillo and Schenker for election as directors at the Annual Meeting, you will receive an opposing proxy statement and proxy card or other proxy solicitation materials from GAMCO. We are not responsible for the accuracy of any information provided by or relating to GAMCO contained in any proxy solicitation materials filed or disseminated by, or on behalf of, GAMCO or any other statements they may otherwise make.

The Board of Directors has not approved or endorsed the nomination of Messrs. Blazek, Angiolillo and Schenker and, at this time, strongly urges you not to sign or return the BLUE proxy card that GAMCO may send to you and to discard any proxy materials and proxy cards that you may receive from GAMCO. Superior believes that the breadth of relevant and diverse experience of the current Board of Directors represents the best interests of its shareholders and that the directors nominated by the Board of Directors should be re-elected.

BACKGROUND OF THE CONTESTED SOLICITATION

The following is a chronology of the material contacts and events in our relationship with GAMCO leading up to the filing of this proxy statement:

•

On December 5, 2013, GAMCO submitted a shareholder proposal for inclusion in the Company’s proxy and proxy statement for the 2014 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act requesting that the Board authorize a “Dutch Auction” tender offer to repurchase at least $40 million of the Company’s outstanding Common Stock. Also on December 5, 2013, GAMCO filed Amendment No. 14 to the Schedule 13D in which it disclosed its intention to nominate up to four individuals for election as directors of the Company at the 2014 Annual Meeting.

•

On January 13, 2014, GAMCO delivered a nomination letter to the Company with respect to its nomination of Ryan J. Morris, Phillip T. Blazek and Walter M. Schenker for election as directors of the Company at the 2014 Annual Meeting. In 2013, GAMCO had also nominated Mr. Schenker for election as a director at the 2013 Annual Meeting but the Company’s shareholders chose not to elect Mr. Schenker.

•

On February 12, 2014, James S. McElya and Philip W. Colburn, both directors of the Company, met with representatives of GAMCO. During the discussion, Messrs. McElya and Colburn indicated that, in order to avoid a costly and distracting proxy contest regarding the 2014 Annual Meeting, the Company would be open to adding one of GAMCO’s nominees, Mr. Blazek, to the Board of Directors and a mutually agreeable second candidate. GAMCO rejected that offer and insisted that two of its nominees be added to the Board of Directors and not just one of its nominees. Representatives of the Company and the Board of Directors, including Margaret S. Dano, seeking to avoid a proxy contest at the 2014 Annual Meeting, continued such discussions with GAMCO through early June of 2014. The parties ultimately were unable to come to a mutually agreeable settlement resolution.

•

On March 10, 2014, the Company’s Corporate Counsel and Corporate Secretary sent a letter to GAMCO acknowledging the Company’s receipt of GAMCO’s nomination letter and stating that the Board’s Nominating and Corporate Governance Committee of the Board of Directors would like to interview GAMCO’s nominees. In the letter, the Company further requested that GAMCO’s nominees complete the Company’s standard director and officer questionnaire.

•

On March 17, 2014, GAMCO responded on behalf of its nominees that it was not willing to comply with the Company’s request. Specifically, GAMCO indicated that it was not willing to make its nominees available to the Board’s Nominating and Corporate Governance Committee and allow them to interview GAMCO’s nominees. GAMCO also indicated that it was not willing to have its nominees complete the Company’s standard director and officer questionnaire.

•

On April 30, 2014, the Company appointed Donald J. Stebbins as its President and CEO and as a member of the Board of Directors, effective May 5, 2014. Mr. Stebbins brought to the Company more than two decades of relevant experience, including as Chairman and CEO of Visteon Corporation, a publicly-traded global automotive parts supply company that was spun off from the Ford Motor Company in 2000, and 13 years as a senior executive of Lear Corporation, a publicly-traded supplier of automotive seating and electrical distribution systems.

•

On June 2, 2014, the Company’s Corporate Counsel and Corporate Secretary sent a letter to GAMCO informing GAMCO that the Company intends to include GAMCO’s Rule 14a-8 shareholder proposal in the Company’s proxy statement for the 2014 Annual Meeting.

•	On June 27, 2014, GAMCO delivered a letter to the Company withdrawing GAMCO’s Rule 14a-8 shareholder proposal.
•	On July 7, 2014, the Company filed its definitive proxy statement with the SEC with respect to the 2014 Annual Meeting.

•	On July 14, 2014, GAMCO filed its definitive proxy statement with the SEC with respect to the 2014 Annual Meeting.
•

On July 30, 2014, the Company announced that the proxy advisory firm Institutional Shareholder Services Inc. had recommended that the Company’s shareholders vote for Messrs. Humphries, McElya, Stebbins and Uranga at the 2014 Annual Meeting rather than GAMCO’s nominees, Messrs. Morris, Blazek and Schenker.

•

On August 4, 2014, the Company announced that the proxy advisory firm Glass, Lewis & Co., LLC, had recommended that the Company’s shareholders vote for Messrs. Humphries, McElya, Stebbins and Uranga at the 2014 Annual Meeting rather than GAMCO’s nominees, Messrs. Morris, Blazek and Schenker.

•

On August 6, 2014, the Company announced that the proxy advisory firm Egan-Jones Proxy Services, had recommended that the Company’s shareholders vote for Messrs. Humphries, McElya, Stebbins and Uranga at the 2014 Annual Meeting rather than GAMCO’s nominees, Messrs. Morris, Blazek and Schenker.

•

On August 15, 2014, the Company held its 2014 Annual Meeting. At the 2014 Annual Meeting, the Company’s director nominees, Messrs. Stebbins, McElya, Uranga and Humphries, were elected as directors for a one-year term expiring in 2015. None of GAMCO’s nominees for election as directors, Messrs. Morris, Blazek or Schenker, was elected by the Company’s shareholders to the Board of Directors. The Company’s director nominees received over 78% of the votes cast, while GAMCO’s nominees received only approximately 21% of the votes cast in the election.

•

On August 20, 2014, the Company filed a Form 8-K with the SEC reporting the results of the 2014 Annual Meeting and disclosing that the Company’s director nominees, Messrs. Stebbins, McElya, Uranga and Humphries, had been elected as directors for a one-year term expiring in 2015 and none of Messrs. Morris, Blazek or Schenker was elected by the shareholders to the Board of Directors.

•

On November 4, 2014, Mr. Stebbins and Kerry Shiba, the Company’s Chief Financial Officer, met with representatives of GAMCO at Gabelli & Company’s Annual Automotive Aftermarket Symposium in Las Vegas, Nevada.

•

On November 19, 2014, the Company filed a Form 8-K with the SEC disclosing that the 2015 Annual Meeting would be held on May 5, 2015 and that the deadline for nominating directors for election and submitting shareholder proposals outside of Rule 14a-8 for consideration at the 2015 Annual Meeting was February 4, 2015.

•

On January 21, 2015, Messrs. Stebbins and Shiba met with representatives of GAMCO. At no point during this meeting did the GAMCO representatives indicate that GAMCO intended on submitting nominations of individuals for election to the Board of Directors of the Company at the 2015 Annual Meeting.

•

On January 26, 2015, GAMCO informed the Company that it intended on moving forward with the submission of nominations of three or more individuals for election to the Board of Directors of the Company.

•

Also, on January 26, 2015, GAMCO filed an amended Schedule 13D with the SEC indicating that it had informed the Company on January 26, 2015 that it intended on moving forward with the submission of nominations of three or more individuals for election to the Board of Directors of the Company.

•

On February 3, 2015, GAMCO delivered a nomination letter to the Company indicating that it was going to again nominate Messrs. Blazek and Schenker for election as directors of the Company at the 2015 Annual Meeting. In addition, GAMCO indicated that it would also be nominating Mr. Glenn J. Angiolillo for election as a director of the Company at the 2015 Annual Meeting. This would represent the third time that Mr. Schenker, a former employee of a GAMCO affiliate, had been nominated for election to the Board of Directors of the Company.

•

On March 6, 2015, the Company, in an effort to avoid a costly and distracting proxy contest, reached out to GAMCO via phone and e-mail, offering to have the Company’s Nominating and Governance Committee interview GAMCO’s nominees on an expedited basis, given that the Company would soon need to file its preliminary proxy statement with the SEC and would need to indicate therein the Company’s nominees for election as directors. The Company further requested that GAMCO’s nominees complete the Company’s standard director and officer questionnaire.

•

On March 11, 2015, the Company received a letter from GAMCO regarding, among other things, the 2015 Annual Meeting and the Company’s offer to interview GAMCO’s nominees on an expedited basis. In its letter, GAMCO indicated that it was not willing to make its nominees available for interviews by the Company’s Nominating and Governance Committee until “GAMCO and Superior have agreed on the framework of a settlement for the addition of shareholder representatives on the Board.”

•

Also on March 11, 2015, the Company, after not being able to convince GAMCO to allow the Company to schedule interviews with GAMCO’s nominees, filed its preliminary proxy statement with the SEC with respect to the 2015 Annual Meeting.

•

On March 16, 2015, the Company received a letter from GAMCO requesting that a shareholder list and certain other records relating to the ownership of the Company’s capital stock be made available for inspection and copying by GAMCO pursuant to Section 1600 of the California Corporations Code.

•

On March 17, 2015, the Company sent a follow-up communication to GAMCO, requesting the ability to conduct interviews with GAMCO’s nominees on April 1, 2015. As of the date of the filing of this proxy statement, GAMCO has not responded to this request.

•	On March 19, 2015, the Company filed a revised preliminary proxy statement with the SEC with respect to the 2015 Annual Meeting.
•	Also on March 19, 2015, GAMCO filed its preliminary proxy statement with the SEC with respect to the 2015 Annual Meeting.
•

On March 23, 2015, the Company responded to GAMCO’s shareholder records request letter indicating that it would make all the requested records available beginning on March 24, 2015 in accordance with Section 1600 of the California Corporations Code.

•	Also on March 23, 2015, the Company filed a revised preliminary proxy statement with the SEC with respect to the 2015 Annual Meeting.

THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY BLUE PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM GAMCO, EVEN AS A PROTEST VOTE AGAINST GAMCO OR GAMCO’S NOMINEES. DOING SO WILL INVALIDATE ANY PRIOR VOTE YOU SUBMITTED ON THE WHITE PROXY CARD IN SUPPORT OF SUPERIOR’S DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Overview

The independent status of each director nominee and director whose terms expires at the Annual Meeting and members of the committees of the Board of Directors, as of the date of this Proxy Statement, are identified in the following table.

Director	Independent	Audit Committee	Compensation and Benefits Committee	Nomination and Corporate Governance Committee
Donald J. Stebbins(1)
Philip Colburn(2)	X	X		X
Margaret S. Dano(3)	X	X		Chair
Jack A. Hockema	X	X		X
Paul J. Humphries	X	X	X
James S. McElya	X		Chair	X
Timothy McQuay	X	Chair	X
Francisco S. Uranga	X		X	X

(1)	Mr. Stebbins is the Company’s President and Chief Executive Officer.
(2)	Mr. Colburn is retiring from the Board of Directors and will not stand for re-election at the Annual Meeting.
(3)	Ms. Dano is Chairman of the Board of Directors and Lead Director.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board of Directors and all members of the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees of the Board of Directors will be independent. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with Superior in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect interest. Following completion of these questionnaires, the Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the New York Stock Exchange, additional criteria set forth in Superior’s Corporate Governance Guidelines, and consideration of any other material relationship a director may have with Superior.

Based on its review, the Board of Directors has determined that all of its current directors are independent under these standards, except for Donald J. Stebbins, our Chief Executive Officer. All members of each of Superior’s Audit, Compensation and Benefits Committee and Nominating and Corporate Governance committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has determined that the members of the Audit Committee and Compensation and Benefits Committee meet the additional independence criteria required for audit committee and compensation committee membership under the New York Stock Exchange applicable listing standards.

Corporate Governance

Superior is committed to excellence in corporate governance and maintains clear policies and practices that promote good corporate governance. Many of these policies and practices are designed to ensure compliance with the listing requirements of the NYSE and applicable corporate governance requirements, including:

•	The Board of Directors has adopted clear corporate governance policies;

•	Superior’s Corporate Governance Guidelines provide for a “majority withheld vote” policy in uncontested elections of directors;
•	A majority of the members of the Board of Directors are independent of Superior and its management;
•	The independent members of the Board of Directors meet regularly without the presence of management;
•	All members of the key committees of the Board of Directors—the Audit Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee—are independent;
•	The charters of the committees of the Board of Directors clearly establish the committees’ respective roles and responsibilities;
•	Superior has a clear code of business conduct that is monitored by Superior’s ethics office and is annually affirmed by its employees and directors;
•

Superior’s ethics office has a hotline available to all employees, and Superior’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls or auditing matters;

•	Superior’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Superior’s Audit Committee; and
•	Superior has stock ownership guidelines for its non-employee directors.

Key information regarding Superior’s corporate governance initiatives can be found on its website, including Superior’s Corporate Governance Guidelines, Superior’s Code of Conduct, and the charter for each committee of the Board of Directors. The corporate governance pages can be found by clicking on “Corporate Governance” in the Investor section of the website at www.supind.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Board Leadership Structure

Superior’s Corporate Governance Guidelines provide the Board of Directors with flexibility to select the appropriate leadership structure depending on then current circumstances. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of Superior’s shareholders. If the Board of Directors appoints a Chairperson that is an independent director, pursuant to the terms of Superior’s Corporate Governance Guidelines, the Chairperson also serves as the “Lead Director.” If the Chairperson is not an independent director, on an annual basis, one of the independent directors is designated by a majority of the independent directors to be the Lead Director.

As of April 1, 2014, the Board of Directors appointed an independent director, Margaret Dano, as Chairperson. Previously, Mr. Borick, a former director who resigned as of April 28, 2014, served as Chairperson and Chief Executive Officer and Ms. Dano as Lead Director. The Board of Directors believes that this new leadership structure will best serve the objectives of the Board of Directors’ oversight of management, the Board of Director’s ability to carry out its roles and responsibilities on behalf of shareholders and Superior’s overall corporate governance. The Board of Directors also believes that this new leadership structure will allow the new Chief Executive Officer to focus his time and energy on operating and managing the Company and will provide an appropriate balance between strong leadership, appropriate safeguards and oversight by non-employee directors.

The Role of the Board of Directors in Risk Oversight

Superior’s management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of Superior’s risk management. With the oversight of the Board of Directors, Superior has implemented practices and programs designed to help manage the risks to which Superior is exposed in its business and to align risk-taking appropriately with its efforts to increase shareholder value. Superior’s internal audit department provides both management and the Audit Committee, which oversees our financial and risk management policies, with ongoing assessments of Superior’s risk management processes and system of internal control and the specific risks facing Superior. The Audit Committee identifies and requires reporting on areas perceived as potential risks to Superior’s business. As provided in its committee charter, the Audit Committee reports regularly to the Board of Directors. As part of the overall risk oversight framework, other committees of the Board of Directors also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Compensation and Benefits Committee oversees compensation-related risk management, as discussed further under “Compensation and Benefits Committee” and in the “Compensation Philosophy and Objectives” portion of the Compensation Discussion and Analysis.

Each committee reports regularly to the full Board of Directors on its activities. In addition, the Board of Directors participates in regular discussions among the Board of Directors and with Superior’s senior management of many core subjects, including strategy, operations, finance, and legal and public policy matters, in which risk oversight is an inherent element. The Board of Directors believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board of Directors’ oversight of risk management because it allows the Board of Directors, with leadership from the independent Lead Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Board of Directors Meetings and Committees

During 2014, the Board of Directors held 14 meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. The Board of Directors and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2014. Additionally, the independent directors met in executive session regularly without the presence of management. The Chairperson and Lead Director, Ms. Dano, presided over executive sessions of the independent directors in 2014. Superior’s directors are not required, but are strongly encouraged to attend the Annual Meeting of shareholders. All of Superior’s directors attended last year’s Annual Meeting, except for a director whose term expired at the Annual Meeting and who did not stand for re-election.

Superior has three standing committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on “Board Committee Charters” in the Investor section of our website at www.supind.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Audit Committee

The Board of Directors has determined that each member of the Audit Committee is “independent” under the NYSE listing standards and satisfies the other requirements under the NYSE listing standards and SEC rules regarding audit committee membership. The Board of Directors has also determined that each of Ms. Dano and Messrs. Hockema and McQuay qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee and that each member of the Audit Committee satisfies the “financial literacy” requirements of the NYSE listing standards. The Audit Committee held 6 meetings during 2014.

The Audit Committee is responsible for reviewing the financial information which will be provided to shareholders and others, reviewing the system of internal controls which management and the Board of Directors have established, appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Superior’s accounting and financial reporting processes and the audits of Superior’s financial statements, and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm.

Compensation and Benefits Committee

The Board of Directors has determined that each member of the Compensation and Benefits Committee is “independent” under the NYSE listing standards and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, and is a “non-employee director” within the meaning of Section 16 of the Exchange Act. The Compensation and Benefits Committee held 9 meetings during 2014.

The Compensation and Benefits Committee’s responsibility is to review the performance and development of Superior’s management in achieving corporate goals and objectives and to assure that Superior’s executive officers are compensated effectively in a manner consistent with Superior’s strategy, competitive practice, sound corporate governance principles and shareholder interests. The Compensation and Benefits Committee determines and approves the compensation of our Chief Executive Officer, and it also reviews and approves Superior’s compensation to other officers and key employees based upon compensation and benefit proposals presented to the Compensation and Benefits Committee by the Chief Executive Officer and the Human Resources Department.

The Compensation and Benefits Committee’s responsibilities and duties include an annual review and approval of Superior’s compensation strategy to ensure that it promotes shareholder interests and supports Superior’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including administration of Superior’s Amended and Restated 2008 Equity Incentive Plan and review of compensation-related risk management. For 2013, the Compensation and Benefits Committee performed these oversight responsibilities and duties by, among other things, directing a review of our compensation practices and policies generally, including conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. Additional information regarding the Compensation and Benefits Committee’s risk management review appears in the “Compensation Philosophy and Objectives” portion of the Compensation Discussion and Analysis.

On an annual basis, the Compensation and Benefits Committee reviews and makes recommendations to the Board of Directors regarding the compensation of non-employee directors. In 2014, the Compensation and Benefits Committee engaged Farient Advisors LLC, Meridian Compensation Partners, LLC and Mercer (US) Inc. to compile compensation surveys for review by the Compensation and Benefits Committee and to compare compensation paid to Superior’s directors with compensation paid to directors at companies included in the surveys. For additional description of the Compensation and Benefits Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Superior’s corporate governance policies, for recommending to the Board of Directors candidates for election to the Board of Directors and to committees of the Board of Directors, overseeing the Board of Director’s annual self-evaluation and reporting annually to the Board of Directors on the Chief Executive Officer succession plan. Each member of this committee is an independent director under applicable NYSE listing standards. This committee held 8 meetings during 2014.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess relevant experience and skills, good business judgment, and personal and professional integrity. The Board of Directors is composed of a diverse group of leaders in their respective fields. The Board of Directors encourages selection of directors who will contribute to Superior’s overall corporate goals: responsibility to its shareholders, effective execution, high customer satisfaction and superior employee working environment. The Nominating and Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of directors, including factors that it seeks in directors such as diversity of business experience, viewpoints and, personal background, and diversity of skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. The brief biographical description of each nominee set forth in the “Business Experience and Qualifications of Nominees” above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

In recommending candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting by providing written notice of such shareholder’s intent to make such nomination or nominations to the Corporate Secretary of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the predecing year’s annual meeting and with respect to an election to be held at a special meeting of shareholders for the election of directors not later than the close of business on the later of the 90th day prior to such special meeting nor earlier than the close of business on the 120th day prior to such special meeting, or the 10th day following the date a public announcement has been made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected or reelected at such meeting. When submitting candidates for nomination to be elected at Superior’s annual meeting of shareholders, the shareholder must follow the notice procedures and provide the information required by the Bylaws. The notice must be submitted in writing to the following address: Superior Industries International, Inc., Attn: Corporate Secretary, 24800 Denso Drive, Suite 225, Southfield, Michigan 48033. The recommendation must include the same information as is specified in the Bylaws for shareholder nominees to be considered at an Annual Meeting, including but not limited to the following:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•

a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC,

had the nominee been nominated, or intended to be nominated, by the Board of Directors, including the nominee’s age, business address and residence address, the principal occupation or employment of the nominees, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years, Company share ownership of the nominee and whether and the extent to which any hedging or other transaction or series of transactions have been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee; and

•	the consent of each nominee to serve as a director of the corporation if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures, and the nomination shall be void.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Superior’s Board of Directors, or any individual member or members of the Board of Directors, through Superior’s Secretary at Superior Industries International, Inc., 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, with a request to forward the communication to the intended recipient or recipients. In general, any shareholder communication delivered to Superior for forwarding to the Board of Directors or specified director or directors will be forwarded in accordance with the shareholder’s instructions. However, the Company reserves the right not to forward to directors any abusive, threatening or otherwise inappropriate materials.

Corporate Governance Guidelines

The Board of Directors believes in sound corporate governance practices and has adopted formal Corporate Governance Guidelines to enhance its effectiveness. Our Board of Directors has adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to fulfill its role of management oversight and monitoring for the benefit of our shareholders. The Corporate Governance Guidelines set forth the practices our Board of Directors will follow with respect to, among other areas, director qualification and independence, board and committee meetings, involvement of and access to management, and Chief Executive Officer Performance evaluation and succession planning. The Corporate Governance Guidelines are publicly available on our website, www.supind.com, under “Investor.” This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Code of Conduct

Our Code of Conduct is included on our website, www.supind.com, under “Investor,” which, among others, applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement. Upon request to Superior Industries International, Inc., Shareholder Relations, 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, copies of our Code of Conduct are available, without charge.

COMPENSATION OF DIRECTORS

General

Superior uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Superior does not provide any perquisites to its non-employee Board members. In setting the compensation of non-employee directors, Superior considers the significant amount of time that the Board members expend in fulfilling their duties to

Superior as well as the experience level required to serve on the Board. The Board, through its Compensation and Benefits Committee, annually reviews the compensation arrangements and compensation policies for non-employee Board members. The Compensation and Benefits Committee recently reviewed market data compiled by Meridian to assist in assessing total non-employee director compensation. Pursuant to our Corporate Governance Guidelines, in recommending non-employee director compensation the Compensation Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of Superior’s size and scope; (ii) compensation should align directors’ interests with the long-term interests of Superior’s shareholders; and (iii) the structure of the compensation should be clearly disclosed to Superior’s shareholders.

2014 Cash Compensation

Our non-employee director cash compensation program during 2014 consisted of the following:

•

Annual retainer of $50,000 for each non-employee director except for the Chairperson, who receives a total $150,000 retainer in lieu of any other Lead Director, committee membership or committee chair fees;

•	Additional annual retainer fee of $12,000 for serving as Lead Director if the role of Lead Director and Chairperson are split;
•	Additional annual retainer fee of $12,000 for serving on the Audit Committee and $15,000 as chair of the Audit Committee;
•	Additional annual retainer fee of $8,000 for serving on the Compensation and Benefits Committee and $10,000 as chair of the Compensation and Benefits Committee; and
•	Additional annual retainer fee of $6,000 for serving on the Nomination and Corporate Governance Committee and $7,500 as chair of the Nomination and Corporate Governance Committee.

Non-employee directors typically do not receive forms of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings. There are no cash fees payable for attendance at Board or committee meetings.

2014 Equity Compensation

Under Superior’s Amended and Restated 2008 Equity Incentive Plan, members of the Board who were not also Superior employees (other than Paul Humphries who joined the Board in August 2014 and Mr. Hockema who joined the board on December 2, 2014) were granted shares of 1,250 shares of restricted stock on February 19, 2014 and 3,750 shares of restricted stock on May 16, 2014. The shares subject to these restricted stock awards vest in full on the first anniversary of each grant date.

2014 Total Director Compensation

The following table provides information as to compensation for services of the non-employee directors during 2014.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
Sheldon I. Ausman(4)	42,583	95,650	—	138,233
Phillip W. Colburn	68,000	95,650	11,098	174,748
Margaret S. Dano(5)	127,166	95,650	99,726	322,542
Jack A. Hockema(6)	2,924	—	—	2,924
Paul J. Humphries(7)	32,365	—	—	32,365
James S. McElya	61,333	95,650	—	156,983
Timothy C. McQuay	72,416	95,650	—	168,066
Francisco S. Uranga	64,000	95,650	33,603	193,253

(1)	For a description of the annual non-employee director retainer fees and retainer fees for chair positions and for service as Lead Director, see the disclosure above under “2014 Cash Compensation.”
(2)

Reflects the aggregate grant date fair value of restricted stock awards granted pursuant to the Amended and Restated 2008 Equity Incentive Plan to each non-employee director computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant. As of the last day in fiscal 2014, our directors held the following number of unvested restricted shares of our stock: Ms. Dano and Messrs. Colburn and McQuay—5,667 shares; Mr. McElya—5,000 shares and Messrs. Ausman, Hockema and Humphries—0 shares.

(3)

The actuarial present value of non-employee director benefits under the Salary Continuation Plan increased in 2014 for directors other than Mr. Ausman due to the decrease of the discount rate, from 4.8% in 2013 to 4.2% in 2014. Mr. Ausman’s actuarial present value of his benefit under the Salary Continuation Plan decreased in 2014 by $2,201. Mr. Ausman received a distribution of $6,258 from the Salary Continuation Plan in connection with his termination of service with the Board on August 15, 2014.

(4)	Mr. Ausman did not stand for re-election at the 2014 Annual Meeting of Shareholders and terminated his service with the Board on August 15, 2014.
(5)	Ms. Dano serves as Lead Director of the Board and was appointed Chairperson of the Board on March 31, 2014.
(6)	Mr. Hockema became a member of the Board on December 2, 2014.
(7)	Mr. Humphries became a member of the Board on August 15, 2014.

Non-Employee Director Stock Ownership

Effective January 2013, the Board of Directors adopted a stock ownership policy for members of the Board of Directors. The policy requires each non-employee director to own shares of Superior’s common stock having a value equal to at least three times the non-employee director’s regular annual cash retainer, with a three-year period to attain that ownership level.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Superior provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a Say-on-Pay proposal). At Superior’s 2014 Annual Meeting of shareholders, approximately 77% of the votes cast on the Say-on-Pay proposal were voted in favor of the compensation of Superior’s named executive officers. Accordingly, the Compensation and Benefits Committee believes that this affirms shareholder support for Superior’s executive compensation policies and practices. The Compensation and Benefits Committee will continue to consider the results of future Say-on-Pay votes when making future compensation decisions for Superior’s named executive officers.

The core of Superior’s executive compensation philosophy and practice continues to be to pay for performance. Superior’s executive officers are compensated in a manner consistent with Superior’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages 43 to 69 of this Proxy Statement for additional details on Superior’s executive compensation program.

We are asking shareholders to vote on the following resolution:

RESOLVED, that the shareholders approve the compensation of Superior’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the compensation tables and narrative discussion.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the non-binding advisory resolution to approve executive compensation.

PROPOSAL NO. 3
REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE

What is the reincorporation proposal?

We have commenced the process of relocating our corporate headquarters out of Van Nuys, California. Once completed, nearly all of our management, administrative, and strategic decision-making functions will take place outside California and we will no longer have any activities operating out of our former corporate headquarters in Van Nuys, California. In light of these changes in how and where we operate our business, the Board of Directors has unanimously approved the reincorporation of Superior from California to Delaware and recommends that shareholders vote in favor of the reincorporation. Absent a reincorporation, California law would continue to govern the internal affairs of Superior even though our headquarters and most of our operations would be located outside the state.

Why did our Board of Directors choose Delaware over other jurisdictions?

We believe that Delaware is the preferred domicile for most major American corporations. According to the Delaware Secretary of State, over 50% of all public corporations and approximately 64% of all Fortune 500 corporations are incorporated under Delaware law.

Choice of state domicile is important because state corporate law governs the internal affairs of a corporation. Management and boards of directors of corporations look to state law—and judicial interpretations of state law—to guide their decision-making on many key issues, including determining appropriate governance policies and procedures, ensuring that boards satisfy their fiduciary obligations to shareholders, and evaluating key strategic alternatives for the corporation, including mergers, acquisitions, and divestitures.

Given the importance of these issues, our Board of Directors believes that the most important criterion in comparing jurisdictions is the existence of a highly developed and predictable corporate law that will guide management and our Board of Directors in addressing the complex and varied decisions faced by public companies. We believe that no other jurisdiction in the United States satisfies this criterion to the same extent as Delaware. In particular, relative to our current domicile in California or a domicile in any other state, we believe Delaware will offer us greater predictability and clarity due to several characteristics that are unique to the state:

•

Well Developed Body of Case Law. Given Delaware’s long history as the preferred domicile for corporations in the United States, its judicial case law provides a breadth and depth of guidance that no other state can readily offer. We believe this substantial body of case law will provide our Board of Directors and advisors with critical precedents on which they can rely for decision-making. In the absence of judicial interpretations in their own jurisdictions, boards and management of non-Delaware corporations often look to Delaware for guidance, with the hope—yet without assurance—that their own courts will follow Delaware precedents.

•

Substantial Judicial Infrastructure with Corporate Law Expertise. The Delaware Court of Chancery is a specialized court that regularly hears cases brought under the Delaware General Corporations Law (the “DGCL”). Cases are heard before one of five judges, the “chancellor” or one of four “vice chancellors,” each of whom regularly oversees litigation involving Delaware corporations. The chancellor and vice chancellors of the Delaware Court of Chancery have national reputations and are generally considered to be experts in corporate law and governance. The Delaware Court of Chancery operates under rules of court that are intended to ensure litigation of disputes in a timely and effective way, keeping in mind the timelines and constraints of business decision-making and market dynamics. The appellate process on decisions emanating from the Court of Chancery is similarly streamlined, and the justices of Delaware appellate courts tend to have substantial background in corporate cases because of the relatively higher volume of these cases in the Delaware courts. In contrast, cases brought under other state corporate laws tend to be brought and proceed in regular state courts or, if federal jurisdiction exists, in federal court. These courts hear many different types of cases, and the cases may be heard before judges or juries with limited corporate law experience. In comparison to Delaware, the cases are likely to proceed relatively slowly through trial and the appellate process, and these courts often produce outcomes that are inconsistent from court to court.

•

Legislative & Administrative Commitment to Keeping Delaware Code Modern and Adaptable. Not surprisingly given the importance of the State of Delaware’s corporations infrastructure, the Delaware legislature is recognized for being responsive to the changing legal and business needs of corporations and maintaining a modern and up-to-date DGCL. In addition, the Delaware Secretary of State is particularly flexible, highly experienced, and responsive in its administration of the filings required for mergers, acquisitions, and other corporate transactions.

How will corporate governance at Superior change as a result of the reincorporation?

We do not expect any material changes in our approach to corporate governance as a result of the reincorporation. In connection with its consideration and approval of our reincorporation, our Board of Directors reviewed our existing governance structure—the combination of legal requirements and policies that govern the relationships among our corporation, our management, our Board of Directors, and our shareholders. In several areas, California law imposes statutory requirements that do not exist in Delaware but that a Delaware corporation may elect to implement. Our Board of Directors recognizes that our existing governance structure has served us well for as a public company for forty-five years. Accordingly, our Board of Directors determined, in connection with the reincorporation, to maintain certain key provisions of our governance structure even though they would not be required under Delaware law, in particular, shareholders’ ability to call special shareholders’ meetings. As required by California law, a holder of ten percent or more of our outstanding stock may call a special meeting of shareholders. Delaware law does not impose a similar requirement, but we have elected to implement this right as part of our Delaware certificate of incorporation and in our Delaware bylaws.

How will you address antitakeover provisions of Delaware law?

We have elected to “opt out” of Section 203 of the DGCL, sometimes referred to as the Delaware antitakeover statute. Section 203 restricts for three years certain business combinations with interested stockholders, generally a person who acquires fifteen or more percent of our outstanding voting stock. As indicated, we will not be subject to Section 203 of Delaware law. However, our California Charter contains, and our Delaware Charter will contain, a provision that restricts for two years certain business combinations with interested stockholders, generally a person who acquires twenty or more percent of our outstanding voting stock.

How will the reincorporation be implemented?

Subject to shareholder approval at the annual meeting and certain other conditions, the reincorporation will be implemented under the terms of a merger agreement providing for us to merge into a newly formed wholly-owned subsidiary incorporated in the State of Delaware. We sometimes refer to this subsidiary, which will be the surviving corporation in the reincorporation merger, as “Superior Delaware.” We sometimes refer to the existing company incorporated in California as “Superior California.” After the reincorporation, our name will remain Superior Industries International, Inc.

Shareholders are urged to read this proposal carefully, including all of the related exhibits referenced below and attached to this proxy statement, before voting on the reincorporation. The following discussion summarizes material provisions of the reincorporation. This summary is subject to and qualified in its entirety by the Agreement and Plan of Merger (the “merger agreement”), that will be entered into by Superior California and Superior Delaware in substantially the form attached to this proxy statement as Exhibit A, the Certificate of Incorporation of Superior Delaware (the “Delaware Charter”), to be effective immediately following the reincorporation in substantially the form attached to this proxy statement as Exhibit B, and the Bylaws of Superior Delaware (the “Delaware Bylaws”), to be effective immediately following the reincorporation in substantially the form attached to this proxy statement as Exhibit C. Copies of our current articles of incorporation as filed in California (the “California Charter”) and our current bylaws (the “California Bylaws”) are filed publicly as exhibits to our periodic reports with the Securities and Exchange Commission and are also available for inspection at our principal executive offices. We will send shareholders a copy of these documents free of charge. Shareholders may write to us Superior’s Secretary by mail at 2400 Denso Drive, Suite 225, Southfield, Michigan 48033 or telephone us at 248-352-3700.

What are the differences between the charters and bylaws of Superior California and Superior Delaware? What are material differences between Delaware law and California law?

The following table compares the charters and bylaws of Superior California and Superior Delaware, as well as certain provisions of California law and Delaware law. The comparison summarizes the important differences but is not intended to list all differences. It is qualified in its entirety by reference to the respective charter and bylaws and the respective laws of the States of California and Delaware. Shareholders are encouraged to read the Delaware Charter, the Delaware Bylaws, the California Charter, and the California Bylaws in their entirety. The Delaware Bylaws and Delaware Charter are attached to this proxy statement, and the California Bylaws and California Charter are filed publicly as exhibits to our periodic reports.

Provision	Superior California	Superior Delaware
Authorized Shares	100,000,000 shares of Common Stock, no stated par value 1,000,000 shares of Preferred Stock, no stated par value.	100,000,000 shares of Common Stock, $0.01 par value, 1,000,000 shares of Preferred Stock, $0.01 par value.

Provision	Superior California	Superior Delaware
Bylaw Amendments

Our California Bylaws may be amended by the Board of Directors or the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors.

Our Delaware Bylaws may be amended by the Board of Directors or the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors.

Vote Required to Approve Merger or Sale of Company

Except in limited circumstances, California law requires the affirmative vote of a majority of the outstanding shares entitled to vote in order to approve a merger of the corporation or a sale of substantially all the assets of the corporation, including, in the case of a merger, the affirmative vote of each class of outstanding stock.

Delaware law requires the affirmative vote of a majority of the outstanding shares entitled to vote to approve a merger of the corporation or a sale of substantially all the assets of the corporation, except in limited circumstances, but the certificate may provide for super-majority voting in connection with these transactions.

Restrictions on Transactions with Interested Shareholders

Our California Charter provides that certain business combinations with an interested shareholder require the affirmative vote of the holders of (i) at least eighty percent (80%) of the voting power of the then outstanding shares entitled to vote generally in the election of directors and (ii) the affirmative vote of at least a majority of the disinterested outstanding shares of voting stock.

Similar to our California Charter, our Delaware Charter will provide that certain business combinations require the affirmative vote of the holders of (i) at least eighty percent (80%) of the voting power of the then outstanding shares entitled to vote generally in the election of directors and (ii) the affirmative vote of at least a majority of the disinterested outstanding shares of voting stock.

Superior Delaware will “opt-out” of section 203 of the DGCL. Under section 203, subject to certain exceptions, including approval of the Board of Directors, a Delaware corporation may not engage in a business combination with an interested stockholder for three years following the date that the stockholder becomes an interested stockholder. Section 203 makes certain types of unfriendly or hostile corporate takeovers, or other non-Board of Directors approved transactions involving a

Provision	Superior California	Superior Delaware
corporation and one or more of its significant stockholders, more difficult.
Shareholder Ability to Call Special Shareholders’ Meetings

Consistent with California law, our California Bylaws provide that the following persons may call a special meeting of shareholders: (i) the Board of Directors; (ii) the Chairman of the Board of Directors; (iii) the Chief Executive Officer; (iv) the President; or (v) one or more shareholders holding shares entitled to cast not less than 10% of the votes at that meeting.

The Delaware Bylaws provide that the following persons may call a special meeting of stockholders: (i) a majority of the total number of the authorized directors whether or not there exist any vacancies in previously authorized directorships; (ii) the Chairman of the Board of Directors; (iii) the Chief Executive Officer, (iv) the President; or (v) the holders of at least 10% of the total voting power of all issued and outstanding shares of capital stock of the corporation entitled to vote generally in the election of the Board of Directors.

Shareholder Action by Written Consent	Our California Charter and California Bylaws prohibit our shareholders from taking action by written consent.	Consistent with our California Charter and California Bylaws, the Delaware Charter and Delaware Bylaws prohibit our shareholders from taking action by written consent.
Change in Number of Directors

Our California Bylaws provide that the number of directors will not be less than seven (7) nor more than nine (9), and the exact number is currently fixed at eight (8) (to be reduced to seven (7) following the Annual Meeting).

Our Delaware Bylaws provide that the number of directors will be set by the Board of Directors from time to time. Immediately following the reincorporation, the number will be seven (7).
Cumulative Voting	Our California Charter has eliminated cumulative voting, which is the default provision under California law unless a listed corporation eliminates the right to cumulate votes.	Similar to the California Charter and Bylaws, our Delaware Charter will not provide cumulative voting rights, which are not required under Delaware law.
Shareholder Proposal Notice Provisions

Our California Bylaws provide that shareholder proposals may be properly brought before an annual meeting if the shareholder has delivered written notice to our secretary not less than 90 days nor more than the 120 days before the one-year anniversary of our immediately preceding annual meeting of shareholders. The

Our Delaware Bylaws will have an identical shareholder proposal notice provision to our California Bylaws.

Provision	Superior California	Superior Delaware

notice shall state the following: (i) a brief description of the business desired to be brought before the annual meeting; (ii) the text of the proposal or business; (iii) the reasons for conducting such business at the meeting; (iv) the name and address of the shareholder proposing such business; (v) the class and number of shares of Superior that are beneficially owned by the shareholder; (vi) any hedging or other transactions entered into to mitigate changes in Superior’s stock price; (vii) any material interest of the shareholder in such business; (viii) a description of all agreements between the shareholder and any person affiliated with the shareholder; (ix) a representation that such shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business; and (x) a representation whether such shareholder or its affiliates intends or is part of a group that intends to deliver a proxy statement to at least the percentage required to pass the proposal or otherwise solicit proxies in support of such proposal.

Shareholder Advance Notice of Director Nominees

Our California Bylaws provide that nominations of persons for election to our Board of Directors may be made by any shareholder of Superior entitled to vote in the election of directors at the meeting, by delivery of written notice to our secretary not less than 90 days nor more than the 120 days before the one-year anniversary of our immediately preceding annual meeting of shareholders. The notice shall

Our Delaware Bylaws will have an identical advance notice of director nominees provision to our California Bylaws, except that references to fiduciary duties under California law will be updated to reference Delaware law.

Provision	Superior California	Superior Delaware

set forth the following with respect to each nominee: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of Superior that are beneficially owned by such person; (iv) any hedging or other transactions entered into to mitigate changes in Superior’s stock price; (vii) a description of any arrangements between the shareholder and each nominee; (viii) a written statement by the nominee acknowledging that as a director, such nominee will own a fiduciary duty under California law with respect to the corporation and its shareholder; and (ix) any other information relating to the nominee that would be required to be disclosed about such nominee pursuant to Regulation 14A of the Exchange Act. The notice shall also set forth the following with respect to the shareholder giving notice: (iv) the name and address of the shareholder proposing such nominee; (v) the class and number of shares of Superior that are beneficially owned by the shareholder; (vi) any hedging or other transactions entered into to mitigate changes in Superior’s stock price; (vii) any material interest of the shareholder with such nominee; (viii) a description of all agreements between the shareholder and any person affiliated with the shareholder; (ix) a representation that such shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such

Provision	Superior California	Superior Delaware

business; and (x) a representation whether such shareholder or its affiliates intends or is part of a group that intends to deliver a proxy statement to at least the percentage required to pass the proposal or otherwise solicit proxies in support of such proposal. In addition, any nominee must furnish to the secretary (i) that information required to be set forth in the shareholder’s notice of nomination updated as a of a subsequent date; (ii) such other information as may reasonably be required to determine whether such nominee would qualify as a “independent director” of “audit committee financial expert” and (iii) that could be material to a reasonable shareholder’s understanding of the independence of such shareholder.

Classified Board	The California Charter does not provide for a classified Board of Directors.	The Delaware Charter does not provide for a classified Board of Directors.
50/90 Rule Restriction on Cash Mergers

Under California law, a merger may not be consummated for cash if the purchaser owns more than 50% but less than 90% of the then outstanding shares of the California corporation being acquired unless either (i) all the shareholders consent, which is not practical for a public company or (ii) the California Commissioner of Corporations approves the merger.

Delaware law does not have a provision similar to the 50/90 rule in California.

The 50/90 rule may make it more difficult for an acquiror to make an all cash acquisition that is opposed by a corporation’s board of directors. Specifically, the 50/90 rule encourages an acquiror making an unsolicited tender offer to either tender for less than 50% of the outstanding

Provision	Superior California	Superior Delaware

shares or more than 90% of the outstanding shares. A purchase by the acquiror of less than 50% of the outstanding shares does not allow the acquiror to gain ownership of the two-thirds needed to approve a second step merger (which would be used to enable the acquiror to acquire 100% of the corporation’s equity) and, therefore, creates risk for such an acquiror that such a favorable vote will not be obtained. Yet, a tender offer conditioned upon receipt of tenders from at least 90% of the outstanding shares also creates risk for the acquiror because it may be very difficult to receive tenders from holders of at least 90% of the outstanding shares. Consequently, it is possible that these risks would discourage some potential acquirors from pursuing an all cash acquisition that is opposed by the board of directors.

Removal of Directors by Shareholders

Under California law, any director, or the entire board of directors, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. In the case of a corporation with cumulative voting or whose board is classified, however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting rules. In addition, shareholders holding at least ten percent (10%) of the outstanding shares of any class may bring suit to remove any director in case of fraudulent or dishonest acts or

Under Delaware law, any director, or the entire board of directors, of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a corporation whose board is classified, unless the certificate of incorporation provides otherwise, shareholders may effect such removal only for cause. In addition, if a corporation has cumulative voting, and if less than the entire board is to be removed, a director may not be removed without cause by a majority of the outstanding shares if the votes cast against such removal

Provision	Superior California	Superior Delaware
	gross abuse of authority or discretion.	would be sufficient to elect the director under cumulative voting rules.

A corporation may include in its certificate of incorporation a supermajority voting requirement in connection with the removal of directors. The Delaware Charter will not contain such a supermajority voting provision.

Filling Vacancies on the Board

Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board of directors. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board of directors only if authorized by the articles of incorporation or by a bylaw approved by the shareholders.

Consistent with Delaware law, the Delaware Charter and the Delaware Bylaws provide that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director.
The Delaware Bylaws provide that a vacancy created by the removal of a director by the stockholders may be filled by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or by the unanimous written consent of all shares entitled to vote thereon.

Dissolution	Under California law, the holders of 50% or more of a corporation’s total voting power may authorize the corporation’s dissolution.

Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the shareholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares entitled to vote.
Under Delaware law, a corporation may include in its certificate of incorporation a supermajority voting requirement in connection with such a board initiated dissolution. No such

Provision	Superior California	Superior Delaware
supermajority voting requirement will be included in the Delaware Charter.
Indemnification

California law requires indemnification when the individual has defended the action successfully on the merits. Expenses incurred by an officer or director in defending an action may be paid in advance if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. A corporation may purchase indemnity insurance for the benefit of its officers, directors, employees and agents, whether or not the corporation would have the power to indemnify against the liability covered by the policy.
A corporation may provide rights to indemnification in excess of those provided by statute to the extent such additional indemnification is authorized in the corporation’s articles of incorporation.
The California Charter authorizes indemnification to the fullest extent permissible under California law.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by (i) vote of a disinterested majority of the directors (even though less than a quorum); (ii) vote of a committee of such directors designated by majority vote of the directors (even though less than a quorum); (iii) if there are no such directors, or if the directors so direct, independent legal counsel; or (iv) by the shareholders, in each case that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation.
Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise. Without court approval, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Expenses incurred by an officer or director in defending an action may be paid in advance under Delaware law, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification.
A corporation may purchase

Provision	Superior California	Superior Delaware

indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. A corporation may provide indemnification in excess of that provided by statute. Delaware law does not require authorizing provisions in the certificate of incorporation.

The Delaware Charter authorizes indemnification to the fullest extent permissible under Delaware law.
Elimination of Director Personal Liability for Monetary Damages

California law may eliminate the personal liability of directors for monetary damages, except where such liability is based on:
-  intentional misconduct or knowing and culpable violation of law;
-  acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;
-  receipt of an improper personal benefit;
-  acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;
-  acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders; or
-  transactions between the

Delaware law allows a corporation to include a provision in its certificate of incorporation which limits or eliminates the personal liability of a director for monetary damages arising from breaches of his or her fiduciary duties to the corporation or its shareholders, subject to certain exceptions. Such a provision may not, however, eliminate or limit director monetary liability for:
-  breaches of the director’s duty of loyalty to the corporation or its shareholders;
-  acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
-  the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
-  transactions in which the director received an improper personal benefit.
The Delaware Charter eliminates the personal liability of directors to the corporation for monetary damages to the fullest extent permissible under Delaware law.

Provision	Superior California	Superior Delaware
corporation and a director who has a material financial interest in such transaction, and liability for improper distributions, loans or guarantees
Dividends and Repurchases of Shares

Under California law, a corporation may redeem any or all shares which are redeemable at its option, provided that it give proper notice as defined by statute or its articles of incorporation. When a corporation reacquires its own shares, those shares generally are restored to the status of authorized but unissued shares, unless the articles of incorporation prohibit the reissuance thereof.
In addition, under California law, a corporation may not make any distribution to its shareholders unless either:
-  the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or
-  immediately after giving effect to the distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to one and one fourth (1 1/4) times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or one and one fourth (1 1/4) times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years).

Delaware law is more flexible than California law with respect to payment of dividends and implementing share repurchase programs. Delaware law generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, a corporation may declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, Delaware law permits a board of directors to reduce its capital and transfer such amount to its surplus.

Will there be any changes to the business of Superior as a result of the reincorporation?

Superior as it currently exists as a California corporation will cease to exist as a result of the reincorporation merger, and Superior Delaware will be the surviving corporation and will continue to operate our business as it existed prior to the reincorporation. The existing holders of our common stock will own all of the outstanding shares of Superior Delaware common stock, and no change in ownership will result from the reincorporation. Shareholders in the California corporation will become stockholders in the Delaware corporation and will hold an identical number of shares. Assuming approval by our shareholders, we currently intend to cause the reincorporation to become effective as soon as reasonably practicable following the 2015 Annual Meeting.

The reincorporation will make a change only in our legal domicile (and certain related changes of a legal nature in our organizational documents, which are described in this proxy statement). The reincorporation will not result in any change in our name, business, management, fiscal year, assets, liabilities or net worth, nor will it result in any change in location of our current employees, including management. Upon consummation of the reincorporation, our daily business operations will continue as they are presently conducted. In addition, the reincorporation will not, we believe, significantly affect any of our material contracts with any third parties and our rights and obligations under these contractual arrangements will continue and be assumed by Superior Delaware. In addition, upon the effectiveness of the merger, the directors who are elected at this 2015 Annual Meeting as directors of Superior California will become directors of Superior Delaware, and the individuals serving as executive officers of Superior California immediately prior to the reincorporation will continue to serve as executive officers of Superior Delaware, without a change in title or responsibilities.

How will shares of Superior California be converted into shares of Superior Delaware?

On the effective date of the reincorporation merger, each outstanding share of common stock of Superior California will be automatically converted into one share of common stock of Superior Delaware. Each stock certificate representing issued and outstanding shares of common stock of Superior California will continue to represent the same number of shares of common stock of Superior Delaware. The registration statements of Superior California on file with the SEC immediately prior to the reincorporation will be assumed by Superior Delaware, and the shares of Superior Delaware will continue to be listed on the NYSE without interruption, under the same symbol “SUP” as the shares of common stock of Superior California are currently traded.

CERTIFICATES FOR SHARES IN SUPERIOR CALIFORNIA WILL AUTOMATICALLY REPRESENT SHARES IN SUPERIOR DELAWARE UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.

What will happen to Superior’s employee benefit and incentive compensation plans?

If the reincorporation is effected, all of our employee benefit and incentive compensation plans (including all stock options and other equity incentive plans) immediately prior to the reincorporation will be assumed and continued by Superior Delaware, and each outstanding option to purchase shares of Superior California’s common stock will be converted into an option to purchase an equivalent number of shares of Superior Delaware’s common stock on the same terms and subject to the same conditions. Approval of the reincorporation will also constitute approval of the assumption of these plans by Superior Delaware.

What will happen to Superior’s indemnification agreements with officers and directors?

The indemnification agreements previously entered into by Superior California with its officers and directors, if any, will be terminated as of the effective date of the reincorporation, and Superior Delaware will enter into new indemnification agreements with our officers and directors that conform with Delaware law. The new indemnification agreements will provide for indemnification of officers and directors and advancement of expenses to the maximum extent permitted by Delaware law. A vote in favor of the reincorporation also represents approval of such new indemnification agreements.

Will anything prevent the merger from occurring notwithstanding that this proposal is approved by the shareholders at the annual meeting?

Pursuant to the merger agreement, Superior California and Superior Delaware agree to take all actions that Delaware law and California law require for Superior California and Superior Delaware to effect the reincorporation, subject to the approval of the reincorporation by the shareholders of Superior California and the sole stockholder of Superior Delaware.

Notwithstanding the foregoing, the merger agreement provides that the Board of Directors may abandon the reincorporation at any time prior to its consummation if the Board of Directors determines that the reincorporation is inadvisable for any reason. For example, Delaware or California law may be changed to reduce the benefits that we hope to achieve through the reincorporation, or the costs of operating as a Delaware corporation may be increased, although we do not know of any such changes under consideration. The merger agreement may be amended at any time prior to its consummation, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. We will re-solicit shareholder approval of the reincorporation if the terms of the merger agreement are changed in any material respect.

Are dissenters’ rights available?

Although in some circumstances California law provides shareholders with the right to dissent from certain corporate mergers and reorganizations and to receive the cash value of their shares rather than the merger consideration, California law does not grant dissenters’ rights in connection with the proposed reincorporation because all shareholders prior to the merger remain the same after the merger.

Are there any disadvantages to the reincorporation?

Notwithstanding the Board of Directors’ belief as to the benefits to our shareholders of the reincorporation, Delaware law has been criticized by some commentators and institutional stockholders on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states, including California. As noted previously, however, we have adopted a number of provisions of our current California governance structure in order to address this issue. In particular, the Delaware Charter and the Delaware Bylaws adopt most of the provisions in our California Charter and our California Bylaws that are protective of minority shareholder interests. In addition, we have attempted to limit statutory antitakeover devices by affirmatively opting out of Section 203 of the DGCL. However, our California Charter contains, and our Delaware Charter will contain, a provision that restricts for two years certain business combinations with interested stockholders, generally a person who acquires twenty or more percent of our outstanding voting stock.

It should be noted that the interests of the Board of Directors, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. In addition, franchise taxes payable by us in Delaware may be greater than in California.

The Board of Directors has considered the potential disadvantages of the reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

What are the interests of Superior’s directors and executive officers in the reincorporation?

In considering the recommendations of the Board of Directors, shareholders should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For instance, the reincorporation may be of benefit to our directors and officers by reducing their potential personal liability and increasing the scope of permitted indemnification, by strengthening directors’ ability to resist a takeover bid, and in other respects. The Board of Directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the reincorporation and to recommend that our shareholders vote in favor of this proposal.

Are there income tax considerations associated with the reincorporation?

The following discussion summarizes the material U.S. federal income tax consequences of the reincorporation to holders of our common stock. This summary is not exhaustive of all possible tax considerations. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Any such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, including, but not limited to, partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses holders that are “U.S. persons,” generally defined as beneficial owners of our common stock who are, for U.S. federal income tax purposes:

•	individuals who are citizens or residents of the United States;
•

corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	estates the income of which is subject to U.S. federal income taxation regardless of its source;
•

a trust if such trust has in effect a valid election to continue to be treated as a “United States person” (within the meaning of the Code) for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over the administration of such trust and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the reincorporation.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of the reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

We have not requested and do not intend to request a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the reincorporation. However, we believe that, for U.S. federal income tax purposes:

•	the reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;
•	no gain or loss will be recognized by holders of Superior California common stock on receipt of Superior Delaware common stock pursuant to the reincorporation;
•

the aggregate tax basis of the Superior Delaware common stock received by each holder will equal the aggregate tax basis of the Superior California common stock surrendered by such holder in exchange therefor; and

•

the holding period of the Superior Delaware common stock received by each holder will include the period during which such holder held the Superior California common stock surrendered in exchange therefor.

Are there accounting consequences associated with the reincorporation?

We believe that there will be no material accounting consequences to us resulting from the reincorporation.

What vote is required to approve this proposal?

California law requires the affirmative vote of a majority of the outstanding shares of common stock of Superior California to approve the merger agreement pursuant to which Superior California and Superior Delaware would effect the reincorporation. Approval of this reincorporation proposal will constitute approval of the merger agreement and therefore the reincorporation itself. A vote in favor of the reincorporation proposal is also effectively a vote to approve the form of the Delaware Charter and the Delaware Bylaws. If the shareholders approve the merger agreement and the reincorporation is effected, the Delaware Charter and the Delaware Bylaws will become the certificate of incorporation and bylaws of the surviving corporation.

To approve this proposal, a majority of our outstanding shares must vote “FOR” this proposal.

If approved, when would the reincorporation become effective?

We expect that the reincorporation, if approved, will become effective shortly after the 2015 Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR of the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary.

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Superior is asking the shareholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as Superior’s independent registered public accounting firm for the fiscal year ending December 27, 2015. Neither the Company’s Articles of Incorporation nor the Bylaws require that shareholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Superior’s and its shareholders’ best interests.

Deloitte has audited Superior’s consolidated financial statements annually since 2009. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Superior by its independent registered public accounting firm, Deloitte & Touche LLP for professional services rendered for the years ended December 28, 2014 and December 29, 2013:

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees
Audit Fees	$971,000	$1,023,738
Audit-Related Fees	0	0
Tax Fees	67,100	62,579
All Other Fees	14,000	49,670

Total Fees	$1,052,100	$1,135,985

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of Superior’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for the statutory audits for certain subsidiaries located in Mexico.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Superior’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required to support the integrated audit of Superior’s consolidated financial statements and its internal controls over financial reporting and consultations concerning financial accounting and reporting standards.

Tax Fees. Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, and tax advice on international, federal and state tax matters.

All Other Fees. Consist of fees for professional services other than the services reported above, including permissible business process advisory and consulting services.

The Audit Committee determined that all non-audit services provided by Deloitte were compatible with maintaining such firm’s audit independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Deloitte to serve as Superior’s independent registered public accounting firm for the fiscal year ending December 27, 2015.

VOTING SECURITIES AND PRINCIPAL OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of Superior common stock as of March 6, 2015 for (i) the named executive officers (ii) each director and director nominee, (iii) all directors and executive officers as a group, and (iv) all persons known to Superior to beneficially own 5% or more of Superior common stock.

Name and Address(1) of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Total Voting Power(1)(2)
Steven J. Borick(3)(4) 2707 Kipling Street Houston, TX 77098	4,003,046		14.5%
GAMCO Investors, Inc.(5) One Corporate Center Rye, NY 10580	3,397,201		12.6%
The Louis L. Borick Foundation(3)	2,943,946		10.9%
Dimensional Fund Advisors LP(6) Palisades West, Building One Austin, TX 78746	2,254,566		8.4%
BlackRock, Inc.(7) 40 East 52nd Street New York, NY 10022	2,119,936		7.9%
The Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	1,552,086		5.8%
The Killen Group, Inc.(9) 1189 Lancaster Ave. Berwyn, PA 19312	1,475,806		5.5%
Donald J. Stebbins	144,955	(10)(11)	*
Parveen Kakar	83,821	(10)(11)	*
Kerry A. Shiba	58,854	(10)(11)	*
Philip W. Colburn(12)	38,000	(10)(11)	*
Margaret S. Dano	33,500	(10)(11)	*
Francisco S. Uranga	30,000	(10)(11)	*
Michael D. Nelson	23,212	(10)(11)	*
Timothy C. McQuay	9,000	(11)	*
James S. McElya	5,000	(11)	*
Jack A. Hockema	—		*
Paul Humphries	—		*
Michael J. O’Rourke(13)	177,008	(10)(11)	*
Cameron D. Toyne(14)	8,005		*
Michael N. Bakaric(15)	6,470		*
Razmik Perian(16)	4,461		*
Superior’s Directors and Executive Officers as a Group (14 persons)	435,842	(11)(17)	1.6%

*  Less than 1%.

(1)

All persons have the Company’s principal office as their address, except as otherwise indicated. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of Superior’s common stock beneficially owned by them.

(2)

The percentage of shares beneficially owned is based on 26,944,247 shares of common stock outstanding as of March 6, 2015. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 6, 2015 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)

The information with respect to the share ownership of Steven J. Borick and The Louis L. Borick Foundation (the “Foundation”), of which Mr. Borick is the President, is based solely on the Schedule 13D/A, Amendment No. 4 filed on March 3, 2015. The Foundation and Mr. Borick share voting and dispositive power over the shares; however, Mr. Borick disclaims beneficial ownership of the shares held by the Foundation. The Foundation shares the same address as Mr. Borick.

(4)

Also includes 100 shares of common stock and exercisable stock options to purchase 755,100 shares over which Mr. Borick has sole voting and dispositive power, 56,000 shares over which he may have shared voting and dispositive power, and 248,000 shares over which he has sole voting and dispositive power but disclaims beneficial ownership.

(5)

The information with respect to the holdings of GAMCO Investors, Inc. (“GBL”), a registered investment advisor, is based solely on the Schedule 13D Amendment No. 22 filed February 3, 2015 by GBL, GGCP, Inc. “GGCP”), Mario J. Gabelli (“Gabelli”), Teton Advisors, Inc. (“Teton”), GAMCO Asset Management Inc. (“GAMCO”), and Gabelli Funds, LLC (“Gabelli Funds”). Subject to certain restrictions, Gabelli Funds holds 686,500 shares and has sole voting and dispositive power with respect to such shares. GAMCO holds 2,109,701 shares and has sole dispositive power with respect to such shares and sole voting power with respect to 1,887,701 shares. Teton holds 601,000 shares and has sole voting and dispositive power with respect to such shares. GGCP and Gabelli do not directly hold or have voting or dispositive power over any shares. GGCP and Gabelli are the members of CCGP Holdings and GGCP is its manager. GGCP Holdings is the controlling shareholder of GBL. Each of Gabelli Funds and GAMCO is wholly-owned subsidiary of GBL. Gabelli is also (i) the controlling stockholder, chief executive officer, chief investment officer and a director of GGCP, (ii) chairman and executive officer of GBL, (iii) chief investment officers of Gabelli Funds, and (iv) controlling shareholder of Teton. The address for these holders is One Corporate Center, Rye, New York 10580-1435.

(6)

The information with respect to the holdings of Dimensional Fund Advisors LP (“Dimensional Fund”), a registered investment advisor, is based solely on the Schedule 13G/A filed February 2, 2015 by Dimensional Fund. Dimensional Fund serves as investment advisor to four registered investment companies and as investment manager to certain other commingles group trusts and separate accounts (collectively, the “Funds”), which own all shares. Dimensional Fund has sole voting power with respect to 2,178,437 shares owned by the Funds and sole dispositive power with respect to all 2,254,566 shares owned by the Funds.

(7)

The information with respect to the holdings of BlackRock, Inc. (“BlackRock”), a registered investment advisor, is based solely on the Schedule 13G/A filed January 23, 2015 by BlackRock. By virtue of being the parent holding company of the holders of such shares, BlackRock has sole voting power with respect to 2,048,7866 shares and sole dispositive power with respect to all 2,119,936 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10022.

(8)

The information with respect to the holdings of The Vanguard Group, Inc. (“Vanguard”), a registered investment advisor, is based on the Schedule 13G/A filed February 11, 2015 by Vanguard. The aggregate amount beneficially owned by Vanguard is 1,522,086 shares. Of such shares, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 35,041 shares by virtue of its serving as investment manager of certain collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 1,200 shares by virtue of its serving as investment manager of Australian investment offerings. Vanguard has sole voting power with respect to 36,241 shares, sole dispositive power with respect to 1,517,045 shares, and shared dispositive power with respect to 35,041 shares.

(9)

The information with respect to the holdings of The Killen Group, Inc. (“Killen Group”), a registered investment adviser, is based on the Schedule 13G filed on February 13, 2015 by the Killen Group. The aggregate amount beneficially owned by Killen Group is 1,475,806 shares. Killen Group has sole voting power and sole dispositive power with respect to the 1,475,806 shares.

(10)

Includes stock options in the amount of 66,500 for Mr. Kakar, 15,000 for Mr. Shiba, 28,000 for Mr. Colburn, 20,000 for Ms. Dano, 20,000 for Mr. Uranga, 16,166 for Mr. Nelson, and 157,000 for Mr. O’Rourke that are currently or will become exercisable within 60 days of March 6, 2015.

(11)

Includes 132,455 shares of restricted stock subject to vesting for Mr. Stebbins, 13,188 shares of restricted stock subject to vesting for Mr. Shiba, 4,417 shares of restricted stock subject to vesting for Ms. Dano, 4,417 shares of restricted stock subject to vesting for Mr. Colburn, 4,417 shares of restricted stock subject to vesting for Mr. Uranga, 4,417 shares of restricted stock subject to vesting for Mr. McQuay, 9,847 shares of restricted stock subject to vesting for Mr. Kakar, 4,575 shares of restricted stock subject to vesting for Mr. Nelson, 3,750 shares of restricted stock subject to vesting for Mr. McElya, 11,688 shares of restricted stock subject to vesting for Mr. O’Rourke, and 4,575 shares of restricted stock subject to vesting for Mr. Toyne.

(12)	Philip Colburn’s term expires at this Annual Meeting and he is retiring from the Board and will not standing for re-election at the Annual Meeting.
(13)	On January 9, 2015, Michael O’Rourke resigned as Executive Vice President Operations The information with respect to the share ownership of Mr. O’Rourke is based on a Form 4 dated October 2, 2014.
(14)	On January 9, 2015, Cameron Toyne resigned as Vice President Supply Chain. The information with respect to the share ownership of Mr. Toyne is based on a Form 4 dated October 30, 2014.
(15)	On October 31, 2014, Michael Bakaric resigned as Vice President Midwest Manufacturing. The information with respect to the share ownership of Mr. Bakaric is based on a Form 4 dated October 2, 2014.
(16)	On October 3, 2014, Razmik Perian resigned as Chief Information Officer. The information with respect to the share ownership of Mr. Perian is based on a Form 4 dated August 19, 2014.
(17)

Includes 227,151 shares of which the directors and executive officers have the right to acquire beneficial ownership within 60 days from March 6, 2015 through the exercise of previously granted stock options and shares of restricted stock that will vest within 60 days of March 6, 2015. Other than as disclosed with respect to each individual director or officer, each of the directors and officers has sole investment and voting power over his or her shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports filed with the SEC and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors and executive officers complied on a timely basis during the year ended December 28, 2014 with the reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

One of Superior’s main offices, located at 7800 Woodley Avenue, Van Nuys, California, is subleased from The Louis L. Borick Foundation, a California nonprofit corporation, of which Mr. Borick, a former officer and director of Superior, is both an officer and director, and the Nita Borick Management Trust, which is controlled by Nita Borick, who is Mr. Borick’s mother.

The current sublease expires in 2017, and Superior holds options to renew for periods of six months up to February 2026. During fiscal year 2014, Superior paid approximately $426,708 in rentals under the land and building leases. Superior believes this transaction is on terms not materially less favorable to Superior than what would be usual and customary in a similar transaction between unrelated persons dealing at arm’s length.

See the discussion of Mr. Borick’s Separation Agreement under “Executive Compensation and Related Information—Potential Payments upon Termination of Employment or Change in Control.”

In the first quarter of 2015, we entered into an agreement to purchase a subscription to online software provided by NGS. James Sistek, our Senior Vice President, Business Operations, is a passive investor in NGS. The aggregate value of this transaction is expected to be approximately $972,000 over the course of the agreement. The transaction was entered into in the ordinary course of business and in accordance with our normal procedures for engaging software providers and similar vendors. Mr. Sistek was not involved in the transaction or ongoing discussions or negotiations between the parties.

Review, Approval or Ratification of Transactions with Related Persons

As provided in its committee charter, the Audit Committee is primarily responsible for the review, approval and ratification of related person transactions. As mandated by the Audit Committee, Superior’s management is required to inform the Audit Committee of all related person transactions, including relationships and dollar values. Superior’s Code of Conduct also requires that transactions be reported to the Audit Committee. Additionally, the Nominating and Corporate Governance Committee annually reviews any related person transactions involving a director when determining director independence.

“Related-person transactions” are transactions between Superior and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. A “related person” is a director, executive officer, nominee for director, or a person known to Superior to beneficially own 5% or more of Superior common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

Also see Note 8—Leases and Related Parties in Notes to the Consolidated Financial Statements in Item 8—Financial Statements and Supplementary Data of the Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

Independence of Directors

Our Corporate Governance Guidelines provide that a majority of the Board of Directors and all members of the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees of the Board of Directors will be independent. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with Superior in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect interest. Following completion of these questionnaires, the Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the New York Stock Exchange, additional criteria set forth in Superior’s Corporate Governance Guidelines, and consideration of any other material relationship a director may have with Superior.

In March 2015, the Board of Directors determined that all of its current directors are independent under these standards, except for Mr. Stebbins. All members of each of Superior’s Audit, Compensation and Benefits Committee and Nominating and Corporate Governance committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has determined that the members of the Audit Committee and Compensation and Benefits Committee meet the additional independence criteria required for audit committee and compensation committee membership under the New York Stock Exchange applicable listing standards.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Introduction

The Compensation Discussion and Analysis of Superior’s executive compensation structure begins with an executive summary of Superior’s philosophy, compensation programs and policies, and then addresses in more detail the material compensation decisions made under those programs and policies, the material factors considered in making those decisions and the compensation decisions and results for 2014.

The discussion focuses on the compensation structure in effect for the following named executive officers (who will be referred to as the NEOs) in 2014:

•	Donald J. Stebbins—Chief Executive Officer and President (“CEO”)
•	Steven J. Borick—Former Chief Executive Officer and President (“Former CEO”)(1)
•	Kerry A. Shiba—Executive Vice President, Chief Financial Officer, Secretary and Treasurer (“CFO”)(2)
•	Michael J. O’Rourke—Former Executive Vice President–Sales, Marketing and Operations(2,3)
•	Parveen Kakar—Senior Vice President, Sales, Marketing and Product Development
•	Michael D. Nelson—Vice President and Principal Accounting Officer
•	Cameron D. Toyne—Former Vice President–Supply Chain(3)
•	Razmik Perian—Former Vice President and Chief Information Officer(1)
•	Michael N. Bakaric—Former Vice President–Mid-West Manufacturing(1)

(1)	Messrs. Borick, Perian and Bakaric terminated employment with the Company during 2014.
(2)	Messrs. Shiba and O’Rourke also served as Co-Interim Chief Executive Officer during a portion of 2014.
(3)	Messrs. O’Rourke and Toyne terminated employment with the Company on January 9, 2015.

Executive Summary

In connection with the hiring of a new CEO during 2014, Superior entered into an employment agreement and incentive compensation arrangements with our CEO, and Superior incurred separation pay obligations to our Former CEO in 2014 pursuant to arrangements entered into in October 2013.

Reflective of Superior’s compensation philosophy of pay for performance, overall compensation of our NEOs in 2014 correlated with Superior’s financial performance for the year, illustrating a close alignment of the financial interests of management and other shareholders. For example:

•	Base salaries remained relatively flat, increasing modestly for most of our NEOs due to annual raises.

•

Non-equity plan compensation decreased for a majority of the NEOs due to exceeding threshold EBITDA performance in 2014 but falling short of the 2014 target level of performance on an adjusted basis, whereas our 2013 EBITDA performance exceeded the target level of performance.

•

The value of equity awards granted to the NEOs slightly increased for the majority of our NEOs due to the increase in our stock price, although that increase in value for unvested awards may never be actually realized.

Executive Compensation Philosophy that Reflects the Competitive Marketplace and Supports the Business Strategy.

Superior’s executive officers are compensated in a manner consistent with Superior’s strategy, competitive practice, sound compensation governance principles and shareholder interests and concerns. The core of Superior’s executive compensation philosophy continues to be to pay for performance, as discussed in greater detail below. Superior will be placing an even greater emphasis on performance based compensation in 2015 and later years pursuant to the employment agreement entered into with our CEO in 2014 and our recent approval of new annual incentive and long-term incentive programs becoming effective in 2015 (as further described below), which were developed after obtaining guidance from our independent compensation consultant and seeking and receiving feedback from some of our shareholders regarding desired plan design features. Superior’s overall executive compensation philosophy and program have remained largely the same over the last four years. In 2012 and 2013, Superior’s shareholders approved the philosophy and program by approximately 98% and 83% of the shareholder vote, respectively. In 2014, shareholders approved Superior’s executive compensation philosophy and program by approximately 77% of the shareholder vote.

Compensation Governance. The core of Superior’s executive compensation continues to be pay for performance, and the framework includes the compensation governance features discussed below:

•	None of the NEOs, other than the CEO and the Former CEO, had an employment agreement in 2014.
•

The change in control definition contained in Superior’s Amended and Restated 2008 Equity Incentive Plan, Executive Change in Control Severance Plan and the CEO’s employment agreement is not a “liberal” definition that would be activated on mere shareholder approval of a transaction (other than, under the CEO’s employment agreement, shareholder approval of a plan of complete liquidation of the Company).

•	Superior does not provide tax gross-up protection for change in control excise taxes or for any other compensation to any of the NEOs.
•	Superior’s Amended and Restated 2008 Equity Incentive Plan expressly prohibits repricing of options or stock appreciation rights, directly or indirectly, without prior shareholder approval.
•	Superior’s annual incentive plans are performance-based and have appropriate caps on bonus payouts. Superior has no history or intention of changing performance metrics mid-year.
•

None of Superior’s directors or executive officers engages in hedging activities involving Superior common stock. Moreover, Superior’s insider trading policy expressly prohibits any employee or director from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps or other similar arrangements and our executive officers are strongly discouraged from pledging Superior securities in margin accounts or as collateral for a loan.

Brief Summary of Compensation Program for 2014. The following provides a brief overview of Superior’s fiscal 2014 compensation program as detailed later in this Compensation Discussion and Analysis:

•	The main objectives of Superior’s compensation program continue to be paying for performance, aligning the NEOs’ interests with those of Superior’s shareholders, and attracting and retaining qualified executives who can help Superior achieve and expand its business objectives.
•	The total direct compensation awarded to the NEOs for 2014 consisted of base salary, annual cash incentive bonuses and restricted stock awards.
•

In 2014, for NEOs other than the CEO and Former CEO, the annual cash bonus opportunity remained the same as in 2013 when measured as a percentage of base salary. Superior’s CEO provides input on compensation programs and policies and makes recommendations to the Compensation and Benefits Committee with regard to compensation for the NEOs other than himself.

•

The CEO’s annual cash bonus for 2014 was based on the program in effect for the Former CEO in 2013 applying the Company performance criteria in effect for all NEOs in 2014, but subject to a floor of 50% of base salary. The Former CEO received no annual cash bonus for 2014.

•

Superior encourages alignment of the NEOs’ interests with its shareholders’ interests through the award of long-term equity grants. Superior’s NEOs other than the CEO and Former CEO received equity grants consisting of restricted stock which, in each case, vest in equal annual installments over a three-year period. In connection with the commencement of his employment in May 2014, Superior’s CEO received restricted stock grants of 50,000 shares cliff vesting on April 30, 2017, and 82,455 shares cliff vesting on December 31, 2016.

•

The Compensation and Benefits Committee engaged a compensation consultant in 2014 to provide expertise on design and implementation of annual and long-term incentive programs and has received feedback obtained by Company management from some of our shareholders regarding desired plan design features. As a result of that consultation and shareholder discussions, Superior has approved revisions to its annual and long-term programs in 2015 to be more heavily performance based, as described in greater detail below.

•

Pursuant to the separation agreement entered into in October 2013, our Former CEO received payment of his base salary through March 31, 2014, an equity grant consisting of 35,081 fully vested shares of restricted stock, and a lump sum cash severance payment of $1,345,833.

•	Superior does not provide a gross up for any taxes for its executives.
•

Superior’s Executive Change in Control Severance Plan, which currently covers Messrs. Nelson, Kakar and Shiba (and previously covered Messrs. Borick and O’Rourke prior to their terminations of employment), helps ensure retention of the NEOs in the event of a change in control, and entitles them to a severance payment of two years’ base salary (except for Mr. Nelson, who is entitled to one year’s base salary), plus annual target bonus, for involuntary termination within two years after a change in control. Change in control protection for Mr. Stebbins is similar and is provided through his employment agreement as described below.

•

Following a compensation risk assessment, the Compensation and Benefits Committee determined that Superior’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on Superior.

Consideration of 2014 Say-on-Pay Vote

The Compensation and Benefits Committee is very interested in the ideas and concerns of Superior’s shareholders regarding executive compensation. The Compensation and Benefits Committee did not make any specific changes as a result of the 2014 advisory vote regarding executive compensation presented to shareholders.

The Compensation and Benefits Committee recognizes that executive pay practices continue to evolve. Consequently, the Compensation and Benefits Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisor and invites Superior’s shareholders to communicate any concerns or opinions on executive pay directly to the

Compensation and Benefits Committee or the Board. As noted below, we spoke with a few of our shareholders regarding our long-term incentive plan design and have taken these views into account in developing our program for 2015.

At the annual meeting of shareholders on May 20, 2011, Superior’s shareholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, the Board of Directors determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of shareholder votes on executive compensation, which must occur no later than the 2017 annual meeting.

Compensation Philosophy and Objectives

The Compensation and Benefits Committee believes that Superior’s NEOs should be paid in a manner that attracts, motivates and retains the best-available talent, and rewards them for successful results. Within this overall philosophy, the Compensation and Benefits Committee’s ongoing objectives are:

•

To offer a total compensation program that is flexible to adapt to evolving regulatory requirements and changing economic and social conditions, and takes into consideration the compensation practices of peer companies identified based on an objective set of criteria;

•	To provide annual variable cash incentive awards based on Superior’s satisfaction of financial and, to a significantly lesser degree, non-financial objectives; and
•	To align the financial interests of executive officers with those of shareholders by providing appropriate long-term, equity-based incentives and retention awards.

There are three major components of the annual compensation of the NEOs: base salary, variable cash incentive awards and long-term, equity-based incentive awards. A significant portion of the compensation paid to the NEOs is tied to Superior’s financial performance and the future value of Superior common stock.

In designing and administering the compensation programs of the NEOs, the Compensation and Benefits Committee attempts to strike a balance among the above elements, which are discussed in more detail below. The Compensation and Benefits Committee considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as Superior’s own specific short and long-term strategic objectives. The following section describes the various methods the Compensation and Benefits Committee uses in its design, administration and oversight of the compensation programs for the NEOs.

The Compensation and Benefits Committee’s annual review and approval of Superior’s compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation and Benefits Committee reviews Superior’s compensation programs for employees and executives, including the annual cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on Superior.

The Compensation and Benefits Committee believes that the following risk oversight and compensation design features described in greater detail elsewhere herein safeguard against excessive risk taking:

•

Prohibitions on employees engaging in any speculative transactions in Superior’s common stock like hedging, and the strong discouragement of executive officers from pledging Superior securities in margin accounts or as collateral for a loan;

•	Executive bonus payouts are based on financial performance metrics that drive shareholder value; and
•

Equity awards for executive officers are also based on financial metrics that drive shareholder value and all equity awards have vesting requirements that align employees’ interests with shareholders’ interests.

Methodology for Establishing Compensation

The Compensation and Benefits Committee has direct responsibility for making recommendations to the Board of Directors regarding the approval, amendment or termination of Superior’s executive compensation plans and programs. The Compensation and Benefits Committee establishes the annual compensation of Superior’s CEO. It also reviews the compensation for other executive officers and makes recommendations to the independent members of the Board of Directors.

Consistent with its charter, the Compensation and Benefits Committee is composed of four directors. Each member of the Committee is independent, as determined by the Board of Directors and based on the New York Stock Exchange listing standards. Their independence from management allows the Compensation and Benefits Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions.

Compensation Consultants

The Compensation and Benefits Committee from time to time engages independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation programs and principles that are consistent with Superior’s business goals and pay philosophy. The Compensation and Benefits Committee has the final authority to hire and terminate any consultant, as well as the responsibility to consider the independence of the consultant. The Compensation and Benefits Committee has assessed the independence of Mercer LLC (“Mercer”), a consultant who was engaged this past year for specific assignments by the Compensation and Benefits Committee, and concluded that Mercer’s work does not raise any conflict of interest under applicable SEC and New York Stock Exchange rules.

Setting Executive Compensation

The Compensation and Benefits Committee is responsible for establishing the annual compensation of Superior’s CEO. For the remaining NEOs and other executives, Superior’s CEO recommends compensation levels and specific components of compensation. The Compensation and Benefits Committee reviews these recommendations and adjusts them as it deems appropriate before approving or recommending any changes to either the CEO or Board.

The Compensation and Benefits Committee typically reviews broad-based third-party compensation surveys covering a wide array of public companies, some larger and some smaller than we are, to obtain a general understanding of current compensation practices. These compensation surveys provide valuable data for subjective review and confirmation of the equanimity of the salaries paid to the NEOs. The data also gives the Compensation and Benefits Committee information concerning market pay practices regarding the pay mix among base salary, annual bonus and long-term incentives.

For 2014, the Compensation and Benefits Committee relied upon the study performed by Farient Advisors LLC (“Farient”) in 2012. Farient was retained in 2012 to assist the Compensation and Benefits Committee in evaluating the competitiveness of Superior’s executive compensation program. Farient based its competitive pay assessment on survey data from the 2011 Mercer Executive Survey to approximate a company with $650 million in revenue. In addition, for the CEO and CFO position, Farient utilized proxy data from a peer group consisting of the following eleven automotive parts and equipment manufacturers with median revenues of approximately $575 million:

•	Amerigon Inc.
•	Dorman Products Inc.
•	Drew Industries Inc.
•	Fuel Systems Solutions Inc.
•	Gentex Corp.
•	Modine Manufacturing Corp.

•	Shiloh Industries Inc.
•	Spartan Motors Inc.
•	Standard Motor Products Inc.
•	Stoneridge Inc.
•	Strattec Security Corp.

This analysis was given equal weighting with the Mercer Survey. For all NEOs, Farient adjusted the results for differences in scope of positions. The Compensation and Benefits Committee uses the market information obtained from time to time from independent compensation consultants or third- party data sources to test the reasonableness of the compensation decisions we make, and targets total compensation, base salaries and annual incentive compensation targets for our NEOs to be at approximately the 50th percentile within this peer group.

2015 Update. The Compensation and Benefits Committee is focused on increasing the performance orientation of the Company’s annual and long-term incentive programs and has obtained advice from independent compensation consultants and received feedback obtained by Company management from discussion with some of our shareholders regarding desired plan design features. In establishing annual and long-term incentive programs for 2015 (as further described below), the Compensation and Benefits Committee is relying upon the study performed by Mercer in 2014 and the discussions with our shareholders. Mercer focused on proxy data from a peer group consisting of the following fifteen automotive part and equipment manufacturers with median and mean revenues of approximately $788 million and $875 million, respectively:

•	Accuride Corp.
•	Commercial Vehicle Group Inc.
•	Dorman Products Inc.
•	Drew Industries Inc.
•	Fuel Systems Solutions, Inc.
•	Gentherm Inc.
•	Miller Industries, Inc.
•	Modine Manufacturing Corp.
•	Remy International Inc.
•	Shiloh Industries Inc.
•	Spartan Motors Inc.
•	Standard Motor Products Inc.
•	Stoneridge Inc.
•	Stattec Security Corporation
•	Tower International Inc.

2014 Executive Compensation Components

For the fiscal year 2014, the principal components of compensation for Superior’s NEOs were:

•	Base salary;
•	Performance-based annual incentive compensation;
•	Long-term equity incentive compensation;
•	Retirement and similar benefits; and
•	Other benefits.

The Compensation and Benefits Committee does not use a specific formula for allocating compensation among the various components. Instead, the Compensation and Benefits Committee considers market pay practices and whether the total compensation package is fair, reasonable and in accordance with the interests of our shareholders.

Base Salary

Base salary provides a fixed element of compensation that competitively rewards the executive’s skills, experience and contributions to Superior. The base salary of the CEO was established in the negotiation of his employment agreement effective May 5, 2014, to be $900,000 per year.

The base salary of the Former CEO was set at $850,000 per year, effective January 1, 2008, by the Compensation and Benefits Committee. Mr. Borick’s annual base salary remained at this level through his employment termination on March 31, 2014. In order to have Mr. Borick available to Superior during a transition period, Superior has entered into a consulting arrangement with Mr. Borick paying him $5,000 per month for 12 months beginning April 28, 2014.

For NEOs other than the CEO and Former CEO, base salary adjustments are based on recommendations of the CEO to the Compensation and Benefits Committee, taking into account the executive’s performance, competitive benchmarks and Company performance. In setting 2014 salaries, the CEO and the Compensation and Benefits Committee reviewed the analysis and findings of the compensation consultant. Base salaries for NEOs other than the CEO are generally adjusted when deemed necessary to meet market competition or when appropriate to recognize increased responsibilities. On March 3, 2014, all of our NEOs other than the CEO and Former CEO received 2% merit based increases and Mr. Kakar received an additional increase of $61,529 on August 18, 2014 due to an increase in his responsibilities. Following these 2014 increases, our NEOs’ base salaries were as follows: Mr. Stebbins—$900,000; Mr. Borick—$850,000; Mr. Shiba—$375,064; Mr. O’Rourke—$349,981; Mr. Kakar—$300,000; Mr. Nelson—$237,660; Mr. Toyne—$209,245; Mr. Perian—$234,263; and Mr. Bakaric—$220,205. Neither Mr. Shiba nor Mr. O’Rourke received any additional base salary or other compensation for serving as interim Co-Interim Chief Executive Officer from April 1, 2014 through May 4, 2014.

2015 Update. Annual base salary rates effective April 1, 2015, which also were used in determining the 2015 long-term incentive award opportunities for the NEOs as described below, are as follows: Mr. Stebbins—$900,000, Mr. Shiba—$405,000; Mr. Kakar—$375,000; and Mr. Nelson—$250,000.

Performance-Based Annual Incentive Compensation and Bonuses

The 2014 annual cash incentive program continues the program implemented in 2011 which provides a correlation to Company performance by using EBITDA as a payout metric, coupled with an individual performance component.

Under the 2014 CEO Annual Incentive Bonus Plan, Mr. Stebbins was eligible to receive a cash bonus ranging from 50% to 200% of his base salary depending on Superior’s level of achievement of EBITDA goals, set forth below, which were set by the Compensation and Benefits Committee and approved by the Board of Directors. Mr. Stebbins’ employment agreement provides that he will receive a minimum annual bonus for 2014 equal to 50 percent of his annual base salary.

The following table illustrates the minimum and maximum payout opportunities and amount paid under the 2014 CEO Annual Incentive Bonus Plan:

EBITDA Goal ($)	% of EBITDA Target	% of CEO Salary Payable	Actual % of CEO Salary Earned	Total Amount Paid
<54,400,000	<80.0	50.0%
54,400,000	80.0%	80.0%
55,760,000*	82.0%	82.0%	53.4%	$480,511
68,000,000	100.0%	100.0%
81,600,000	120.0%	200.0%
>81,600,000	>120%	200.0%

*

Actual 2014 EBITDA achieved, on an adjusted basis. During 2014, the Compensation and Benefits Committee exercised its discretion to make certain adjustments to EBITDA totaling $5,571,000 in order to exclude costs for non-recurring items, including closure of the Rogers, Arkansas manufacturing facility and write-down of the Company’s equity investment in a wheel manufacturer in India.

**	Mr. Stebbins received a pro-rated annual bonus in respect of 2014 performance based on the number of days he was employed during 2014.

Our Former CEO Mr. Borick was not eligible for any bonus under the CEO Annual Incentive Performance Plan for 2014.

The Annual Incentive Performance Plan for 2014 providing annual cash incentives to our NEOs and other high ranking executives other than the CEO continued the same basic structure as was used in 2013, with fixed and discretionary components. A fixed amount, expressed as a percentage of base salary, was payable based on the level of EBITDA attained and the specific target bonus percentage for each NEO. Depending on achievement against pre-specified individual performance goals, the Compensation and Benefits Committee could exercise discretion to increase or decrease the fixed portion of the bonus earned by up to 20%. Under the Annual Incentive Performance Plan for 2014, the target bonus percentage for the NEOs ranged from 25% to 50% of base salary at a level where EBITDA was equal to the target.

The following table illustrates the payout opportunities and amounts paid under the fixed and discretionary component of the Annual Incentive Performance Plan for 2014:

EBITDA Goal ($)	% of EBITDA Target	Fixed % of Salary	Maximum Additional % of Salary Payable	Actual % of Salary Earned
<54,400,000	<80.0	0%	0%
54,400,000	80.0%	20% - 40%	4% - 8%
55,760,000*	82.0%	21% - 41%	4.2% - 8.2%
68,000,000	100.0%	25% - 50%	5% - 10%	20.6% - 41.2%
81,600,000	120.0%	30% - 60%	6% - 12%
>81,600,000	>120%	30% - 60%	6% - 12%

*	Actual 2014 EBITDA achieved, on an adjusted basis as described above.

The following table shows the total amounts paid to the NEOs other than the CEO and Former CEO under the Annual Incentive Performance Plan for 2014:

Name	Total Amount Paid	Amount Paid as % of Salary
K. A. Shiba	$153,776	41.2%
M. J. O’Rourke	$129,143	37.0%
P. Kakar	$86,100	33.3%
M. Nelson	$48,720	20.6%
C. D. Toyne	$42,895	20.6%
R. Perian	—	—
M. N. Bakaic	—	—

The Compensation and Benefits Committee selected EBITDA as the financial performance component of the Annual Incentive Performance Plan for 2014, because it is an objective measure of core Company performance, without considering matters such as interest income or expense, taxes, or depreciation and amortization, which generally do not impact operational efficiencies. The Compensation and Benefits Committee believes that this type of program, which combines objectively measureable financial goals with adjustments for individual performance, reinforces a Company culture based on team contribution towards results and provides a clear line of sight for participants to understand individual rewards.

2015 Update. Beginning in 2015, annual cash bonuses will be based initially on the Company’s EBITDA performance, but also can then be modified within a range of 0% to 200% of target bonus based on achievement against individual performance goals.

Long-Term Equity Incentive Compensation

Our Amended and Restated 2008 Equity Incentive Plan is designed to achieve four important goals:

•	Attract and retain qualified personnel for positions of substantial responsibility,
•	Motivate high levels of performance,
•	Recognize employee contributions to our success, and
•	Align the interests of plan participants with those of our shareholders.

Pursuant to the Amended and Restated 2008 Equity Incentive Plan, the Compensation and Benefits Committee has the authority to grant stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be earned based on continued service, performance objectives or a combination thereof. Through 2014, the Compensation and Benefits Committee has granted only service-based stock options and restricted stock awards under the Amended and Restated 2008 Equity Incentive Plan.

The decision regarding the size of equity awards to each NEO is discretionary and is based on a number of factors:

•	Market pay practices,
•	Recent performance,
•	Recent and expected contributions,
•	The number and timing of previous awards and the exercise price of options, and
•	The total numbers of awards to be granted.

Individual equity awards are based on recommendations of the CEO (other than with respect to his own awards), with the input of Human Resources, and then reviewed, adjusted as necessary, and approved by the Compensation and Benefits Committee. The Compensation and Benefits Committee considers market pay practices in this determination but does not solely rely on such data to identify the appropriate equity award levels. In granting equity awards, the Compensation and Benefits Committee also considers financial performance without regard to any specified formula.

In 2014, equity awards were limited to restricted stock, which vest one-third per year commencing one year after the grant date, based on continued service. Although the Compensation and Benefits Committee retains the authority to grant awards using a different vesting schedule, such as performance-based vesting, the Compensation and Benefits Committee selected time-based vesting for the 2014 awards because of its stronger effect on the retention of executives. The retention aspect was particularly important in 2014 in the view of the Compensation and Benefits Committee in light of potential uncertainties at the time associated with the change in CEO.

The Compensation and Benefits Committee grants restricted stock because it continues to have value even if the stock price falls below the grant date value, giving it even stronger retention value than stock options, which enjoy higher upside leverage but have no current value if the stock price falls below the exercise price. Also, because full-value awards, such as restricted stock and restricted stock units, require fewer shares to deliver the same grant-date value as option or stock appreciation rights, they are more efficient in terms of the impact on shareholders’ equity dilution.

The Compensation and Benefits Committee typically considers equity grants for its NEOs and other key employees annually. On May 5, 2014, Mr. Stebbins received inducement grants of restricted stock for 50,000 shares vesting April 30, 2017, and for an additional 82,455 shares vesting on December 31, 2016. Pursuant to his October 2013 separation agreement, in lieu of an annual stock option grant of 120,000 shares, Mr. Borick was awarded 35,081 fully vested shares of Superior common stock on March 31, 2014.

In 2014, annual restricted stock awards were approved and granted to NEOs other than the CEO and Former CEO on August 15, 2014 in the following amounts:

Name	Restricted Shares
K. A. Shiba	8,000
M. J. O’Rourke	6,500
P. Kakar	6,500
M. J. Nelson	2,500
C. D. Toyne	2,500
R. Perian	2,500
M. N. Bakaric	2,500

Under his Employment Agreement, Mr. Stebbins is to be granted time-vested restricted stock units each year, cliff vesting at the third fiscal year end following grant, for a number of shares equal to 66.67% of his annual base salary divided by the per share value of Superior’s common stock on the date of grant. Additionally, Mr. Stebbins is to be granted performance-vested restricted stock units each year, vesting based on Company performance goals established by the Compensation and Benefits Committee during the three fiscal years following grant, for a maximum number of shares equal to 200% of his annual base salary divided by the per share value of Superior’s common stock on the date of grant.

For new employees, the Compensation and Benefits Committee may approve an equity grant on the employee’s date of hire or as soon thereafter as is practicable. The Committee is authorized to grant equity awards at other times, as it may deem desirable. Pursuant to the Amended and Restated 2008 Equity Incentive Plan, the exercise price for stock options cannot be less than the closing stock price on the date of grant.

2015 Update. The Compensation and Benefits Committee, following the study by Mercer and after receiving feedback from management’s discussion with some of our shareholders regarding desired plan design features, has approved certain changes to our long-term incentive awards for 2015. The total value of our 2015 long-term incentive grants, which were granted on March 6, 2015, is allocated two-thirds to performance restricted stock unit (“PRSU”) awards and one-third to time-based restricted stock unit (“TBRSU”) awards. The PRSU awards provide Mr. Stebbins the opportunity to earn up to 150% of the target award value in Company stock and our other NEOs the opportunity to earn up to 200% of the target award value in Company stock. Performance criteria for the PRSU awards include EBITDA as a percentage of value-added sales (40%), return on invested capital (40%) and total shareholder return relative to a peer group (20%). The PRSU awards vest, if at all, based on the Company’s performance with respect to the performance criteria during the three year period ending December 31, 2017. The TBRSU award for Mr. Stebbins vests on December 31, 2017 and the TBRSU awards for the other NEOs vest in equal annual installments over a three-year period. The total target award opportunities for our NEOs, expressed as a percentage of each NEO’s annual base salary, is as follows: Mr. Stebbins—200%, Mr. Shiba—60%, Mr. Kakar—50% and Mr. Nelson—30%. Mr. Stebbins’ award opportunity was determined in part by reference to the terms of the CEO Employment Agreement and award values for the other NEOs were determined by the Compensation and Benefits Committee based on market compensation data. The Compensation and Benefits Committee believes that the long-term performance focus of such awards will better align management’s interests with shareholders’ interests.

Retirement and Similar Benefits

Messrs. Borick, O’Rourke, Kakar, Toyne and Perian are participants in Superior’s Salary Continuation Plan, which provides a retirement benefit for participants who terminate employment after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while in our employ prior to separation from service). Upon a qualifying termination, Superior will pay to the participant a benefit equal to 30% of his or her final average compensation over the preceding 36 months. For employee participants, final average compensation includes only base salary. The benefit is paid bi-weekly and continues for the longer of 10 years or until death, provided death occurs more than 10 years after the employee’s retirement date. The rights of

Messrs. Borick, O’Rourke, Kakar and Perian have vested under the Salary Continuation Plan. Mr. Toyne vested in his benefit in connection with his January 9, 2015 termination of employment. The Salary Continuation Plan was closed to new participants in 2011 and, as a result, Messrs. Stebbins, Shiba, Nelson and Bakaric are not participants.

All employees may participate in Superior’s tax-qualified Savings and Retirement Plan which is a 401(k) plan. For fiscal year 2014, Superior matched 100% of the first 1% of before-tax contributions made to the plan and 50% of such contributions over 1% and up to 6%. However, Superior did not match employee contributions in excess of the legal limit of $17,500 ($23,000 for individuals older than 50 years of age) in 2014. All Company contributions are vested 100% after two years of service.

Other Benefits

Superior provides NEOs with incidental benefits that the Compensation and Benefits Committee believes are reasonable and consistent with the competitive market. The primary benefits are an automobile allowance and life insurance benefits. In addition, the NEOs may participate in Superior’s health and welfare benefit plans that are available to other executives and employees. In addition, Mr. Stebbins received a housing allowance upon his date of hire (which was discontinued on December 31, 2014) and Mr. Borick was permitted personal use of the Company aircraft, as specified in footnote 4 to the “Summary Compensation Table.”

Change in Control Severance Benefits

Mr. Stebbins’ Employment Agreement provides him a lump sum severance payment of one year’s base salary plus a prorated amount of his current year annual bonus at target level, and 12 months’ health care continuation, if he is terminated without “cause” or resigns for “good reason” other than within one year following a change in control of Superior. The severance payment is two year’s base salary and two times current year annual bonus at target level, and health care continuation is 24 months, if Mr. Stebbins is terminated without “cause” or resigns for “good reason” within one year following a change in control of Superior.

Messrs. Nelson, Kakar and Shiba currently participate in the Executive Change in Control Severance Plan. Messrs. Borick and O’Rourke previously participated in the Executive Change in Control Severance Plan prior to their terminations of employment. The plan is intended to encourage executive officers to remain employed with the Company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. The amounts to be paid under the plan help ensure that the interests of Superior’s executives will be materially consistent with the interests of Superior’s shareholders when considering corporate transactions. Under the plan, if the employment of a participant is terminated within two years following a change in control, the participant will receive a multiple of the sum of his or her annual base salary and target annual bonus, paid in a lump sum within 60 days after termination. The multiple applied depends upon the class of participation in the plan, and can vary from two-times to one-half times the annual compensation base. The participant would also receive a pro-rata target annual bonus for the year in which the change in control occurs. The Compensation and Benefits Committee considers these protections to be an important part of the NEOs’ compensation and consistent with competitive market practices.

Other Termination or Change in Control Benefits

Upon a change of control of Superior, participants will fully vest in the benefits provided under the Salary Continuation Plan. Moreover, the Amended and Restated 2008 Equity Incentive Plan provides that all outstanding equity awards will become fully vested upon the occurrence of a change in control unless the award agreement provides otherwise or the award is assumed by the successor entity. If the awards are assumed by the successor entity, a “double-trigger” vesting applies, so that a participant’s awards vest if he incurs a qualifying termination within two years after the change of control.

On October 14, 2013, Superior and Mr. Borick entered into a separation agreement providing for Mr. Borick’s separation from employment as the Company’s President and Chief Executive Officer, which became effective on March 31, 2014. Under the agreement, in addition to payment of his salary and accrued vacation through his last day of employment and his annual incentive bonus for 2013, the Company paid Mr. Borick a lump-sum cash payment of $1,345,833 and vested of all of Mr. Borick’s unvested stock options and unvested restricted stock.

Razmik Perian resigned as Chief Information Officer on October 3, 2014 and Michael Bakaric resigned as Vice President Midwest Manufacturing on October 31, 2014. Per the terms of their separation agreements, (i) Mr. Perian was provided a lump-sum cash payment of $175,697 and the period during which he could exercise stock options was extended to October 2, 2015 and (ii) Mr. Bakaric was provided a lump-sum cash payment of $165,154 plus $16,074 to cover the cost of nine months of continuing COBRA insurance coverage.

On January 9, 2015, Michael O’Rourke resigned as Executive Vice President Operations and Cameron Toyne resigned as Vice President Supply Chain. Per the terms of his resignation, Mr. O’Rourke was provided a lump sum severance payment of $349,981 and $9,876 for continuing COBRA insurance coverage. Mr. O’Rourke entered into a consulting agreement with the Company for continuing services through August 31, 2015, at a rate of $10,000 per month. Per the terms of his resignation, Mr. Toyne was provided a lump sum severance payment of $104,622 and $12,000 for continuing COBRA insurance coverage. Additionally, his vesting under the Salary Continuation Plan was accelerated to provide him full benefits under the plan upon reaching the age of 65. Mr. Toyne entered into a consulting agreement with the Company for continuing services through March 9, 2015, in exchange for a lump sum payment of $21,000.

Executive Stock Ownership Guidelines

In March 2015, the Board approved revised stock ownership guidelines for its executive officers, including the NEOs. The Chief Executive Officer is required to own shares equal to 5 times his annual base salary and all other executive officers are required to own shares equal to 2 times his or her annual base salary. The applicable level of stock ownership must be attained within 5 years of becoming subject to the Stock Ownership Guidelines.

Clawback Policy

The Company adopted a formal clawback policy (the “Clawback Policy”) that applies to all incentive-based cash and equity compensation awards granted on or after the effective date (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that Superior may deduct in any one year with respect to its NEOs other than the CFO. However, compensation that qualifies for the performance-based compensation exemption from Section 162(m) is fully deductible, without regard to the limits of Section 162(m).

The CEO Annual Incentive Performance Plan, and the Amended and Restated 2008 Equity Incentive Plan allow the Compensation and Benefits Committee to grant incentive awards that may qualify for the performance-based compensation exemption from Section 162(m). However, to maintain flexibility in compensating our executives, the Compensation and Benefits Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation and Benefits Committee believes that such payments are appropriate. Service-based restricted stock awards are not eligible for the performance-based compensation exemption.

Risk Assessment of Overall Compensation Program

The Compensation and Benefits Committee has designed Superior’s compensation programs to avoid excessive risk-taking. The following are some of the features that are designed to help Superior appropriately manage compensation-related business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures, including financial performance;
•	Fixed maximum award levels for performance-based awards; and
•

An assortment of vehicles for delivering compensation, including cash and equity based incentives with different time horizons, to focus our executives on specific objectives that help us achieve Superior’s business plan and create an alignment with long-term shareholder interests.

The Compensation and Benefits Committee has reviewed with management the design and operation of Superior’s incentive compensation arrangements for all managers and executive officers, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not encourage inappropriate risk taking that could impose unnecessary or excessive risk to the value of Superior or the investments of Superior’s shareholders. In connection with such review, the Compensation and Benefits Committee identified certain internal and external factors that comprise Superior’s primary business risks, and then reviewed Superior’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate the identified business risks.

In conducting this assessment, the Compensation and Benefits Committee considered the performance objectives and target levels used in connection with these incentive awards and also the features of Superior’s compensation program that are designed to mitigate compensation-related risk, including those discussed above. Based on such assessment, the Compensation and Benefits Committee concluded that Superior’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Superior.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or under the Exchange Act that might incorporate future filings made by Superior under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by Superior under those statutes.

The Compensation and Benefits Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2015 Annual Meeting of shareholders.

Submitted by the Compensation and Benefits Committee of the Board of Directors

James S. McElya, Chairperson
Paul J. Humphries
Timothy C. McQuay
Francisco S. Uranga

COMPENSATION TABLES

Summary Compensation Table

The following table provides summary information concerning the compensation earned for services rendered in all capacities to Superior by its (current and any former) Chief Executive Officer, its Chief Financial Officer, each of its other three most highly compensated executive officers whose total compensation for 2014 was in excess of $100,000 and who were serving as executive officers at the end of 2014, and two additional departed individuals for whom disclosure is required despite the fact that these individuals were not serving as an executive officer at the end of 2014.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards(1) $	Option Awards $	Non- Equity Incentive Plan Compen- sation $	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(2)(3) $	All Other Compen- sation(4) $	Total $
Donald J. Stebbins	2014	571,153	—	2,574,925	—	480,511	—	80,069	3,706,658
Chairman, Chief Executive	2013	—	—	—	—	—	—	—	—
Officer and President	2012	—	—	—	—	—	—	—	—
Steven J. Borick*	2014	232,115	—	718,800	—	—	701,363	638,416	2,290,694
Former Chairman, Chief Executive	2013	850,000	—	1,345,211	296,850	595,000	—	1,052,618	4,139,679
Officer and President	2012	850,000	—	—	653,455	591,023	470,369	107,552	2,672,399
Kerry A. Shiba	2014	373,649	—	153,280	—	153,776	—	20,504	701,209
Executive Vice President,	2013	360,707	—	113,360	—	186,039	—	19,815	679,921
Chief Financial Officer, Secretary	2012	355,653	70,000	41,900	55,862	177,307	—	31,397	732,119
& Treasurer
Michael J. O’Rourke**	2014	348,661	—	124,540	—	129,143	244,055	19,215	865,614
Former Executive Vice President—	2013	343,118	—	113,360	—	156,237	—	19,215	631,930
Operations	2012	343,118	50,000	41,900	55,862	153,371	219,477	19,040	882,768
Parveen Kakar	2014	258,870	—	124,540	—	86,100	173,800	14,278	657,588
Senior Vice President–Sales,	2013	229,343	—	69,760	—	82,800	—	17,092	398,995
Marketing and Product	2012	225,921	40,000	33,520	41,897	78,914	130,148	8,362	558,762
Development
Michael D. Nelson	2014	236,763	—	47,900	—	48,720	—	20,003	353,386
Vice President Controller and	2013	228,392	—	43,600	—	58,942	—	17,944	348,878
Principal Accounting Officer	2012	214,040	30,000	20,112	16,293	53,391	—	15,090	348,926
Cameron D. Toyne ***	2014	208,456	—	47,900	—	42,895	154,292	19,344	472,887
Former Vice President	2013	201,236	—	43,600	—	51,895	—	20,415	317,146
Supply Chain	2012	198,416	—	20,112	13,966	49,459	137,000	18,421	437,374
Razmik Perian *	2014	183,824	—	43,110	—	—	189,606	201,956	618,496
Former Vice President—Chief	2013	228,126	—	43,600	—	58,100	—	19,066	348,892
Information Officer	2012	222,140	—	20,112	13,966	55,373	133,567	19,391	464,549
Michael N. Bakaric *	2014	189,731	—	47,900	—	—	—	212,028	449,659
Former Vice President Mid-West	2013	213,970	—	43,600	—	65,535	—	14,808	337,913
Manufacturing	2012	207,086	—	16,760	13,966	61,859	—	13,831	313,502

*

Steven J. Borick resigned as President and CEO effective March 31, 2014; on October 14, 2013, Superior and Mr. Borick entered into a separation agreement, providing for Mr. Borick’s separation from employment and several other payments. Razmik Perian resigned as Vice President, Chief Information Officer effective October 3, 2014. Michael Bakaric resigned as Vice President, Mid-West Manufacturing effective October 31, 2014. Payments to Messrs. Borick, Perian and Bakaric are discussed below under the heading “Potential Payments upon Termination of Employment or Change in Control”.

**

On January 9, 2015, Michael O’Rourke resigned as Executive Vice President Operations and Cameron Toyne resigned as Vice President Supply Chain. Payments to Messrs. O’Rourke and Toyne are discussed above under the heading “Other Termination or Change in Control Benefits”.

(1)

Reflects the aggregate grant date fair value of restricted stock awards granted pursuant to Superior’s Amended and Restated 2008 Equity Incentive Plan to each of the NEOs computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant.

Mr. Stebbins’ 2014 aggregate grant date fair value of stock awards includes an inducement award of restricted stock for 50,000 shares cliff vesting on April 30, 2017, and an additional inducement award of restricted stock for 82,455 shares cliff vesting on December 31, 2016. The awards were granted per the terms of his employment agreement. For further information, refer to the section below under the heading “Employment Agreements”.

Mr. Borick’s 2014 aggregate grant date fair value of stock awards represents the fair value of 35,081 shares of stock granted upon his final separation on March 31, 2014, per the terms of his separation agreement.

Mr. Borick’s 2013 aggregate grant date fair value of restricted stock awards includes $669,591 related to his June 2013 grant of 37,681 shares of restricted stock and $675,620 of incremental fair value associated with the modification of the June 2013 award solely to provide accelerated vesting rights, in accordance with his separation agreement dated October 14, 2013. See “Potential Payments upon Termination of Employment or Change in Control.”

(2)

Reflects the amounts of the actuarial increase in the present value of each NEO’s benefits under Superior’s Salary Continuation Plan, determined using the same assumptions used for financial statement reporting purposes, as reflected in the notes to Superior’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2014. The rights of Messrs. Borick, O’Rourke, Kakar and Perian have vested under the Salary Continuation Plan. Mr. Toyne was not vested in his benefit under the Plan until his termination of employment on January 9, 2015. Messrs. Stebbins, Shiba, Nelson and Bakaric are not participants in the Salary Continuation Plan, as Mr. Shiba was hired shortly before the Salary Continuation Plan was closed to new applicants and Messrs. Stebbins, Nelson and Bakaric were hired after the Salary Continuation Plan was closed to new participants in early 2011.

(3)	The actuarial present value of the NEOs’ benefits under the Salary Continuation Plan increased in 2014 due to the decrease of the discount rate, from 4.8% in 2013 to 4.2% in 2014.
(4)

The amounts shown generally include matching contributions allocated by Superior to each NEO pursuant to the Savings and Retirement Plan, the value attributable to life insurance premiums paid by Superior on behalf of the NEOs, and a car allowance for each of the NEOs.

Mr. Stebbins’ other compensation in 2014 includes a housing allowance of $64,000, as well as the benefits afforded to other NEOs.

Mr. Borick’s other compensation in 2014 includes the final amounts earned under his separation agreement of $413,742, consulting fees of $49,166, accrued vacation of $147,115, car allowance totaling $9,000 and imputed income for the personal use of the Company’s aircraft totaling $18,860. Other compensation in 2013 includes amounts earned under his separation agreement, including $621,356 related to the lump-sum cash payment due on his Separation Date (as defined in the separation agreement) and $310,735 estimated value earned on a stock grant to be awarded on his Separation Date. Also included in Mr. Borick’s other compensation in 2013 is an annual car allowance totaling $36,000, and imputed income for the personal use of the Company’s aircraft totaling $82,548.

With respect to the personal use of the Company’s aircraft, the amount required to be reported represents the incremental cost of providing the benefit and not the total cost or the value of the benefit to the recipient. Superior has computed the incremental aircraft cost on a per hour basis by including:

•	The cost of fuel, oil, catering expenses and crew travel expenses;
•	Landing, parking, flight planning, customs and similar fees;
•	The cost of flight-related maintenance; and
•	The dollar value of the lost tax deductions for expenses that exceed the amounts reported as income for the NEOs.
Mr. Perian’s other compensation in 2014 includes severance in the amount of $175,697 which became due under his severance agreement.

Mr. Bakaric’s other compensation in 2014 includes severance in the amount of $165,154 and $16,074 for nine months of continuing COBRA insurance coverage, each of which became due under his severance agreement.

Grants of Plan Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 28, 2014.

2014 Grants of Plan Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units #	Grant Date Fair Value of Stock and Option Awards(2) $
		Threshold $	Target $	Maximum $
Donald J. Stebbins	5/5/2014				82,455	1,602,925
	5/5/2014				50,000	972,000
		450,000	900,000	1,800,000
Steven J. Borick	3/31/2014				35,081	718,800
Kerry A. Shiba	8/15/2014				8,000	153,280
		150,027	187,534	225,040
Michael J. O’Rourke	8/15/2014				6,500	124,540
		125,993	157,491	188,990
Parveen Kakar	8/15/2014				6,500	124,540
		84,000	105,000	126,000
Michael D. Nelson	8/15/2014				2,500	47,900
		47,532	59,415	71,298
Cameron D. Toyne	8/15/2014				2,500	47,900
		41,849	52,311	62,774
Razmik Perian	8/15/2014				2,500	47,900
Michael N. Bakaric	8/15/2014				2,500	43,110

(1)

Represents threshold, target and maximum payout opportunities under Superior’s annual cash incentive programs for the NEOs. Actual amounts earned by the NEOs under these programs are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Detailed information regarding these plans for the CEO and the other NEOs can be found under Compensation Discussion and Analysis—2014 Executive Compensation Components—Performance-Based Annual Incentive Compensation and Bonuses in this Proxy Statement.

(2)

Reflects the aggregate grant date fair value of restricted stock granted pursuant to the Amended and Restated 2008 Equity Incentive Plan computed in accordance with FASB ACS Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to Superior’s audited financial statements for the fiscal year ended December 28, 2014, included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2014. Per the terms of Mr. Stebbins employment agreement, he was awarded two non-plan inducement awards totaling

132,455 shares with a grant date fair value of $2,574,925. See the following section “Employment Agreements” for more information regarding Mr. Stebbins employment agreement.
No options were granted to the NEOs in 2014.

Employment Agreements

Donald J. Stebbins, President and CEO

On April 30, 2014, in connection with his appointment as President and Chief Executive Officer, Donald J. Stebbins entered into an Executive Employment Agreement effective as of May 5, 2014 (the “Employment Agreement”). The Employment Agreement is for a three year term that expires on April 30, 2017, with additional one-year automatic renewals unless either Mr. Stebbins or Superior provides advance notice of nonrenewal of the Employment Agreement. The Employment Agreement provides for an annual base salary of $900,000. Mr. Stebbins may receive annual bonuses based on attainment of performance goals, determined by Superior’s independent compensation committee, in the amount of 80% of annual base salary at threshold level performance, 100% of annual base salary at target level performance, and up to a maximum of 200% of annual base salary for performance substantially above target level.

Mr. Stebbins received inducement grants of restricted stock for 50,000 shares vesting April 30, 2017, and for an additional number of shares equal to $1,602,920 divided by the per share value of Superior’s common stock on May 5, 2014, with the additional shares vesting on December 31, 2016. In addition, beginning in 2015, Mr. Stebbins will be granted restricted stock unit awards each year under Superior’s 2008 Equity Incentive Plan, or any successor equity plan. Under the Employment Agreement, Mr. Stebbins is to be granted time-vested restricted stock units each year, cliff vesting at the third fiscal year end following grant, for a number of shares equal to 66.67% of his annual base salary divided by the per share value of Superior’s common stock on the date of grant. Additionally, Mr. Stebbins is to be granted performance-vested restricted stock units each year, vesting based on Company performance goals established by the independent compensation committee during the three fiscal years following grant, for a maximum number of shares equal to 200% of his annual base salary divided by the per share value of Superior’s common stock on the date of grant.

In general, the equity awards vest only if Mr. Stebbins continues in employment with Superior through the vesting date or end of the performance period. A prorated portion of the inducement grants of restricted stock vest upon Mr. Stebbins’ termination of employment as a result of death or disability. Vesting of the initial 50,000 share restricted stock grant partially accelerates if Mr. Stebbins is terminated without “cause” or resigns for “good reason.” If Mr. Stebbins is terminated without “cause” or resigns for “good reason” within one year following a change in control of Superior, all of the restricted stock and time-vested restricted stock units become vested in full, and the performance-vested restricted stock units are to vest and be converted into shares based upon the level of attainment of performance goals through the change in control date.

The Employment Agreement includes a clawback of unearned incentive compensation paid based upon inaccurate financial results or erroneous information.

Superior also provides Mr. Stebbins a monthly housing and travel of allowance during a 12 month transition period (which was discontinued on December 31, 2014), a monthly automobile allowance and reimbursement of certain attorneys’ fees in connection with entering into the Employment Agreement. Mr. Stebbins is entitled to four weeks annual paid vacation and to participate in all benefit plans generally made available to executive officers of Superior.

The Employment Agreement provides Mr. Stebbins a lump sum severance payment of one year’s base salary plus a prorated amount of his current year annual bonus at target level, and 12 months’ health care continuation, if he is terminated without “cause” or resigns for “good reason” other than within one year following a change in control of Superior. The severance payment is two year’s base salary and two times current year annual bonus at target level, and health care continuation is 24 months, if Mr. Stebbins is terminated without “cause” or resigns for “good reason” within one year following a change in control of Superior. These severance payments and benefits, and the acceleration of equity awards described above, are conditioned upon Mr. Stebbins providing Superior a release of claims.

The Employment Agreement does not provide a gross up for taxes incurred from receiving excess parachute payments on a change in control. The benefits under the Employment Agreement are to be reduced to the extent necessary to avoid the excise tax under Section 4999 of the Internal Revenue Code if such reduction results in a higher after-tax amount to Mr. Stebbins.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by the NEOs at December 28, 2014.

Outstanding Equity Awards

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Donald J. Stebbins	—	—	—		50,000	1,000,000
					82,455	1,649,100
Steven J. Borick	55,367	0	17.56	29-May-2015	—	—
	120,000	0	17.70	29-May-2015	—	—
	50,000	0	18.55	29-May-2015	—	—
	120,000	0	19.19	29-May-2015	—	—
	120,000	0	19.53	29-May-2015	—	—
	120,000	0	21.72	29-May-2015	—	—
	75,000	0	21.84	29-May-2015	—	—
	120,000	0	21.97	29-May-2015	—	—
	150,000	0	25.00	23-Mar-2015	—	—
Kerry A. Shiba	—	—	—	15-Aug-2024	8,000	160,000
	—	—	—	30-Aug-2023	4,355	87,100
	8,000	4,000	16.76	4-May-2022	833	16,660
	12,000	0	22.57	13-May-2021	0	0
	25,000	0	17.71	28-Oct-2020	0	0
Michael J. O’Rourke	23,000	0	15.17	1-Sep-2015	4,355	87,100
	15,000	0	16.32	1-Sep-2015	7,333	146,660
	8,000	4,000	16.76	1-Sep-2015	0	0
	35,000	0	17.56	1-Sep-2015	0	0
	15,000	0	18.55	1-Sep-2015	0	0
	22,000	0	21.84	1-Sep-2015	0	0
	14,000	0	22.57	1-Sep-2015	0	0
	25,000	—	25.00	23-Mar-2015	0	0
Parveen Kakar	—	—	—	15-Aug-2024	6,500	130,000
				30-Aug-2023	2,680	53,600
	6,000	3,000	16.76	4-May-2022	667	13,340
	9,000	0	22.57	13-May-2021	0	—
	5,000	0	16.32	20-May-2020	0	—
	4,500	0	15.17	14-Aug-2019	0	—
	15,000	0	21.84	16-May-2018	0	—
	12,000	0	18.55	12-Dec-2017	0	—
	15,000	0	25.00	23-Mar-2015	0	—

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Michael D. Nelson	—	—	—	15-Aug-2024	2,500	50,000
				30-Aug-2023	1,675	33,500
	1,166	1,167	16.76	4-May-2022	400	8,000
	15,000	—	22.50	9-May-2021	0	0
Cameron D. Toyne	—	—	—	26-May-2015	1,675	33,500
	—	—	—	26-May-2015	2,900	58,000
Razmik Perian	—	—	—	—	—	—
Michael N. Bakaric	—	—	—	—	—	—

(1)

Options granted other than to Mr. Stebbins and Mr. Borick and having expiration dates in 2021 or later (i.e., those granted in 2011 or later), vest in annual installments over three years. All restricted share awards in 2010 vest in annual installments over four years. In 2013, 2012 and 2011, all restricted share awards vest in annual installments over three years. Mr. Stebbins awards cliff vest 82,455 shares on December 30, 2016 and 50,000 shares on April 30, 2017. All option grants and restricted stock awards to Mr. Borick, vested upon his separation on March 31, 2014, per the terms of his separation agreement.

(2)	Reflects the value calculated by multiplying the number of share or units by $20.00, which was the closing price of Superior’s stock on December 26, 2014, the last trading day in our 2014 fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2014

The following table summarizes the options exercised and vesting of restricted stock award for the NEOs for fiscal year ended December 28, 2014.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald J. Stebbins	—	—	—	—
Steven J. Borick	308,063	$1,116,132	69,876	$1,431,750
Kerry A. Shiba	—	—	4,812	$94,174
Michael J. O’Rourke	—	—	4,979	$97,870
Parveen Kakar	—	—	3,653	$71,870
Michael D. Nelson	—	—	1,892	$37,235
Cameron D. Toyne	—	—	2,725	$53,572
Razmik Perian	23,850	$37,007	2,725	$53,572
Michael N. Bakaric	12,000	$26,151	1,492	$28,817

(1)

The value realized reported in column (c) above was computed by multiplying the number of shares for which the option was exercised by the excess of (i) the closing stock price of Superior’s common stock on the date of exercise over (ii) the exercise price per share.

(2)

The value realized reported in column (e) above was computed by multiplying the number of shares of restricted stock vesting by the closing stock price of Superior’s common stock on the date of vesting.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about securities authorized for issuance under Superior’s equity compensation plans. The features of these plans are described in Note 12 to Superior’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans(2)
Equity Compensation Plans approved by security holders	1,819,444	20.29	1,878,533
Equity Compensation Plans not approved by security holders	—	—	—
Total	1,819,444	20.29	1,878,533

(1)	As of December 28, 2014, the average remaining term of all outstanding options is 2.1 years.
(2)

Represents the number of remaining shares available for grant as of December 28, 2014 under the Amended and Restated 2008 Equity Incentive Plan. All shares remaining available for future issuance as of December 28, 2014 may be used for grants of options or stock appreciation rights, whereas 600,000 of these shares may be granted as full-value awards. As of February 17, 2015, there were 577,059 aggregate shares issuable pursuant to options granted under the Amended and Restated 2008 Stock Incentive Plan. Also as of February 17, 2015, there were 27,942,747 shares of common stock issued and outstanding.

Pension Benefits

The following table summarizes the present value of benefits under Superior’s Salary Continuation Plan for each of the NEOs as of December 28, 2014.

Name	Plan Name(1)	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
Donald J. Stebbins	—	—	—	—
Steven J. Borick	Salary Continuation Plan	—	3,346,973	—
Kerry A. Shiba	—	—	—	—
Michael J. O’Rourke	Salary Continuation Plan	—	977,920	—
Parveen Kakar	Salary Continuation Plan	—	558,560	—
Michael D. Nelson	—	—	—	—
Cameron D. Toyne	Salary Continuation Plan	—	766,756	—
Razmik Perian	Salary Continuation Plan	—	602,164	—
Michael N. Bakaric	—	—	—	—

(1)

Pursuant to the Salary Continuation Plan, after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while employed by Superior), the Salary Continuation Plan provides for Superior to pay to the individual, upon ceasing to be employed by Superior for any reason, a benefit equal to 30% of the employee’s final average compensation over the preceding 36 months. Final average compensation only includes base salary for employees. The benefit is paid weekly and continues for the later of 10 years or until death, provided death occurs more than 10 years following the employee’s retirement date.

(2)	“Years of credited service” does not apply to the Salary Continuation Plan. The rights of Messrs. Borick, O’Rourke, Kakar and Perian are vested under the Salary Continuation Plan and, thus,

they are entitled to receive Salary Continuation Plan benefits upon retirement. Mr. Toyne was not yet vested in his benefit as of December 28, 2014. Messrs. Stebbins, Shiba, Nelson and Bakaric are not participants in the Salary Continuation Plan, as Mr. Shiba was hired shortly before the Salary Continuation Plan was closed to new participants and Messrs. Stebbins, Nelson and Bakaric were hired after the Salary Continuation Plan was closed to new participants in early 2011.

(3)

Represents the present value of accumulated benefits payable to each of the NEOs, under the Salary Continuation Plan, determined using the same assumptions described in Note 9 to Superior’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

Nonqualified Deferred Compensation. Superior does not have any nonqualified deferred compensation plans other than the Salary Continuation Plan.

Potential Payments upon Termination of Employment or Change in Control

Other than Mr. Borick, our former President and CEO, and Mr. Stebbins, our current President and CEO, none of Superior’s NEOs has had an employment agreement specifying a term of employment, and their employment may be terminated at any time. However, Superior does provide severance benefits upon the termination of a NEO’s employment under certain prescribed circumstances.

Separation Agreement with Mr. Borick. On October 14, 2013, Superior and Mr. Borick entered into a separation agreement providing for Mr. Borick’s separation from employment as President and Chief Executive Officer, effective upon the earlier of March 31, 2014 or the announcement of the hiring of a successor to such offices. Under the separation agreement, in addition to payment of his salary and accrued vacation through the Separation Date, Superior paid or provided Mr. Borick with the following:

•

A lump-sum cash payment in an amount equal to (i) $1,345,833 (eighteen months of Mr. Borick’s current base salary and an amount equal to an additional 30 days of compensation at Mr. Borick’s current salary rate), less applicable withholding amounts, plus (ii) if the Separation Date occurs prior to March 31, 2014, the amount of base salary that would have been payable to Mr. Borick during the period beginning on the Separation Date and ending on March 31, 2014;

•

A lump-sum cash payment in an amount equal to $595,000, which is equal to the amount Mr. Borick was eligible to receive under Superior’s CEO Annual Incentive Performance Plan for 2013, calculated as though Mr. Borick remained employed by Superior through the end of calendar year 2013 (this amount was reported and paid in the 2014 proxy statement since Mr. Borick did remain employed through 2013);

•

A grant of 35,081 fully vested shares of Superior common stock valued at $718,800, which is equal to the Black-Scholes value of an annual award of 120,000 stock options that Mr. Borick would have been eligible to receive under the Amended and Restated 2008 Equity Incentive Plan, divided by $20.49, Superior’s closing stock price as reported on the New York Stock Exchange on March 31, 2014; and

•	Vesting of all of Mr. Borick’s unvested stock options and unvested restricted stock, which had a value of $1,044,784.

The agreement provides that if a change of control would have occurred pursuant to an agreement executed prior to March 31, 2014, Mr. Borick would have received, in lieu of the first lump-sum payment described above, any higher amount that he would have received under his employment agreement related to a termination other than for cause or disability within one year of a change of control. The agreement contains provisions regarding a release of claims; continuation of covenants by Mr. Borick found in his employment agreement related to confidentiality, records, non-solicitation and non-disparagement; Mr. Borick’s cooperation in connection with the transition of his duties to a new president or chief executive officer; Superior maintaining current directors’ and officers’ liability insurance policies; and reimbursement of Mr. Borick’s reasonable attorneys’ fees in connection with the agreement.

On October 14, 2013, Superior and Mr. Borick also entered into a consulting agreement under which Mr. Borick will provide consulting services to Superior for a twelve-month period beginning on the later of the Separation Date or the date on which he ceases being a member of the Board of Directors (provided, such period shall begin no later than the date of Superior’s annual meeting of shareholders in 2015), in exchange for monthly payments of $5,000.

Employment Agreement with Mr. Stebbins. For a description of benefits upon termination of employment or change of control, see “—Employment Agreements” above.

Separation Agreement with Mr. Perian. Razmik Perian entered into a separation agreement in connection with his resignation as Chief Information Officer on October 3, 2014. Per the terms of the agreement, Mr. Perian was provided a lump-sum cash payment of $175,697, and the period during which he could exercise stock options was extended to October 2, 2015.

Separation Agreement with Mr. Bakaric. Michael Bakaric entered into a separation agreement in connection with his resignation as Vice President Midwest Manufacturing on October 31, 2014. Per the terms of the agreement, Mr. Bakaric was provided a lump-sum cash payment of $165,154 plus $16,074 to cover the cost of nine months of continuing COBRA insurance coverage.

Executive Change in Control Severance Plan. Under the Executive Change in Control Severance Plan, in which Messrs. Nelson, Kakar and Shiba currently participate (and Messrs. Borick and O’Rourke previously participated prior to their terminations of employment), each participant is entitled to receive a multiple of the sum of his annual base salary and target annual bonus, paid in a lump sum within 60 days after termination. The multiple applied depends upon each participant’s level in the plan, which varies from two-times to one time the participant’s annual compensation base. Each participant is also entitled to receive a pro-rata target annual bonus for the year in which the change in control occurs.

Other Arrangements. The Salary Continuation Plan, in which all of the NEOs employed by the Company as of the end of fiscal 2014 other than Messrs. Stebbins, Shiba and Nelson participate, provides salary continuation benefits upon termination of employment due to a change in control. All of the NEOs who participate in the Salary Continuation Plan were vested in their Salary Continuation Plan benefits as of the end of fiscal 2014 except for Mr. Toyne, who vested in his benefit in connection with his termination of employment on January 9, 2015.

Summary of Potential Termination Payments and Benefits. The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive if he had terminated employment on December 29, 2014 under the circumstances shown, except for with respect to Messrs. Borick, Perian and Bakaric, as they report actual severance amounts due in connection with their 2014 terminations. The amounts shown in the tables do not include accrued but unpaid salary, earned annual bonus for 2014, or payments and benefits to the extent they are provided on a non- discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs. This table also does not include the value of unvested equity awards that vest on a change in control, as those amounts are shown in the next table and are not contingent on a termination of employment.

Name	Termination for Cause or Voluntary Resignation	Termination without Cause or for Good Reason(1)	Retirement	Death(1)	Disability(1)	Termination without Cause or Resignation For Good Reason in connection with a Change in Control	Actual Termination Amounts Received
Donald J. Stebbins
Cash Severance	—	900,000	—	—	—	1,800,000	—
Bonus Severance	—	591,781	—	—	—	1,800,000	—
COBRA Premiums	—	15,946	—	—	—	31,892	—
Equity Acceleration	—	246,154	—	607,271	607,271	2,649,100	—
Total	—	1,753,881	—	607,271	607,271	6,280,992	—
Steven J. Borick(2)(3)
Cash Severance	—	—	—	—	—	—	1,345,833
Equity Grant							718,800
Equity Acceleration							1,044,784
Total	—	—	—	—	—	—	3,109,417
Kerry A. Shiba
Cash Severance	—	—	—	—	—	750,134	—
Target 2014 Bonus	—	—	—	—	—	375,067	—
Equity Acceleration	—	—	—	—	—	276,720	—
Total	—	—	—	—	—	1,401,921	—
Michael J. O’Rourke(2)(4)
Cash Severance	—	—	—	—	—	699,962	—
Target 2014 Bonus	—	—	—	—	—	314,982	—
Equity Acceleration	—	—	—	—	—	246,720	—
Total	—	—	—	—	—	1,261,664	—
Parveen Kakar(2)
Cash Severance						600,000	—
Target 2014 Bonus	—	—	—	—	—	210,000	—
Equity Acceleration	—	—	—	—	—	206,660	—
Total	—	—	—	—	—	1,016,660	—
Michael D. Nelson
Cash Severance	—	—	—	—	—	237,660	—
Target 2014 Bonus	—	—	—	—	—	59,415	—
Equity Acceleration	—	—	—	—	—	95,281	—
Total	—	—	—	—	—	392,356	—
Cameron D. Toyne(4)
Equity Acceleration	—	—	—	—	—	91,500	—
Total	—	—	—	—	—	91,500	—
Razmik Perian(2)(3)
Cash Severance	—	—	—	—	—	—	175,697
Total	—	—	—	—	—	—	175,697
Michael N. Bakaric(4)
Cash Severance	—	—	—	—	—	—	165,154
COBRA Premiums							16,074
Total	—	—	—	—	—	—	181,228

(1)

Under his employment agreement, Mr. Stebbins is entitled to pro-rated vesting of certain of his inducement awards upon his death, disability, termination by the Company without “Cause” or his resignation for “Good Reason” (each as defined in his employment agreement).

(2)	The rights of Messrs. Borick, O’Rourke, Kakar and Perian are vested under the Salary Continuation Plan and, thus, each such officer is entitled to receive payments under the Salary

Continuation Plan upon the later of age 65 or his separation from service for any reason, as disclosed in the “Pension Benefits” table above. Such amounts are not quantified in this table.
(3)	Messrs. Borick, Perian and Bakaric departed from the Company on March, 31, 2104, October 3, 2014 and October 31, 2014, respectively.
(4)	Messrs. O’Rourke and Toyne departed from the Company on January 9, 2015. Mr. Toyne was not a participant in the Executive Change in Control Severance Plan.

Change in Control Provisions under Other Agreements. The Amended and Restated 2008 Equity Incentive Plan provides that a change in control occurs upon the occurrence of any of the following: (1) any person becomes the beneficial owner of securities representing 50% or more of the total voting power of Superior’s outstanding voting securities; (2) consummation of a sale or disposition by Superior of all or substantially all of its assets; (3) consummation of a merger or consolidation of Superior with any other corporation, unless Superior’s shareholders continue to control at least 50% of the total voting power of the successor entity; or (4) Superior’s shareholders approve a plan of complete liquidation of the Company.

The Amended and Restated 2008 Equity Incentive Plan provides that, unless otherwise provided in an applicable award agreement, the occurrence of a change in control results in immediate vesting of outstanding equity awards, unless the awards are assumed by the successor company.

The following table shows the total additional value of the equity awards that would be payable to each of the NEOs who were employed as of December 28, 2014 under the accelerated vesting provisions of the Amended and Restated 2008 Equity Incentive Plan upon the occurrence of a change in control as of December 28, 2014 and assuming that the successor company did not assume the awards.

Named Executive Officer	Stock Options ($)(1)	Restricted Stock ($)(2)	Total ($)
Donald J. Stebbins	—	2,649,100	2,649,100
Kerry A. Shiba	12,960	263,760	276,720
Michael J. O’Rourke	12,960	233,760	246,720
Parveen Kakar	9,720	196,940	206,660
Michael D. Nelson	3,781	91,500	95,281
Cameron D. Toyne	—	91,500	91,500

(1)

Represents the value of the unvested awards at December 28, 2014. Stock options are valued based on the excess, if any, of (i) the closing price of our common stock on the New York Stock Exchange on December 26, 2014, the last trading day in our 2014 fiscal year, of $20.00, over (ii) the exercise price of the option.

(2)

Represents the value of the unvested awards at December 28, 2014. Awards of restricted stock are valued based upon the closing price of our common stock on the New York Stock Exchange on December 26, 2014, the last trading day in our 2014 fiscal year, of $20.00.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Superior specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Superior’s management and Deloitte & Touche LLP the audited consolidated financial statements of Superior contained in Superior’s Annual Report on Form 10-K for the 2014 fiscal year. The Audit Committee has also discussed with

Deloitte & Touche LLP the matters required to be discussed pursuant to applicable auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Superior.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Superior’s Annual Report on Form 10-K for its 2014 fiscal year for filing with the SEC.

Submitted by the Audit Committee

Timothy C. McQuay, Chairperson
Philip Colburn
Margaret S. Dano
Jack A. Hockema
Paul J. Humphries

PROXY SOLICITATION AND COSTS

Superior will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation material that Superior may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, executive officers and employees of Superior. No additional compensation will be paid to these individuals for any such services. The Company will also post its proxy materials to its website under “Investor Relations.”

In addition, Superior has retained MacKenzie Partners, Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. Superior has agreed to pay that firm approximately $100,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. This proxy solicitation firm estimates that approximately 25 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile and email. The Company’s aggregate expenses, including those of MacKenzie Partners, Inc., related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding base annual service fees, salaries and wages of our directors, officers and regular employees, are expected to be approximately $250,000. These solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and advisors to advise us in connection with a contested solicitation of proxies; increased costs related to investor relations; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election. Appendix A sets forth information relating to our directors, executive officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as executive officers and directors of the Company or because they may be soliciting proxies on our behalf.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials. A single set of our annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Superior will promptly deliver a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate set of the annual report and other proxy materials, you may write or call Superior’s Secretary at Superior Industries International, Inc., 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, telephone (248) 352-3700.

Shareholders who share the same address and currently receive multiple copies of our annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

SUPERIOR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SUPERIOR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2014, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: SUPERIOR INDUSTRIES INTERNATIONAL, INC., 24800 DENSO DRIVE, SUITE 225, SOUTHFIELD, MICHIGAN 48033, ATTN: SECRETARY, OR CALL (248) 352-3700. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.SUPIND.COM. THIS PROXY STATEMENT AND THE 2014 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ON WWW.VIEWOURMATERIAL.COM/SUP.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Kerry A. Shiba

Kerry A. Shiba Secretary

Appendix A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Executive Officers”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2015 annual meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees are set forth below and the business address for all our directors and nominees is c/o Superior Industries International, Inc., 24800 Denso Drive, Suite 225, Southfield, Michigan 48033.

Nominees:

Donald J. Stebbins
Margaret S. Dano
Jack A. Hockema
James S. McElya
Timothy C. McQuay
Francisco S. Uranga
Paul J. Humphries

Retiring Director:

Philip W. Colburn

Executive Officers

The principal occupations of our executive officers who are considered Participants are set forth below. The principal occupation refers to his position with Superior, and the business address is c/o Superior Industries International, Inc.

Donald J. Stebbins—President and Chief Executive Officer

Kerry A. Shiba—Executive Vice President and Chief Financial Officer

Information Regarding Ownership of Company Securities by Participants

The number of shares of Superior common stock beneficially owned by our directors and named executive officers as of March 6, 2015 is set forth under the “Voting Securities and Principal Ownership” section of this Proxy Statement.

Information Regarding Transactions in Superior Securities by Participants

The following table sets forth information regarding purchases and sales of Superior securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

App-A-1

Name	Transaction Date	# of Shares	Transaction Description
Phillip W. Colburn	June 12, 2013	2,000	Acquisition—Grant of restricted common stock
	February 19, 2014	1,250	Acquisition—Grant of restricted common stock
	May 16, 2014	3,750	Acquisition—Grant of restricted common stock
	December 12, 2014	930	Disposition—Open market sale of common stock
Margaret S. Dano	June 12, 2013	2,000	Acquisition—Grant of restricted common stock
	February 19, 2014	1,250	Acquisition—Grant of restricted common stock
	May 16, 2014	3,750	Acquisition—Grant of restricted common stock
Jack A. Hockema	—	—	—
Paul J. Humphries	—	—	—
James S. McElya	February 19, 2014	1,250	Acquisition—Grant of restricted common stock
	May 16, 2014	3,750	Acquisition—Grant of restricted common stock
Timothy C. McQuay	June 12, 2013	2,000	Acquisition—Grant of restricted common stock
	February 19, 2014	1,250	Acquisition—Grant of restricted common stock
	May 16, 2014	3,750	Acquisition—Grant of restricted common stock
Kerry A. Shiba	May 23, 2013	334	Disposition—Open market sale of common stock
	June 3, 2013	308	Disposition—Open market sale of common stock
	August 30, 2013	6,500	Acquisition—Grant of restricted common stock
	November 6, 2013	403	Disposition—Open market sale of common stock
	May 19, 2014	341	Disposition—Open market sale of common stock
	July 11, 2014	331	Disposition—Open market sale of common stock
	August 15, 2014	8,000	Acquisition—Grant of restricted common stock
	September 30, 2014	833	Disposition—Open market sale of common stock
	December 9, 2014	396	Disposition—Open market sale of common stock
Donald J. Stebbins	May 5, 2014	132,455	Acquisition—Grant of restricted common stock
	May 7, 2014	12,500	Acquisition—Open market purchase of common stock
Francisco S. Uranga	June 12, 2013	2,000	Acquisition—Grant of restricted common stock
	February 19, 2014	1,250	Grant of restricted common stock
	May 16, 2014	3,750	Acquisition—Grant of restricted common stock

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the proxy statement, none of the “participants” (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of us or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, neither we nor any of the “participants” has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Except as disclosed in this Appendix A or the proxy statement, none of us, the “participants” or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000. Other than as set forth in this Appendix A or the proxy statement, none of us, any of the “participants” or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

App-A-2

EXHIBIT A

FORM OF
AGREEMENT AND PLAN OF MERGER
OF SUPERIOR INDUSTRIES INTERNATIONAL, INC.,
A DELAWARE CORPORATION,

AND

SUPERIOR INDUSTRIES INTERNATIONAL, INC.,
A CALIFORNIA CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of May __, 2015 (the “Merger Agreement”), is made by and between Superior Industries International, Inc., a Delaware corporation (“Superior Delaware”), and Superior Industries International, Inc., a California corporation (“Superior California”). Superior Delaware and Superior California are sometimes referred to herein as the “Constituent Corporations.” Superior Delaware is a wholly-owned subsidiary of Superior California.

RECITALS

A. Superior Delaware is a corporation duly incorporated and existing under the laws of the State of Delaware and has a total authorized capital stock of 101,000,000 shares, of which 100,000,000 are designated common stock, par value $0.01 per share (the “Superior Delaware Common Stock.”), and 1,000,000 are designated Preferred Stock, par value $0.01 per share (the “Superior Delaware Preferred Stock”). The Superior Delaware Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby, 100 shares of Superior Delaware Common Stock are issued and outstanding, all of which are held by Superior California, and no shares of Superior Delaware Preferred Stock are issued and outstanding.

B. Superior California is a corporation duly incorporated and existing under the laws of the State of California and has a total authorized capital stock of 101,000,000 shares, of which 100,000,000 are designated common stock, no par value (the “Superior California Common Stock”), and 1,000,000 are designated Preferred Stock, no par value (the “Superior California Preferred Stock”). the Superior California Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby, _______ shares of Superior California Common Stock and no shares of Superior California Preferred Stock are issued and outstanding.

C. The Board of Directors of Superior California has determined that, for the purpose of effecting the reincorporation of Superior California in the State of Delaware, it is advisable and in the best interests of Superior California and its shareholders that Superior California merge with and into Superior Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of the Constituent Corporations, the shareholders of Superior California and the stockholder of Superior Delaware have approved this Merger Agreement and have directed that this Merger Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Superior Delaware and Superior California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1. MERGER

a. Merger. In accordance with the provisions of this Merger Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code, Superior California shall be merged with and into Superior Delaware (the “Merger”), the separate existence of Superior California shall cease and Superior Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Superior Industries International, Inc.

b. Filing and Effectiveness. The Merger shall become effective in accordance with Section 1108 of the California Corporations Code and Section 252 of the DGCL. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date.”

c. Effect of the Merger. Upon the Effective Date, the separate existence of Superior California shall cease, and Superior Delaware, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) be subject to all actions previously taken by its and Superior California’s Boards of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of Superior California in the manner as more fully set forth in Section 259 of the DGCL, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of Superior California in the same manner as if Superior Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the California Corporations Code.

2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

a. Certificate of Incorporation. The Certificate of Incorporation of Superior Delaware as in effect immediately prior to the Effective Date (the “Certificate of Incorporation”) shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

b. Bylaws. The Bylaws of Superior Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

c. Directors and Officers. The directors and officers of Superior California immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3. MANNER OF CONVERSION OF STOCK

a. Superior California Common Stock. Upon the Effective Date, each share of Superior California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Superior Delaware Common Stock.

b. Superior Delaware Common Stock. Upon the Effective Date, each share of Superior Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Superior Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of Superior Delaware Common Stock, without any consideration being delivered in respect thereof.

c. Exchange of Certificates. After the Effective Date, each holder of an outstanding certificate representing shares of Superior California Common Stock may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Superior Delaware Common Stock into which the shares formerly representing by the surrendered certificate were converted as herein provided. Until so surrendered, each certificate representing shares of Superior California Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes, from and after the Effective Date, to represent the number of shares of Superior Delaware Common Stock into which such shares of Superior California Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Superior Delaware Common Stock represented by such certificate as provided above.

Each certificate representing shares of Superior Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificate of Superior California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

e. Superior California Equity Incentive Plans

(i) Upon the Effective Date, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by Superior California (collectively, the “Plans”). Each outstanding and unexercised option, warrant or right to purchase or receive, or security convertible into, Superior California Common Stock shall become an option, warrant or right to purchase or receive, or security convertible into, Superior Delaware Common Stock on the basis of one (1) share of Superior Delaware Common Stock for each share of Superior California Common Stock issuable pursuant to any such option, warrant or right to purchase or receive, or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such option, warrant or right to purchase or receive, or security convertible into, Superior California Common Stock at the Effective Date. No other changes in the terms and conditions of such options will occur.

(ii) A number of shares of Superior Delaware Common Stock shall be reserved for issuance under the Plans equal to the number of shares of Superior California Common Stock so reserved immediately prior to the Effective Date.

4. CONDITIONS

a. Conditions to Superior California’s Obligations. The obligations of Superior California under this Merger Agreement shall be conditioned upon the occurrence of the following events:

(i) The principal terms of this Merger Agreement shall have been duly approved by the shareholders of Superior California;

(ii) Any consents, approvals or authorizations that Superior California deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(iii) The Superior Delaware Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the New York Stock Exchange.

5. GENERAL

a. Covenants of Superior Delaware. Superior Delaware covenants and agrees that it will, on or before the Effective Date:

(i) Qualify to do business as a foreign corporation in the State of California and, in connection therewith, appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

(ii) File this Merger Agreement with the Secretary of State of the State of California; and

(iii) Take such other actions as may be required by the California Corporations Code.

b. FIRPTA Notification. On the Effective Date of the Merger, Superior California shall deliver to Superior Delaware a properly executed statement (the “Statement”), conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(2) and 1.1445-2(c)(3), certifying that no interest in Superior California is a United States real property interest as defined in Section 897(c) of the Code. Superior California shall deliver to the Internal Revenue service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2 (h)(2).

c. Reorganization for Tax Purposes. This Merger Agreement is intended to constitute a plan of reorganization adopted by the parties hereto within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. The Merger is intended to constitute a reorganization within the meaning of Code Section 368(a)(1)(F).

d. Further Assurances. From time to time, as and when required by Superior Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Superior California such deeds and other instruments, and there shall be taken or caused to be taken by Superior Delaware and Superior California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Superior Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Superior California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Superior Delaware are fully authorized in the name and on behalf of Superior California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

e. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Merger Agreement by the shareholders of Superior California or by the sole stockholder of Superior Delaware, or by both. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors, shareholders or stockholders with respect thereto.

f. Amendment. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders or shareholders of either Constituent Corporation shall not, unless approved by such stockholders or shareholders as required by law:

(i) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(ii) Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(iii) Alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

g. Registered Office. The address of the registered office of the Surviving Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801. The name of the Surviving Corporation’s registered agent at such address is The Corporation Trust Company.

h. Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

i. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Merger Agreement, having first been approved by resolutions of the Boards of Directors of Superior Industries International, Inc., a Delaware corporation, and Superior Industries International, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC. a Delaware corporation

By:

By:

SUPERIOR INDUSTRIES INTERNATIONAL, INC. a California corporation

By:

By:

EXHIBIT B

FORM OF CERTIFICATE OF INCORPORATION
OF
SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Superior Industries International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

ONE: The name of this corporation is SUPERIOR INDUSTRIES INTERNATIONAL, INC.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL as the same may be amended from time to time.

THREE: The address of this corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of this corporation may be changed from time to time by the Board of Directors of this corporation (the “Board of Directors”).

FOUR: This corporation is authorized to issue two classes of shares designated, respectively, “Common Stock” and “Preferred Stock.” The number of shares of Common Stock authorized to be issued is one hundred million (100,000,000) and the number of shares of Preferred Stock authorized to be issued is one million (1,000,000).

The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate of designation pursuant to the DGCL, setting forth such resolution or resolutions, and, with respect to each series, provide for the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof, without stockholder approval, with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

FIVE: The personal liability of the directors of this corporation to this corporation or the stockholders for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Any repeal or amendment of this Article FIVE will, unless otherwise required by law, be prospective only and shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

SIX: This corporation is authorized to indemnify (and advance expenses to) the directors and officers of this corporation to the fullest extent permissible under Delaware law.

Any repeal or amendment of this Article SIX will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits this corporation to provide broader indemnification rights than said law permitted this corporation to provide prior to such amendment).

SEVEN: Any action required or permitted to be taken by the stockholders of this corporation must be effected at a duly called annual or special meeting of stockholders of this corporation and may not be effected by any consent in writing by such stockholders. Advance notice of stockholder nominations for the election of directors and other matters to come before any meeting of stockholders of this corporation shall be given in the manner provided in the bylaws.

EIGHT: The number of directors constituting the Board of Directors shall be as set forth in a resolution of the Board of Directors. Each director shall be elected to hold office for a term expiring at the next annual meeting of stockholders.

Subject to any applicable law and the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

NINE: Stockholders shall not have cumulative voting rights in the election of directors.

TEN: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of this corporation. Bylaws of this corporation shall be adopted, amended or repealed by the Board of Directors or the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

ELEVEN: This corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the DGCL and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, other than such capital stock of which an Interested Shareholder (as defined in Article TWELVE) is the beneficial owner, voting together as a single class, shall be required in order to amend or repeal Article TWELVE or Article THIRTEEN.

TWELVE: The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article.

A. (1) Except as otherwise expressly provided in Section B of this Article:

(i) Any merger or consolidation of this corporation or any Subsidiary (as hereinafter declined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of this corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten percent (10%) of the total value of the assets of this corporation and its consolidated subsidiaries as reflected in the most recent balance sheet of this corporation; or

(iii) the issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $15,000,000 or more; or

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; shall require (a) the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors (hereinafter in this Article referred to as the “Voting Stock”), voting together as a single class (it being understood that, for purposes of this Article, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of this Certificate of Incorporation or any designation of the rights, powers and preferences of any class or series of preferred stock made pursuant to said Article FOUR (a “Preferred Stock Designation”)) and (b) the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock other than the Voting Stock of which an Interested Shareholder or an Affiliate of any Interested Shareholder is the beneficial owner, voting together as a single class. Such affirmative votes shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative votes shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation.

(2) The term “Business Combination” as used in this Article shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (iv) of paragraph (1) of this Section A.

B. The provisions of Section A of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, any Preferred Stock Designation or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of this corporation, solely in their respective capacities as stockholders of this corporation, the condition specified in the following paragraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs (1) and (2) are met:

(1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

(2) All of the following conditions shall have been met:

(i) The consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”). If, within such two-year period, the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the interested Shareholder within such two-year period.

(ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the “Consummation Date”) of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph (2)(ii) shall be required to be met with respect to all shares of Common Stock outstanding regardless of whether the Interested Shareholder has previously acquired any shares of Common Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Bankers Trust Company (or such other major bank as may be selected by the Continuing Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

(b) the Fair Market Value per share of Common Stock on the Announcement Date.

(iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class, other than Common Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (2)(iii) shall be required to be met with respect to every such class of outstanding Voting Stock, regardless of whether the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Bankers Trust Company (or such other major bank as may be selected by the Continuing Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class of Voting Stock; or

(b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

(c) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation.

(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Shareholder’s capacity as a stockholder of this corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination, complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) and setting forth, as an exhibit thereto, the opinion of an investment banking firm selected by a majority of the Continuing Directors, or, if there are no Continuing Directors, an opinion of the investment banking firm most recently retained by this corporation before the Interested Shareholder became an Interested Shareholder, or any successor in interest to such investment banker, that the proposed Business Combination is fair from a financial point of view to the stockholders of this corporation other than the Interested Shareholder, shall be mailed to all stockholders of this corporation at least 30 days prior to the consummation of such Business Combination (regardless of whether such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C. For the purposes of this Article:

(1) A “person” shall mean any individual, firm, corporation or other entity.

(2) “Interested Shareholder” shall mean any person (other than this corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(3) A person shall be a “beneficial owner” of any Voting Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(4) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (2) of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(5) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 24, 1987.

(6) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (2) of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

(7) “Continuing Director” means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

(8) “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

(9) In the event of any Business Combination in which this corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (2)(ii) and (2)(iii) of section B of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter specified in this Section D is to be made by the Board of Directors) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the applicable conditions set forth in paragraph (2) of Section B have been met with respect to any Business Combination, (5) whether the assets which are the subject of any Business Combination referred to in paragraph (1) (ii) of Section A have an aggregate Fair Market Value of 10% of the assets of this corporation and its consolidated subsidiaries as reflected in the most recent balance sheet of this corporation, and (6)

whether the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination referred to in paragraph (1) (iii) of Section A has an aggregate Fair Market Value of $15,000,000 or more.

E. Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

THIRTEEN: The directors of this corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any Voting Stock of this corporation (as defined in Article TWELVE) or (b) to effect a Business Combination (as defined in Article TWELVE) shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation as a whole, be authorized to give due consideration to such factors as they determine to be relevant, including, without limitation:

(i) the interests of this corporation’s stockholders;

(ii) whether the proposed transaction might violate federal or state laws;

(iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of this corporation, but also the market price for the capital stock of this corporation over a period of years, the estimated price that might be achieved in a negotiated sale of this corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and this corporation’s financial condition and future prospects; and

(iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with this corporation, and the communities in which this corporation conducts its business.

In connection with any such evaluation, the directors are authorized to conduct such investigations and to engage in such legal proceedings as they may determine.

FOURTEEN: This corporation expressly elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, this corporation has caused this Certificate of Incorporation to be signed on May ____, 2015.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:

EXHIBIT C

FORM OF
BYLAWS
OF
SUPERIOR INDUSTRIES INTERNATIONAL, INC.
A Delaware Corporation

As adopted on May ____, 2015

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office

The address of the registered office of Superior Industries International, Inc. (the “Corporation”) in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is the Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board”).

1.2 Other Offices

The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board may from time to time authorize.

ARTICLE II

DIRECTORS

2.1 Powers

Subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), any limitations in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and these Bylaws (these “Bylaws”) relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

2.2 Number

The authorized number of directors of the Corporation shall be as set forth in a resolution of the Board. No reduction in the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

2.3 Compensation

Directors and members of committees may receive such compensation, if any, for their services, and may be reimbursed for expenses, as fixed or determined by resolution of the Board. This Section 2.3 shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for those services.

2.4 Election, Qualification and Term of Office

Each director shall be elected to hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

2.5 Vacancies and Resignations

(a) Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum or by a sole remaining director, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation, retirement, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by law. Vacancies created by the removal of a director for cause pursuant to Section 2.7 may be filled at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors.

(b) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation or an effective date determined upon the happening of an event or events. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective. Acceptance of such resignation shall not be necessary to make it effective.

(e) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

2.6 Chairman of the Board and Lead Directors

The Corporation may have at the discretion of the Board, a Chairman of the Board and/or one or more Lead Directors. The Chairman of the Board, if there is one, or a Lead Director, shall have the power to preside at all meetings of the Board and shall have such other powers and shall be subject to such other duties as the Board may from time to time prescribe or as may be prescribed by these Bylaws. If there is more than one Lead Director, the Board may prescribe different responsibilities to each Lead Director.

2.7 Removal

A director, or the entire Board, may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, unless otherwise prescribed by the Certificate of Incorporation or by law; provided, however, that the notice of such meeting shall state that a purpose of such meeting is to vote upon the removal of one or more of the directors named in the notice.

ARTICLE III

OFFICERS

3.1 Officers

The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer or a President or both, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3.3 of these Bylaws. Unless the Certificate of Incorporation or these Bylaws provide otherwise, any number of offices may be held by the same person.

3.2 Appointment of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3.3 of these Bylaws, shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

3.3 Subordinate Officers

The Board may appoint, or may empower the Chairman of the Board, the Chief Executive Officer or the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or such delegatee may from time to time determine.

3.4 Term of Office and Compensation

The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by the Board from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment.

3.5 Removal or Resignation

(a) Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board and any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(b) Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise necessary to make it effective, the acceptance of the resignation shall not be necessary to make it effective.

3.6 Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by these Bylaws for regular appointments to that office.

3.7 Chief Executive Officer

The powers and duties of the Chief Executive Officer are:

(a) To act as the general manager and chief executive officer of the Corporation and, subject to the direction of the Board, to have general supervision, direction and control of the business and affairs of the Corporation.

(b) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

3.8 President

The powers and duties of the President are:

(a) To act as a general manager of the Corporation and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation.

(b) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the President, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

3.9 President Pro Tem

If none of the Chairman of the Board, any Lead Director, the Chief Executive Officer, the President, or any Vice President is present at any meeting of the Board, a President pro tem may be chosen by the Board to preside and act at that meeting. If none of the Chief Executive Officer, the President or any Vice President is present at any meeting of the stockholders, a President pro tem may be chosen to preside at such meeting.

3.10 Vice President

The titles, powers and duties of the Vice President or Vice Presidents shall be prescribed by the Board. In the absence, disability or death of the Chief Executive Officer or the President, the Vice President, or one of the Vice Presidents, shall exercise all of his or her powers and perform all of his or her duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the Chief Executive Officer or the President shall be as fixed by the Board.

3.11 Secretary

The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal executive office of the Corporation, or such other place as the Board may order, of all meetings of the Board, its committees and the stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

(b) To keep the seal of the Corporation and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal executive office of the Corporation, or at the office of the transfer agent or agents, a record of the stockholders of the Corporation, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder, the number and date of any certificates issued for shares, appropriate records with respect to uncertificated shares issued, the number and date of cancellation of every certificate surrendered for cancellation and the number and date of every replacement certificate or the appropriate records for uncertificated shares issued for surrendered, lost, stolen or destroyed certificates.

(d) To keep a supply of certificates for shares of the Corporation, to fill in and sign all certificates issued or prepare the initial transaction statement or written statements for uncertificated shares, and to make a proper record of each such issuance; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the Corporation or in accordance with a direct registration program as provided in Section 7.4(b) of these Bylaws any and all shares of the Corporation; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each share shall be subject to the reasonable regulations of the transfer agent to which the shares are presented for transfer and, also, if the Corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate or a new issuance of shares is presented for registration; and provided, further, that no shares shall be issued, recorded or delivered or, if issued, recorded or delivered, shall have any validity whatsoever until and unless such shares have been signed or authenticated, as applicable, in the manner provided in Section 7.4 of these Bylaws.

(f) To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President or a Vice President, or by any person thereunto authorized by either of them or by the Board or by the holders of a majority of the outstanding shares of the Corporation.

(g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board or these Bylaws.

3.12 Chief Financial Officer

The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid for the account of the Corporation.

(d) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Chief Executive Officer, the President or the Board, taking proper vouchers for such disbursements.

(e) To render to the Chief Executive Officer, the President or the Board, whenever any of them may require, accounts of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

(f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board or these Bylaws.

ARTICLE IV

COMMITTEES

4.1 Committees of the Board of Directors

The Board may, by resolution of the Board adopted by a majority of the total number of authorized directors designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act in a manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, provided, however, that no committee may take any action that is expressly required by Delaware Law, the Certificate of Incorporation or these By-laws to be taken by the Board and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee shall be reported to the Board at the next meeting of the Board.

ARTICLE V

MEETINGS OF SHAREHOLDERS

5.1 Place of Meetings

(a) All annual or other meetings of the stockholders of the Corporation shall be held at the principal executive office for the transaction of business of the Corporation, or at any place within or without the State of Delaware, which may be designated from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

(b) A meeting of the stockholders may be conducted in whole or in part, by remote communication as provided in DGCL Section 211 if:

(i) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation implements reasonable measures to provide stockholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read and hear the proceedings of the meeting concurrently with those proceedings; and

(ii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, the Corporation maintains a record of the vote or action and any stockholder votes or other stockholder action is taken at the meeting.

5.2 Annual Meetings

The annual meeting of stockholders shall be held on a date and at a time designated by the Board from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The annual meeting shall be held for the purpose of electing directors and the transaction of any other business that is properly brought before the meeting in accordance with these Bylaws.

5.3 Special Meetings

(a) Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, the President or by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes on the record date established pursuant to Section 5.9 of these Bylaws (the “Requisite Holders”).

(b) For a special meeting of stockholders to be properly called at the request of the Requisite Holders, the request must be in writing and must be sent by registered mail to the Chief Executive Officer, President, Vice President or Secretary, or delivered to any such officer in person, and must include, as applicable, the information required by Section 5.14 of these Bylaws. It shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice to be given to the stockholders entitled to vote indicating that a meeting has been requested by the Requisite

Holders, the date of which meeting shall be set by such officer, to be not less than thirty-five (35) days nor more than sixty (60) days after the date of receipt of such request or, if applicable, determination of the validity of such request pursuant to the immediately succeeding sentence. Within seven (7) days after receiving such a written request from a stockholder or stockholders of the Corporation, the Board shall determine whether holders of shares entitled to cast not less than ten percent (10%) of the votes as of the record date established pursuant to Section 5.9 of these Bylaws for such request support the call of a special meeting and notify the requesting party or parties of its finding, which notification will not constitute notice of the special meeting. If the notice of the special meeting is not given within twenty (20) days after receipt of the request, the person(s) entitled to call the meeting may give the notice. Nothing contained in this Section 5.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board may be held.

(c) At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the special meeting by or at the direction of the Board, or (3) otherwise properly requested to be brought before a special meeting requested by the Requisite Holders in accordance with these Bylaws; provided, however, notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at any stockholder requested special meeting.

5.4 Notice of Meetings

Written notice of each meeting of the stockholders stating the place, if any, date and time of the meeting, means of remote communications, if any, by which stockholder may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice. Neither the business to be transacted at, nor the purpose or purposes of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

5.5 Consent to Stockholders’ Meetings

The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the DGCL to be included in the notice but not so included, if such objection is expressly made at the meeting.

5.6 Quorum

The presence in person or by proxy of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

5.7 Adjourned Meetings

Any stockholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 5.6 of these Bylaws, in the absence of a quorum, no other business may be transacted at such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place (or the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which the stockholders may participate) are announced at the meeting at which the adjournment is taken. When a meeting is adjourned for more than thirty (30) days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the time and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at a meeting. At any adjourned meeting the stockholders may transact any business which might have been properly transacted at the original meeting.

5.8 Record Date for Stockholder Notice; Voting

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting or to vote, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, a meeting of stockholders, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or the DGCL. In the absence of any contrary provision in the Certificate of Incorporation or in any applicable statute relating to the election of directors or to other particular matters, each such person shall be entitled to one vote for each share.

(b) A determination of the stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

(c) If the Board does not so fix a record date, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(d) Except as otherwise required by the DGCL or the Certificate of Incorporation, in all matters other than the election of directors, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the DGCL or the Certificate of Incorporation.

5.9 No Action by Written Consent.

In accordance with Article VII of the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of this Corporation and may not be effected by any consent in writing by such stockholders.

5.10 Election of Directors.

Except as otherwise required by the DGCL or the Certificate of Incorporation, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Elections of directors need not be by ballot except upon demand made by a stockholder at the meeting and before the voting begins.

5.11 Proxies

(a) Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the Secretary. No proxy shall be valid (i) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section 5.11 and applicable law, or (ii) after the expiration of eleven (11) months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by the Corporation.

(b) A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following: (i) a pledgee, (ii) a person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person’s shares in the Corporation to the maker of the proxy, (iii) a creditor or creditors of the Corporation or the stockholder who extended or continued credit to the Corporation or the stockholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing the credit, (iv) a person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, or (v) a person designated by or under a close Corporation stockholder agreement or a voting trust agreement. In addition, a proxy may be made irrevocable if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligation secured by it.

(c) Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of the Corporation or dies, the debt of the Corporation or the stockholder is paid, the period of employment provided for in the contract of employment has terminated or the close Corporation stockholder agreement or the voting trust agreement has terminated. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares or, in the case of uncertificated shares, on the initial transaction statement and written statements.

(d) Every form of proxy, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain”, whereby a stockholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked “abstain” by the stockholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a stockholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

5.12 Inspectors of Elections

Before any meeting of stockholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of stockholders may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (l) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares represented in person or by proxy at the meeting, shall determine whether one (l) or three (3) inspectors are to be appointed. If there are three inspectors, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all. The duties of inspectors shall include the following:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes or ballots;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

5.13 Advance Notice of Stockholder Business and Nominations

(a) Advance Notice of Stockholder Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting, given by or at the direction of the Board, as included in its proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board or any duly authorized committee thereof, or (C) by any stockholder of the Corporation who (1) is a stockholder of record at the time that the notice required by this Section 5.13(a) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 5.13(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and under the DGCL. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(i) To comply with clause (C) of Section 5.13(a) above, a stockholder’s notice with respect to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting must set forth all information required under this Section 5.13(a) and must be timely received by the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the one-year anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the preceding year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 5.13(a)(i). For purposes of these Bylaws, “Public Announcement” shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, (b) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (c) in a notice pursuant to the applicable rules of a stock exchange on which the securities of the Corporation are listed, (d) in a notice published on the Corporation’s website, or (e) another method of broad-based dissemination.

(ii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder intends to bring before the meeting: (1) a brief description of the business intended to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (5) the class or series and number of shares of the capital stock of the Corporation that are, directly or indirectly, held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of such stockholder or any Stockholder Associated Person, (6) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (7) any material interest of the stockholder or any Stockholder Associated Person in such business, (8) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among the stockholder and any Stockholder Associated Person or (y) between or among the stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or any Stockholder Associated Person or other person or entity), (9) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (10) a representation whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (y) otherwise to solicit proxies from stockholders in support of such proposal (such information provided and statements made as required by clauses (1) through (10), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than ten (10) days following the record date for notice of the meeting to disclose the information contained in clauses (5) and (6) above as of the record date for notice of the meeting. For purposes of this Section 5.13, a “Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, (ii) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, (iii) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (i) and (ii), and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective Affiliates or Associates) is Acting in Concert (as defined below). A person shall be deemed to be “Acting in Concert” with another person for purposes of these

Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately and directly or indirectly, including through counsel), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy solicitation statement filed with the SEC on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 5.13(a) and, if applicable, Section 5.13(b). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 5.13(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 5.13(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the Board shall be made at an annual meeting of stockholders only (1) by or at the direction of the Board or (2) by a stockholder of the Corporation who (a) was a stockholder of record at the time that the notice required by this Section 5.13(b) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting and who is entitled to vote at the meeting and upon such election, and (b) has timely complied in proper written form with the notice procedures set forth in this Section 5.13(b).

(i) To comply with clause (2) of Section 5.13(b) above, a nomination to be made by a stockholder must set forth all information required under this Section 5.13(b) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 5.13(a)(i) above. In the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5.13(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(ii) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions have been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (4) through (9) of Section 5.13(a)(ii) above, and the supplement referenced in the second sentence of Section 5.13(a)(ii) above (except that the references to “business” or “proposal” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether such stockholder or Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) or (y) otherwise to solicit proxies from stockholders in support of the election or re-election of such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii) At the request of the Board, any person nominated by a stockholder for election or re-election as a director must furnish to the Secretary of the Corporation (a) that information required to be set forth in the stockholder’s notice of nomination of such person as a director updated as of a date subsequent to the date on which the notice of such person’s nomination was given, and (b) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an “independent director” or “audit committee financial expert” of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (c) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 5.13(b).

(iv) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 5.13(b). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Advance Notice of Director Nominations for Special Meetings.

(i) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, nominations of persons for election or re-election to the Board shall be made only (1) by or at the direction of the Board or any duly authorized committee thereof or (2) by any stockholder of the Corporation who (A) is a stockholder of record (i) at the time the notice provided for in this Section 5.13(c) is delivered to the Secretary of the Corporation and (ii) on the record date for the determination of stockholders entitled to vote at the special meeting, and who is entitled to vote at the meeting and upon such election, and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Section 5.13(b)(ii) and Section 5.13(b)(iii) above. A nominee shall not be eligible for election at a special meeting of stockholders if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii) To be timely, such advance notice of director nominations must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected or re-elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) Any stockholder or stockholders seeking to call a special meeting of stockholders pursuant to, and in accordance with, Article 5, Section 5.3, of these Bylaws shall provide information comparable to that required by the preceding Sections 5.13(a) and Section 5.13(b), to the extent applicable, in any request for a special meeting of stockholders made pursuant to such Article and Section.

(d) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 5.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5.13.

(ii) A stockholder providing notice of any business proposed to be conducted, or the nomination of one or more candidates for election to the Board for consideration, at a meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 5.13 shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary of the Corporation not later than five (5) Business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct in all material respects.

(iii) If the information submitted pursuant to this Section 5.13 by any stockholder proposing business or the nomination of one or more candidates for election to the Board for consideration at a meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 5.13. Upon written request by the Secretary of the Corporation, the Board or any committee thereof, any stockholder proposing business for consideration at a meeting shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 5.13. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 5.13.

(iv) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5.13 and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 5.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(v) Notwithstanding the foregoing provisions of this Section 5.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5.13, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(vi) Nothing in this Section 5.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (and any proposal included in the Corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 5.13) or (b) of the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.

5.14 Conduct of Meetings.

(a) Officers of the Meeting. The Chairman of the Board, or in the absence of the Chairman, the President, or in their absence, the Vice Chairman, or if no such officer is present, a director designated by the Board, shall call meetings of the stockholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the stockholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the stockholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.

(c) Meeting Protocol. To the maximum extent permitted by applicable law, the Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants;

(vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (viii) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE VI

MEETINGS OF DIRECTORS

6.1 Place of Meetings

Meetings (whether regular, special or adjourned) of the Board shall be held at the principal office of the Corporation for the transaction of business, as specified in accordance with Section 1.1 of these Bylaws, or at any other place within or without the State of Delaware which has been designated from time to time by resolution of the Board or which is designated in the notice of the meeting. Any meeting (whether regular, special or adjourned) may be held by conference telephone, electronic video screen communication or electronic communication by and to the Corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication pursuant to this Section 6.1 constitutes presence in person at that meeting so long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication), pursuant to this Section 6.1 constitutes presence in person at that meeting if both of the following apply:

(a) each member participating in the meeting can communicate with all of the other members concurrently; and

(b) each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation.

(c) the Corporation adopts and implements some means of verifying both of the following:

(i) A person participating in the meeting is a director or other person entitled to participate in the meeting; and

(ii) All actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.

6.2 Regular Annual Meeting; Regular Meetings

After the adjournment of each annual meeting of the stockholders, the Board shall hold a regular meeting (which regular directors’ meeting shall be designated the “Regular Annual Meeting”) and no notice need be given for the Regular Annual Meeting unless the Regular Annual Meeting is not held at the principal place of business provided at Section 1.1 of these Bylaws. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board.

6.3 Special Meetings

Special meetings of the Board may be called at any time by the Chairman of the Board, if any, the Lead Director, if any, the Chief Executive Officer, the Secretary or by a majority of the authorized number of directors.

6.4 Notice of Special Meetings

Special meetings of the Board shall be held upon no less than four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone to each director, including by a voice messaging system or by electronic transmission by the Corporation.

6.5 Quorum

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided by Section 6.6 of these Bylaws. Every act by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of the Certificate of Incorporation, these Bylaws or other applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

6.6 Adjournment

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for over twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

6.7 Waiver and Notice of Consent

Notice of a meeting need not be given to a director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting in writing, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

6.8 Action without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted by law to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing or by electronic transmission to such action. Such writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes or proceedings of the Board are maintained in paper form and shall be in electronic form in the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

6.9 Committees

The provisions of this Article VI also apply to committees of the Board and action by such committees, mutatis mutandis.

ARTICLE VII

GENERAL MATTERS

7.1 Record Date for Purposes Other than Notice and Voting

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a stockholders’ meeting), the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to any such action. Only stockholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided for in the Certificate of Incorporation or the DGCL.

7.2 Instruments in Writing

All checks, drafts, other orders for payments of money, notes or other evidences of indebtedness of the Corporation, and all written contracts of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board may from time to time designate. No officer, agent, or employee of the Corporation shall have the power to bind the Corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board.

7.3 Shares Held by the Corporation

Shares in other corporations standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by any officer of the Corporation authorized to do so by resolution of the Board. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or by power of attorney duly executed by such person having the authority.

7.4 Certificated and Uncertificated Shares

(a) Certificates for the shares of stock of the Corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or any Assistant Secretary, and if so issued shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Any such certificates shall be signed by, or in the name of the Corporation by, the Chief Executive Officer or the President and by the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer transfer, agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b) Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefore have been surrendered to the Corporation.

7.5 Lost Certificates

Except as provided in this Section 7.5, no new shares shall be issued to replace a previously issued certificate unless the certificate is surrendered to the Corporation or its transfer agent or registrar and cancelled at the same time. When the owner of any certificate for shares of the Corporation claims that the certificate has been lost, stolen or destroyed, uncertificated shares, in accordance with Section 7.4(b) above, shall be issued in place of the original certificate if the owner (a) so requests before the Corporation has notice that the original certificate has been acquired by a bona fide purchaser, (b) files with the Corporation an indemnity bond in such form and in such amount sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement shares, and (c) satisfies any other reasonable requirements imposed by the Corporation. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

7.6 Certification and Inspection of Bylaws

The Corporation shall keep at its principal executive or business office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

7.7 Interpretation

Reference in these Bylaws to any provision of the DGCL shall be deemed to include all amendments thereof.

7.8 Construction

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of the provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. The term “Chief Executive Officer” shall be equivalent to the term “President” under the DGCL.

ARTICLE VIII

CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW

8.1 Bylaw Provisions Additional and Supplemental to Provisions of Law

All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

8.2 Bylaw Provisions Contrary to or Inconsistent with Provisions of Law

Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 8.1 of these Bylaws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE IX

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

9.1 By Stockholders

As provided by Article X of the Certificate of Incorporation, these Bylaws may be adopted, amended or repealed by the vote of the holders of at least a majority of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

9.2 By the Board

Subject to the right of stockholders to adopt, amend or repeal these Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, these Bylaws may be adopted, amended or repealed by the Board. A bylaw adopted by the stockholders may restrict or eliminate the power of the Board to adopt, amend or repeal these Bylaws.

ARTICLE X

INDEMNIFICATION

10.1 Third Party Actions.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or office of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding as authorized by the Board.

10.2 Actions by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board.

10.3 Indemnity if Successful.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1 or Section 10.2 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

10.4 Standard of Conduct.

Except in a situation governed by Section 10.3, any indemnification under Section 10.1 or Section 10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2, as applicable, of this Article. Such determination shall be made (i) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. The determination required by clauses (i) and (ii) of this Section 4 may in either event be made by written consent of the majority required by each clause.

10.5 Expenses.

Expenses (including attorneys’ fees) of each director and officer hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and upon such terms and conditions, if any, as the Board deems appropriate.

10.6 Nonexclusivity.

The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

10.7 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Delaware Law.

10.8 Definitions

For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article X, references to “other capacities” shall include serving as a trustee or agent for any employee benefit plan; references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

10.9 Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, Delaware Law, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

10.10 Severability. If this Article X or any provision hereof shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each section and subsection of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired hereby, and (b) to the fullest extent possible and permitted by law, the provisions of this Article X (including, without limitation, each portion of any section or subsection of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

10.11 Amendment. The right to indemnification conferred by this Article X shall be deemed to be a contract between the Corporation and each person referred therein until amended or repealed, and any repeal or amendment of this Article X by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these Bylaws inconsistent with this Article X will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits this corporation to provide broader indemnification rights than said law permitted this corporation to provide prior to such amendment) and shall not apply to or have any effect on the right to indemnification or to advancement of expenses of any person with respect to any liability or alleged liability with respect to such person for or with respect to any act or omission of such person occurring prior to such repeal or amendment.

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

WHITE PROXY CARD

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Annual Meeting of Shareholders

May 5, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2015 Annual Meeting of Shareholders, and appoints Donald J. Stebbins and Kerry A. Shiba, and each of them, as attorney-in-fact and proxy of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Superior Industries International, Inc. to be held at The Westin Hotel, 1500 Town Center, Southfield, Michigan 48075 on May 5, 2015, at 9:30 a.m. Eastern Time, and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might and could do if personally present thereat, on the matters as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF, IN THE MANNER HEREIN SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The undersigned shareholder hereby revokes any other proxy heretofore executed by the undersigned for the 2015 Annual Meeting of Shareholders.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the annual meeting.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return your proxy card to: Superior Industries International, Inc., c/o MacKenzie Partners, 105 Madison Avenue, New York, NY 10016 to ensure your proxy is received prior to the Annual Meeting.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

The Proxy Statement and our 2014 Annual Report to Shareholders are available on the internet at:
www.ViewOurMaterial.com/sup

CONTROL NUMBER

          If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

(1)	Margaret S. Dano	(5)	Timothy C. McQuay
(2)	Jack A. Hockema	(6)	Donald J. Stebbins
(3)	Paul J. Humphries	(7)	Francisco S. Uranga
(4)	James S. McElya

For All ☐	Withhold All ☐		For All Except ☐

To withhold authority for vote for an individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. To approve, in a non-binding advisory vote, executive compensation.

☐ For	☐ Against	☐ Abstain

3. To approve our reincorporation from California to Delaware.

☐ For	☐ Against	☐ Abstain

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 27, 2015.

☐ For	☐ Against	☐ Abstain

Note: In their discretion, the proxies are authorized to act upon such other matters as may properly come before the Annual Meeting of Shareholders or any postponement(s) or adjournment(s) thereof.

Shareholder Signature	Date

Title

Shareholder (Joint Owner) Signature	Date

Title